UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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KELLOGG COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49017-3534
Dear Shareowner:
It is my pleasure to invite you to attend the 2017 Annual Meeting of Shareowners of Kellogg Company. This year, the meeting will be held at 1:00 p.m. Eastern Time on April 28, 2017 at the McCamly Plaza Hotel, 50 Capital Avenue SW, Battle Creek, Michigan.
The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Directors.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareowners on the Internet. We believe these rules allow us to provide our Shareowners with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.
Attendance at the Annual Meeting will be limited to Shareowners only. Please note that, if you plan to attend the meeting you must request an admission ticket in advance. You can obtain an admission ticket by visiting www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included on your proxy card, voter instruction form, or notice. You can also request an admission ticket by e-mail at investor.relations@kellogg.com or by writing to Kellogg Company Shareowner Services, One Kellogg Square, Battle Creek, MI 49017-3534. Written requests must be received by April 21, 2017. Evidence of your stock ownership, which you may obtain from your bank, stockbroker, etc., must accompany your letter. Seating at the new annual meeting location is limited, and requests for tickets will be processed in the order in which they are received. In any event, you must register on or prior to April 27, 2017 if you wish to attend the annual meeting.
If any Shareowner needs special assistance at the meeting, please contact Shareowner Services at (269) 961-2800.
Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy or voting instruction card by mail, you may sign, date and mail the card in the envelope provided.
Sincerely,
John Bryant
Chairman and Chief Executive Officer
March 8, 2017

KELLOGG COMPANY
One Kellogg Square
Battle Creek, Michigan 49017-3534
NOTICE OF THE ANNUAL MEETING OF SHAREOWNERS
TO BE HELD APRIL 28, 2017

TO OUR SHAREOWNERS:
The 2017 Annual Meeting of Shareowners of Kellogg Company, a Delaware corporation, will be held at 1:00 p.m. Eastern Time on April 28, 2017 at the McCamly Plaza Hotel, 50 Capital Avenue SW, Battle Creek, Michigan, for the following purposes:

1.	To elect four Directors for a three-year term to expire at the 2020 Annual Meeting of Shareowners;

2.	To vote on an advisory resolution to approve executive compensation;

3.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

4.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP for our 2017 fiscal year;

5.	To approve the Kellogg Company 2017 Long-Term Incentive Plan;

6.	To consider and act upon a Shareowner proposal to amend the proxy access bylaw, if properly presented at the meeting; and

7.	To take action upon any other matters that may properly come before the meeting, or any adjournments thereof.
Only Shareowners of record at the close of business on March 1, 2017 will receive notice of and be entitled to vote at the meeting or any adjournments. We look forward to seeing you there.
By Order of the Board of Directors,
Gary Pilnick
Vice Chairman, Corporate Development and Chief Legal Officer

March 8, 2017

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ii

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREOWNERS
TO BE HELD ON FRIDAY, APRIL 28, 2017

ABOUT THE MEETING

Information About this Proxy Statement.
Why You Received this Proxy Statement.    You have received these proxy materials because our Board of Directors, which we refer to as the Board, is soliciting your proxy to vote your shares at the 2017 Annual Meeting of Shareowners of Kellogg to be held at 1:00 p.m. Eastern Time at the McCamly Plaza Hotel, 50 Capital Avenue SW, in Battle Creek, Michigan, on Friday, April 28, 2017, or any adjournments thereof. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. On March 8, 2017, we began to mail to our Shareowners of record as of the close of business on March 1, 2017, either a notice containing instructions on how to access this proxy statement and our annual report online or a printed copy of these proxy materials. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; phone number: (877) 910-5385 or e-mail: shareholder@broadridge.com.
Notice of Electronic Availability of Proxy Statement and Annual Report.    As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to our Shareowners electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Summary Processing.    The Securities and Exchange Commission’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. This printing method is referred to as “summary processing” and may result in cost savings. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted Shareowner prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any Shareowner to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a Shareowner sharing an address with another Shareowner and wish to receive only one copy of future notices or annual meeting materials for your household, please contact Broadridge at the above phone number or address.
Who Can Vote — Record Date.    The record date for determining Shareowners entitled to vote at the Annual Meeting is March 1, 2017. Each of the approximately 350,050,725 shares of Kellogg common stock issued and outstanding on that date is entitled to one vote at the Annual Meeting.
How to Vote — Proxy Instructions.    If you received a notice of electronic availability, you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareowner of record. As the shareowner of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, nominee or trustee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.
By Telephone or Internet — You may submit your proxy by following the instructions provided in the notice of electronic availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Thursday, April 27, 2017.
By Mail — If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, nominee or trustee, and mailing it in the enclosed envelope.
If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us by April 27, 2017.
Whether you vote by telephone, over the Internet or by mail, you may specify: whether your shares should be voted for all, some or none of the nominees for Director (Proposal 1); whether you approve, disapprove, or abstain from voting on the advisory resolution to approve Kellogg’s executive compensation (Proposal 2); whether you vote for advisory votes on executive compensation to occur every one, two or three years or abstain from voting (Proposal 3); whether you approve, disapprove, or abstain from voting on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2017 (Proposal 4); whether you approve, disapprove, or abstain from voting on the Kellogg Company 2017 Long-Term Incentive Plan (Proposal 5); and whether you approve, disapprove, or abstain from voting on the Shareowner proposal, if properly presented at the meeting (Proposal 6).
When a properly executed proxy is received, the shares represented thereby, including shares held under our Dividend Reinvestment Plan, will be voted by the persons named as the proxy according to each Shareowner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under our Savings & Investment Plans and other applicable employee benefit plans.
If the proxy is properly executed but you do not specify how you want to vote your shares on your proxy card or voting instruction card, or voting by telephone or over the Internet, we will vote them “For” the election of all nominees for Director as set forth under Proposal 1 - Election of Directors below, “For” Proposals 2, 4 and 5, “One Year” on Proposal 3, and “Against” Proposal 6, and otherwise at the discretion of the persons named in the proxy card.
Revocation of Proxies.    If you are a shareowner of record, you may revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to our Secretary;

•	by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the meeting.

If your shares are held in street name, you must contact your broker, nominee or trustee to revoke and vote your proxy.
Quorum.    A quorum of Shareowners is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the Shareowners at the Annual Meeting are present, in person or by proxy. Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, nominees would have discretionary voting power for ratification of PricewaterhouseCoopers LLP (Proposal 4), but not for voting on the election of Directors (Proposal 1), the advisory resolution to approve Kellogg’s executive compensation (Proposal 2), the advisory vote on the frequency of advisory votes on executive compensation (Proposal 3), the approval of the Kellogg Company 2017 Long-Term Incentive Plan (Proposal 5), or the Shareowner proposal (Proposal 6).
Required Vote.    Our Board has adopted a majority voting policy which applies to the election of Directors. Under this policy, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation following certification of the Shareowner vote. Our Board’s Nominating and Governance Committee would then consider the offer of resignation and make a recommendation to our independent Directors as to the action to be taken with respect to the offer. This policy does not apply in contested elections. For more information about this policy, see “Corporate Governance — Majority Voting for Directors; Director Resignation Policy.”
Under Delaware law, a nominee who receives a plurality of the votes cast at the Annual Meeting will be elected as a Director (subject to the resignation policy described above). The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as Directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether our Director resignation policy will apply to that individual. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.
The option of one year, two years or three years that receives a majority of all the votes cast by Shareowners will be the frequency for the advisory vote on executive compensation (Proposal 3) that has been selected by Shareowners. However, in the event that no option under Proposal 3 receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by Shareowners. The affirmative vote of the holders representing a majority of the shares present and entitled to vote at the Annual Meeting is necessary to approve the advisory resolution on Kellogg’s executive compensation (Proposal 2), to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2017 (Proposal 4), to approve the Kellogg Company 2017 Long Term Incentive Plan (Proposal 5) and to approve the Shareowner proposal (Proposal 6).
Shares present but not voted because of abstention will have the effect of a “no” vote on Proposals 2, 4, 5 and 6. Abstentions will not impact the outcome on Proposal 3. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters (a broker “non-vote”) such as Proposals 1, 2, 3, 5 and 6. Shares subject to a broker “non-vote” will not be considered entitled to vote with respect to Proposals 1, 2, 3, 5 and 6, and will have no effect on the outcome of Proposals 1, 2, 3, 5 and 6. Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.
Other Business.    We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.
Costs.    We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of the Kellogg common stock at our expense. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $16,000, plus reasonable expenses.
Directions to Annual Meeting.    To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at (269) 961-2800 or at investor.relations@kellogg.com.

SECURITY OWNERSHIP

Five Percent Holders.    The following table shows each person who, based upon their most recent filings or correspondence with the SEC, beneficially owns more than 5% of our common stock.

Beneficial Owner/Address	Shares Beneficially Owned		Percent of Class on December 31, 2016
W.K. Kellogg Foundation Trust(1) c/o The Bank of New York Mellon Corporation One Wall Street New York, NY 10286	74,667,230	(2)	21.3%
KeyCorp 127 Public Square Cleveland, OH 44114-1306	26,326,197	(3)	7.5%
Gordon Gund 14 Nassau Street Princeton, NJ 08542-4523	26,162,580	(4)	7.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	19,025,371	(5)	5.4%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	18,313,885	(6)	5.2%

(1)
According to a Schedule 13G/A filed with the SEC on February 9, 2017, the W.K. Kellogg Foundation Trust (the “Kellogg Trust”) shares voting and investment power with the W.K. Kellogg Foundation (the “Kellogg Foundation”) and the trustees of the Kellogg Trust with respect to 68,374,190 shares of Kellogg Company, or 19.5% of our outstanding shares on December 31, 2016. As of that date, the trustees of the Kellogg Trust were John Bryant, Fred Keller, La June Montgomery Tabron and The Bank of New York Mellon Trust Company, N.A. The Kellogg Foundation, a Michigan charitable corporation, is the sole beneficiary of the Kellogg Trust. Under the agreement governing the Kellogg Trust (the “Agreement”), at least one trustee of the Kellogg Trust must be a member of the Kellogg Foundation’s Board, and one member of our Board must be a trustee of the Kellogg Trust. The Agreement provides if a majority of the trustees of the Kellogg Trust (which majority must include the corporate trustee) cannot agree on how to vote the Kellogg stock, the Kellogg Foundation has the power to direct the voting of such stock. With certain limitations, the Agreement also provides that the Kellogg Foundation has the power to approve successor trustees, and to remove any trustee of the Kellogg Trust. The shares of Kellogg Company owned directly by Mr. Bryant and Ms. Montgomery Tabron are reflected in the Officer and Director Stock Ownership table below.

(2)
According to a Schedule 13G/A filed with the SEC on February 3, 2017, The Bank of New York Mellon Corporation (“BONYMC”) has sole voting power for 5,374,203 shares, shared voting power for 68,403,225 shares (including those shares beneficially owned by the Kellogg Trust), sole investment power for 6,219,088 shares and shared investment power for 68,428,015 shares (including those shares beneficially owned by the Kellogg Trust). BONYMC, as parent holding company for The Bank of New York Mellon Trust Company, N.A., (“BONY”), as trustee of the Kellogg Trust, shares voting and investment power with the other three trustees with respect to the 68,374,190 shares owned by the Kellogg Trust, which shares are reflected in BONYMC’s totals above. The remaining shares not owned by the Kellogg Trust that are disclosed in the table above represent shares beneficially owned by BONYMC and BONY unrelated to the Kellogg Trust.

(3)
According to a Schedule 13G/A filed with the SEC on February 7, 2017, KeyCorp, as trustee for certain Gund family trusts, including the trusts discussed under (4) below, as well as other trusts, has sole voting power for

50,463 shares, shared voting power for 6,749 shares, sole investment power for 26,289,754 shares and shared investment power for 30,233 shares.

(4)
According to a Schedule 13G/A filed with the SEC on February 9, 2017, Gordon Gund has sole voting power for 26,036,457 shares, shared voting power for 126,123 shares, sole investment power for 21,236 shares and shared investment power for 126,236 shares. Of the shares over which Gordon Gund has sole voting power, 26,015,221 are held by various trusts for the benefit of certain members of the Gund family, as to which shares Gordon Gund disclaims beneficial ownership.

(5)
According to a Schedule 13G filed with the SEC on February 10, 2017, The Vanguard Group has sole voting power for 402,517 shares, shared voting power for 76,939 shares, sole investment power for 18,554,606 shares and shared investment power for 470,765 shares.

(6)	According to a Schedule 13G filed with the SEC on January 30, 2017, BlackRock, Inc. has sole voting power for 15,779,291 shares and sole investment power for 18,313,885 shares.
Officer and Director Stock Ownership.    The following table shows the number of shares of Kellogg common stock beneficially owned as of January 15, 2017, by each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group.

Name(9)	Shares(1)	Options(2)	Deferred Stock Units(3)	Total Beneficial Ownership(4)	Percentage
Non-NEO Directors
Stephanie Burns	7,456	0	2,235	9,691	*
John Dillon (5)	76,398	5,000	0	81,398	*
Richard Dreiling	27	0	806	833	*
Zachary Gund (6)	1,637,331	0	3,291	1,640,622	*
Jim Jenness	124,080	0	12,108	136,188	*
Donald Knauss	26,882	6,931	0	33,813	*
Mary Laschinger	11,224	0	6,849	18,073	*
Cynthia Milligan	10,646	0	0	10,646	*
La June Montgomery Tabron (7)	7,456	0	0	7,456	*
Rogelio Rebolledo	24,459	2,534	0	26,993	*
Carolyn Tastad	3,029	0	0	3,029	*
Noel Wallace	3,431	0	0	3,431	*
Named Executive Officers
John Bryant (7)	295,418	949,266	10,386	1,255,070	*
Paul Norman	73,899	239,633	0	313,532	*
Ron Dissinger	30,019	224,700	0	254,719	*
Chris Hood	4,391	119,499	0	123,890	*
Gary Pilnick	54,772	236,299	0	291,071	*
All Directors and executive officers as a group (23) persons)(8)	2,465,556	2,046,761	35,675	4,547,992	1.3%

*	Less than 1%.

(1)
Represents the number of shares beneficially owned, excluding shares which may be acquired through exercise of stock options and units held under our deferred compensation plans. Includes the following number of shares held in Kellogg’s Grantor Trust for Directors and Executives related to the annual grants of deferred shares for Non-Employee Directors, which shares are subject to restrictions on voting and investment: Dr. Burns, 7,456 shares; Mr. Dillon, 45,864 shares; Mr. Zachary Gund, 5,474 shares; Mr. Jenness, 17,078 shares; Mr. Knauss,

26,882 shares; Ms. Laschinger, 11,224 shares; Ms. Milligan, 10,187 shares; Ms. Montgomery Tabron, 7,456 shares; Mr. Rebolledo, 24,459 shares; Ms. Tastad 3,029 shares; Mr. Wallace 3,431 shares; and all Directors as a group, 162,540 shares.

(2)	Represents options that were exercisable on January 15, 2017 and options that become exercisable within 60 days of January 15, 2017.

(3)
Represents the number of common stock units held under our deferred compensation plans as of January 15, 2017. For additional information, refer to “2016 Director Compensation and Benefits — Elective Deferral Program” and “Compensation Discussion and Analysis — Compensation Policies — Deductibility of Compensation and Other Related Issues” for a description of these plans.

(4)	None of the shares listed have been pledged as collateral.

(5)	Includes 250 shares held for the benefit of a son, over which shares Mr. Dillon disclaims beneficial ownership.

(6)
Includes: (i) 3,657 shares held by a trust for the benefit of Mr. Zachary Gund and certain members of his family, of which Mr. Zachary Gund is one of several trustees; (ii) 9,200 shares held in a trust for the benefit of certain members of Mr. Zachary Gund’s family, of which a family member of Mr. Zachary Gund’s is the trustee; and (iii) 1,619,000 shares held in family partnerships, the partners of which include a trust for the benefit of Mr. Zachary Gund and he serves as a manager of these partnerships. As a result of these relationships, Mr. Zachary Gund may have voting and dispositive power over all such shares. Mr. Zachary Gund disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(7)
Does not include shares owned by the Kellogg Trust, as to which Mr. Bryant and Ms. Montgomery Tabron, as trustees of the Kellogg Trust as of the date of this table, share voting and investment power, or shares as to which the Kellogg Trust or the Kellogg Foundation have a current beneficial interest.

(8)
Includes 250 shares owned by or held for the benefit of children, over which the applicable Director, or executive officer disclaims beneficial ownership; 3,657 shares held by a trust for the benefit of the applicable Director and certain family members, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 9,200 shares held in a trust for the benefit of certain family members of the applicable Director, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 1,619,000 shares held in family partnerships, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; and 8,325 shares held in our Savings & Investment Plans; and 13,357 restricted shares, which contain some restrictions on investment.

(9)	Mr. Gordon Gund and Ms. McLaughlin Korologos retired from the Board during 2016.
Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and greater-than-10% Shareowners to file reports with the SEC. SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports and written certifications provided to us, we believe that the filing requirements for all of these reporting persons were complied with during fiscal 2016.

CORPORATE GOVERNANCE

Board-Adopted Corporate Governance Guidelines.    We operate under corporate governance principles and practices (the “Corporate Governance Guidelines") that are designed to maximize long-term Shareowner value, align the interests of the Board and management with those of our Shareowners and promote high ethical conduct among our Directors and employees. The Corporate Governance Guidelines include the following:

•
A majority of the Directors, and all of the members of the Audit Committee, Compensation and Talent Management Committee ("C&T Committee"), and Nominating and Governance Committee, are required to meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.

•
One of the Directors is designated a Lead Director, who chairs and may call executive session meetings of the independent, non-employee Directors, approves proposed meeting agendas and schedules, and establishes a method for Shareowners and other interested parties to communicate with the Board.

•	The Board reviews CEO succession planning at least once per year.

•	The Board and each Board committee have the power to hire independent legal, financial or other advisors as they may deem necessary, at our expense.

•
The Corporate Governance Guidelines provide that non-employee Directors meet in executive session at least three times annually. As a general practice, the non-employee Directors meet in executive session at each Board meeting, and did so in 2016.

•	The Board and Board committees conduct annual performance evaluations to assess whether the Board, its committees, and the Directors are functioning effectively.

•
The independent members of the Board use the recommendations from the Nominating and Governance Committee and C&T Committee to conduct an annual review of the CEO’s performance and determine the CEO’s compensation.

•
Non-employee Directors who change their principal responsibility or occupation from that held when they were elected shall offer his or her resignation for the Board to consider the continued appropriateness of Board membership under the circumstances.

•	Directors have access to Kellogg officers and employees.

•	Continuing education is provided to Directors consistent with our Board education policy.

•
No Director may be nominated for a new term if he or she would be seventy-two or older at the time of election, unless the Board determines that it is in the best interest of Kellogg to re-nominate the independent Director for additional terms due to his or her unique capabilities or special circumstances.

•	No Director shall serve as a director, officer or employee of a competitor.

•	No Director should serve on more than four other boards of public companies in addition to Kellogg.

•
All Directors are expected to comply with stock ownership guidelines for Directors, under which they are generally expected to hold at least five times their annual cash retainer in stock and stock equivalents.

Board Leadership Structure; Communication with the Board.    The following section describes Kellogg’s Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices.
Our Board is composed of eleven independent Directors, and Mr. Bryant, our current Chairman of the Board and CEO, and Mr. Jenness (who was our Executive Chairman until June 2014). One of our independent directors, Mr.

Rebolledo, will be retiring at our 2017 Annual Meeting of Shareowners. In 2016, the Board had six standing Committees: (i) Audit, (ii) C&T, (iii) Nominating and Governance, (iv) Manufacturing, (v) Social Responsibility and Public Policy, and (vi) Executive. The Audit, C&T, and Nominating and Governance committees are composed solely of independent Directors, each with a different independent Director serving as committee chair. We believe that the mix of experienced independent and management Directors that make up our Board, along with the independent role of our Lead Director and our independent Board Committee composition, benefits Kellogg and its Shareowners.
The Board believes that it is beneficial to Kellogg and its Shareowners to designate one of the Directors as a Lead Director. The Lead Director serves a variety of roles, including reviewing and approving Board agendas, meeting materials and schedules to confirm the appropriate Board and committee topics are reviewed and sufficient time is allocated to each; serving as liaison between the Chairman and CEO and non-management Directors (however, each Director has direct and regular access to the Chairman and CEO); presiding at the executive sessions of independent Directors and at all other meetings of the Board of Directors at which the Chairman of the Board is not present; calling an executive session of independent Directors at any time, consistent with the Corporate Governance Guidelines; and coordinating succession planning for the Board, including by having the Nominating and Governance Committee and the independent Directors regularly discuss and evaluate CEO succession plans. Don Knauss, an independent Director and the Chairman of the Nominating and Governance Committee, is currently our Lead Director. Mr. Knauss is an effective Lead Director for Kellogg due to, among other things, his independence, his board leadership experience as CEO, Chairman and Executive Chairman of The Clorox Company, strong strategic and financial acumen, commitment to ethics, extensive knowledge of the retail environment and branded consumer products, and deep understanding of Kellogg and its business obtained while serving as a Kellogg Director. Mr. Knauss may be contacted at donald.knauss@kellogg.com. Any communications which Shareowners or interested parties may wish to send to the Board may be directly sent to Mr. Knauss at this e-mail address.
The Board regularly reviews the Company's strategy, including reviews of key components of the strategy throughout the year. The Company also regularly communicates with its Shareowners through its Shareowner outreach program. A regular topic in those discussions is Company strategy. Shareowner insights are provided to the full Board and its Committees as part of its decision-making process.
With respect to the roles of Chairman and CEO, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Mr. Bryant became CEO in January 2011 and for the first three years of his tenure as CEO, the roles of Chairman and CEO were separate. On July 1, 2014, the Chairman and CEO roles were combined, with the Board electing Mr. Bryant as Chairman of the Board. The Board believes that the combined roles of Chairman and CEO, together with the separate role of our Lead Director, is currently the most effective leadership structure for Kellogg for many reasons, including Mr. Bryant’s extensive knowledge of our business, operations, and risks acquired in his various roles at Kellogg including as CEO, which gives him the insight necessary to combine the responsibilities of strategic development along with management of day-to-day operations and execution. As stated in the Corporate Governance Guidelines, the Board believes that the combination or separation of these offices should continue to be considered as part of the succession planning process.
Our Board conducts an annual performance evaluation to determine whether the Board, its committees, and the Directors are functioning effectively. The Board evaluation occurs during the first half of each year, between February and April. In addition, focus areas identified through the evaluation are incorporated into the Board's agenda for the balance of the year to monitor its progress. Each committee also conducts its own annual self-evaluation to assess the functioning of the committee and the effectiveness of the committee members, including the committee chair.
As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for Kellogg and its Shareowners. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that Kellogg, like many U.S. companies, has been well-served by this flexible leadership structure.
Board Oversight of Enterprise Risk.    The Board utilizes our Enterprise Risk Management ("ERM") process to assist in fulfilling its oversight of our risks. Management, who is responsible for day-to-day risk management, conducts a formal risk assessment of Kellogg’s business annually. The risk assessment process is global in nature and has been developed to identify and assess Kellogg’s current and emerging risks, including the nature of the risk, as well as to identify steps to mitigate and manage the controllable aspects of each risk. Several hundred of our key business leaders, functional heads and other managers are surveyed and/or interviewed to develop this information.
While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. As such, one of the leaders of the ERM process is the Vice President, Internal Audit, who reports to the Chair of the Audit Committee. The Audit Committee and the full Board at each of their regularly scheduled meetings receive an update on the key enterprise risks, including current status and action items.
The results of the risk assessment are reviewed with the Audit Committee and the full Board. The centerpiece of the assessment is the discussion of key risks which includes the potential magnitude and likelihood of each risk. As part of the process for assessing each risk, management identifies the nature of the risk, the senior executive responsible for managing the risk, the potential impact of the risk, management’s initiatives to manage the risk, the most recent Board or Committee update, and the timing of the next scheduled Board or Committee review.
The results of the risk assessment are then integrated into the Board’s processes. Oversight responsibility for each risk is allocated among the full Board and its Committees, and specific Board and Committee agendas are developed accordingly. Each Committee chair works directly with Kellogg’s key senior executive responsible for the matters allocated to the Committee to develop agenda topics, review materials to be discussed with the Committee, and otherwise discuss those topics relating to the particular Committee. Through this process, each key risk is reviewed at least annually, with many topics reviewed on several occasions throughout the year.
Due to the dynamic nature of risk and the business environment generally, at every Audit Committee meeting, the Company provides a status report on all key enterprise risks, and regularly provides a more in depth report on select topics. In addition, adjustments are made to Board and Committee agendas throughout the year so that enterprise risks are reviewed at the relevant times. This process facilitates the Board’s ability to fulfill its oversight responsibilities of Kellogg’s risks.
Majority Voting for Directors; Director Resignation Policy.    In an uncontested election of Directors (that is, an election where the number of nominees is equal to the number of seats open) any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Nominating and Governance Committee (following certification of the Shareowner vote) for consideration in accordance with the following procedures.
The Nominating and Governance Committee would promptly consider such resignation and recommend to the Qualified Independent Directors (as defined below) the action to be taken with respect to such offered resignation, which may include: (1) accepting the resignation; (2) maintaining the Director but addressing what the Qualified Independent Directors believe to be the underlying cause of the withheld votes; (3) determining that the Director will not be renominated in the future for election; or (4) rejecting the resignation. The Nominating and Governance Committee would consider all relevant factors including, without limitation: (a) the stated reasons why votes were withheld from such Director; (b) any alternatives for curing the underlying cause of the withheld votes; (c) the tenure and qualifications of the Director; (d) the Director’s past and expected future contributions to Kellogg; (e) our Director criteria; (f) our Corporate Governance Guidelines; and (g) the overall composition of the Board, including whether accepting the resignation would cause Kellogg to fail to meet any applicable SEC or NYSE requirement.
The Qualified Independent Directors would act on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the Shareowners’ meeting where the election occurred. In considering the Nominating and Governance Committee’s recommendation, the Qualified Independent Directors would consider the factors considered by the Nominating and Governance Committee and such additional information and factors the Board believes to be relevant. Following the Qualified Independent Directors’ decision, Kellogg would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached or, if applicable, the reasons for rejecting the tendered resignation).
To the extent that a resignation is accepted, the Nominating and Governance Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any Director who tenders his or her resignation pursuant to this provision would not participate in the Nominating and Governance Committee’s recommendation or Qualified Independent Directors’ consideration regarding whether to accept the tendered resignation. Prior to voting, the Qualified Independent Directors would afford the Director an opportunity to provide any information or statement that he or she deems relevant. If a majority of the members of the Nominating and Governance Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, then the remaining Qualified Independent Directors who are on the Board who did not receive a greater number of votes “withheld” from their election than votes “for” their election (or who were not standing for election) would consider the matter directly or may appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations that would make the recommendation to the Board whether to accept or reject them.
For purposes of this policy, the term “Qualified Independent Directors” means:

•	All Directors who (1) are independent Directors (as defined in accordance with the NYSE Corporate Governance Rules) and (2) are not required to offer their resignation in accordance with this policy.

•
If there are fewer than three independent Directors then serving on the Board who are not required to offer their resignations in accordance with this policy, then the Qualified Independent Directors shall mean all of the independent Directors and each independent Director who is required to offer his or her resignation in accordance with this Policy shall recuse himself or herself from the deliberations and voting only with respect to his or her individual offer to resign.

Director Independence.    The Board has determined that all current Directors (other than Mr. Bryant and Mr. Jenness) are independent based on the following standards: (a) no entity (other than a charitable entity) of which such a Director is an employee in any position or any immediate family member (as defined) is an executive officer, made payments to, or received payments from, Kellogg and its subsidiaries in any of the 2016, 2015, or 2014 fiscal years in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues; (b) no such Director, or any immediate family member employed as an executive officer of Kellogg or its subsidiaries, received in any twelve month period within the last three years more than $120,000 per year in direct compensation from Kellogg or its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service; (c) Kellogg did not employ such Director in any position, or any immediate family member as an executive officer, during the past three years; (d) no such Director was a current partner or employee of a firm that is Kellogg’s internal or external auditor (“Auditor”), no immediate family member of such Director was a current partner of the Auditor or an employee of the Auditor who personally worked on our audit, and no Director or immediate family member of such Director was during the past three years a partner or employee of the Auditor and personally worked on our audit within that time; (e) no such Director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of Kellogg served on the compensation committee of such company; and (f) no other material relationship exists between any such Director and Kellogg or our subsidiaries.
The Board also considers from time to time commercial ordinary-course transactions as it assesses independence status, including transactions relating to selling product and marketing arrangements. The Board has concluded that these transactions did not impair Director independence for a variety of reasons including that the amounts in question were considerably under the thresholds set forth in our independence standards and the relationships were not deemed material.
Shareowner Recommendations for Director Nominees.    The Nominating and Governance Committee will consider Shareowner nominations for membership on the Board. For the 2018 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017, which will forward them to the Chairman of the Nominating and Governance Committee. Recommendations must be in writing and we must receive the recommendation not earlier than November 8, 2017 and not later than December 8, 2017. Recommendations must also include certain other requirements specified in our bylaws.
When filling a vacancy on the Board, the Nominating and Governance Committee identifies the desired skills and experience of a new Director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Directors. The Nominating and Governance Committee may, as it has done in the past, engage third parties to assist in the search and provide recommendations. Also, Directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Corporate Governance Guidelines and the Nominating and Governance Committee charter, and the same process would be used for all candidates, including candidates recommended by Shareowners.
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for Annual Meeting.    In February 2016, our Board amended our bylaws to implement proxy access. As amended, our bylaws permit a Shareowner, or a group of up to 20 Shareowners, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the Shareowner(s) and the nominee(s) satisfy the requirements specified in the bylaws. For the 2018 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017-3534. Any such nomination must be received by us not earlier than October 11, 2017 and not later than November 10, 2017. Any such nomination must meet the other requirements set forth in our bylaws.
Attendance at Annual Meetings.    All incumbent Directors are expected to attend the Annual Meeting of Shareowners. All of our then incumbent Directors attended the 2016 Annual Meeting of Shareowners.
Code of Conduct/Ethics.    We have adopted the Code of Conduct for Kellogg Company Directors and Global Code of Ethics for Kellogg Company employees (including the CEO, CFO, other named executive officers, and corporate controller). Any amendments to or waivers of the Global Code of Ethics applicable to our CEO, CFO or corporate controller will be posted on www.kelloggcompany.com. There were no amendments to or waivers of the Global Code of Ethics in 2016.
Availability of Corporate Governance Documents.    Copies of the Corporate Governance Guidelines, the Charters of the Audit, C&T, and Nominating and Governance Committees of the Board, the Code of Conduct for Kellogg Company Directors, and Global Code of Ethics for Kellogg Company employees can be found on the Kellogg Company website at www.kelloggcompany.com under “Investor Relations”, then “Corporate Governance.” Shareowners may also request a free copy of these documents from: Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department at that same address (phone: (269) 961-2800) or investor.relations@kellogg.com.

BOARD AND COMMITTEE MEMBERSHIP

The Board routinely reviews Board composition to ensure that it has the right balance of skills to fulfill its oversight obligations for Shareowners. As part of that process, the Nominating and Governance Committee and the Board consider current tenure and potential retirements. Over the last several years our Board has been refreshing naturally, including six new Directors since the beginning of 2014.
The Board had the following standing committees in 2016: (i) Audit; (ii) C&T; (iii) Nominating and Governance; (iv) Manufacturing; (v) Social Responsibility and Public Policy; and (vi) Executive.
The Board held seven meetings in 2016. All of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of all Board committees of which the Directors were members during 2016 that were held while such Directors were on the Board.
The table below provides 2016 membership and meeting information for each Board committee as of December 31, 2016 (last day of fiscal year):

Name(3)	Audit	Compensation and Talent Management	Nominating and Governance	Manufacturing	Social Responsibility and Public Policy	Executive
John Bryant(1)						Chair
Stephanie A. Burns	✓		✓	✓
John Dillon		Chair	✓			✓
Richard Dreiling(2)	✓
Zachary Gund	✓			Chair		✓
Jim Jenness				✓	✓
Don Knauss	✓	✓	Chair			✓
Mary Laschinger		✓	✓
Cynthia Milligan		✓			Chair	✓
La June Montgomery Tabron				✓	✓
Rogelio Rebolledo	Chair	✓				✓
Carolyn M. Tastad		✓
Noel R. Wallace	✓
2016 Meetings Held	5	5	3	3	3

(1)	Mr. Bryant is not a formal member of any committee (other than Executive) and attends meetings for each committee.

(2)	Mr. Dreiling was elected as Director, and his initial term commenced, on June 13, 2016.

(3)
Mr. Gordon Gund and Ms. McLaughlin Korologos retired from the Board during 2016. Consequently, they are not included in the table above because they were not members of the Board as of December 31, 2016. During 2016, Mr. Gordon Gund served on the C&T, Nominating and Governance, and Executive Committees and Ms. McLaughlin Korologos served on the C&T, Nominating and Governance, Social Responsibility and Public Policy, and Executive Committees.

Audit Committee.    Pursuant to a written charter, the Audit Committee, among other things, assists the Board in monitoring the integrity of our financial statements, the independence and performance of our independent registered public accounting firm, the performance of our internal audit function, our ERM process, our compliance with legal and regulatory requirements, and other related matters. The Audit Committee, or its Chair, also pre-approves all audit, internal control-related and permitted non-audit engagements and services by the independent registered public accounting firm and their affiliates. It also discusses and/or reviews specified matters with, and receives specified information or assurances from, Kellogg management and the independent registered public accounting firm. The

Committee also has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which directly reports to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. Mr. Rebolledo, the Chair of the Audit Committee, has been determined by the Board to be an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of SEC Regulation S-K.  Each of the Committee members meets the independence requirements of the New York Stock Exchange.
Compensation and Talent Management Committee.    Pursuant to a written charter, the C&T Committee, among other things: (a) reviews and approves the compensation philosophy and principles for senior executives; (b) reviews and makes recommendations for the compensation of senior management personnel and monitors overall compensation for senior executives, including reviewing risks arising from Kellogg’s compensation policies and practices; (c) reviews and recommends the compensation of the CEO; (d) reviews talent development; (e) has sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation; (f) oversees and administers employee benefit plans to the extent provided in those plans; (g) reviews with management employment and employment-related matters, including diversity and inclusion, and employment programs; and (h) reviews trends in management compensation. The Committee may form and delegate authority to subcommittees or the Chair when appropriate.
The C&T Committee, or its Chair, also approves all engagements and services to be performed by any consultants or advisors to the Committee. To assist the Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant — Frederic W. Cook (“Cook & Co.”). The consultant reports directly to the C&T Committee. Prior to retaining any such consultant, or other advisor, the Committee must consider whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the Committee determines to be relevant. Other than the work it performs for the C&T Committee and the Board, Cook & Co. does not provide any consulting services to Kellogg or its executive officers. For additional information about the independence of the Committee’s consultant, refer to “Compensation Discussion and Analysis — Compensation Approach — Independence.”
The Board has determined that each member of the C&T Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange and further qualifies as a non-employee Director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The members of the Committee are not current or former employees of Kellogg, are not eligible to participate in any of our executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of the Company, as defined under Rule 10c-1 under the Securities Exchange Act of 1934. Additionally, the composition of the Committee is designed to meet the tax deductibility criteria included in Section 162(m) of the Internal Revenue Code.
The C&T Committee is charged with overseeing the review and assessment of risks arising from Kellogg’s compensation policies and practices. This includes the Committee's annual review of our compensation program for design features considered to encourage excessive risk taking and Kellogg’s approach to those features. As part of its review, the Committee also assesses perspectives from independent experts and regulators. Kellogg uses a number of approaches to mitigate excessive risk taking, including significant weighting towards long-term incentive compensation, emphasizing qualitative goals in addition to a variety of quantitative metrics, and equity ownership guidelines. As a result of this review, together with input from the independent compensation consultant, the C&T Committee determined that the risks arising from Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellogg.
For additional information about the C&T Committee’s processes for establishing and overseeing executive compensation, refer to “Compensation Discussion and Analysis — Compensation Approach.”
Manufacturing Committee. Pursuant to a written charter, the Manufacturing Committee, among other things, assists the Board in discharging its oversight responsibilities with respect to topics relating to Kellogg’s manufacturing and supply chain practices, with the primary focus on Kellogg’s food quality and safety, manufacturing facility operations, people and labor strategies, and capital projects. As it deems appropriate, the

Committee reviews policies, programs and practices, and provides strategic advice and counsel concerning the matters set forth above including, but not limited to, food safety, employee health and safety, capacity utilization and planning, contingency planning, productivity programs, commodity purchasing and hedging programs, people utilization and people and labor strategies.
Nominating and Governance Committee. Pursuant to a written charter, the Nominating and Governance Committee, among other things, assists the Board by (a) identifying and reviewing the qualifications of candidates for Director and in determining the criteria for new Directors; (b) recommending nominees for Director to the Board; (c) recommending committee assignments; (d) reviewing annually the Board’s compliance with the Corporate Governance Guidelines; (e) reviewing annually the Corporate Governance Guidelines and recommends changes to the Board; (f) monitoring the performance of Directors and conducting performance evaluations of each Director before the Director’s re-nomination to the Board; (g) administering the annual evaluation of the Board; (h) providing annually an evaluation of CEO performance used by the independent members of the Board in their annual review of CEO performance; (i) considering and evaluating potential waivers of the Code of Conduct for Directors and Global Code of Ethics for senior officers (for which there were none in 2016); (j) making a report to the Board on CEO succession planning at least annually; (k) providing an annual review of the independence of Directors to the Board; (l) reviewing and recommending to the Board responses to Shareowner proposals; and (m) reviewing Director compensation. The Chair of the Nominating and Governance Committee, as Lead Director, also presides at executive sessions of independent Directors of the Board. Each of the Nominating and Governance Committee members meets the independence requirements of the New York Stock Exchange.
Social Responsibility and Public Policy Committee.    Pursuant to a written charter, the Social Responsibility and Public Policy Committee, among other things, assists the Board in discharging its oversight responsibilities with respect to certain social and public policy issues. The Committee reviews the Company's policies, programs and practices concerning public policy, government relations, philanthropic activities/charitable contributions, sustainability and related topics. The Committee is particularly focused on the intersection of philanthropy, public policy, and sustainability and the Company's goals.
Executive Committee.    Pursuant to a written charter, the Executive Committee is generally empowered to act on behalf of the Board between meetings of the Board, with some exceptions.

PROPOSAL 1 — ELECTION OF DIRECTORS

For more than 100 years, consumers have counted on Kellogg for great-tasting, high-quality and nutritious foods. Kellogg is the world’s leading producer of cereal, second largest producer of cookies and crackers, and a leading producer of savory snacks and frozen foods. Additional product offerings include toaster pastries, cereal bars, fruit-flavored snacks and veggie foods. Kellogg products are manufactured and marketed globally. As such, we believe that in order for our Board to effectively guide Kellogg to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve Kellogg and our Shareowners, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, and strategy and strategic planning. In addition, the Board must have specific knowledge related to Kellogg’s industry, such as expertise in branded consumer products and consumer dynamics, health and nutrition, innovation / research and development, international markets, manufacturing and supply chain, marketing, regulatory and government affairs, the retail environment, and sales and distribution.
The Nominating and Governance Committee believes that all Directors must, at a minimum, meet the criteria set forth in the Board’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Governance Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Governance Committee considers a nominee’s differences in viewpoint, professional experience, background, education, skill, age, race, gender and national origin. The Nominating and Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. The Committee seeks a diverse Board that is representative of our global business, Shareowners, consumers, customers, and employees. While the Nominating and Governance Committee carefully considers diversity when considering directors, it has not established a formal policy regarding diversity. The Nominating and Governance Committee also will consider a combination of factors for each director, including whether the nominee (1) has the ability to represent all Shareowners without a conflict of interest; (2) has the ability to work in and promote a productive environment; (3) has sufficient time and willingness to fulfill the substantial duties and responsibilities of a Director; (4) has demonstrated the high level of character and integrity that we expect; (5) possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a multi-national, publicly-traded company; and (6) has the ability to apply sound and independent business judgment.
The Nominating and Governance Committee has determined that all of our Directors meet the criteria and qualifications set forth in the Board’s Code of Conduct, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each Director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our Shareowners: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our Directors have the mature confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of the business and social realities of the global environment in which Kellogg operates, the independence and high performance standards necessary to fulfill the Board's oversight function, and the humility and style to interface openly and constructively with other Directors. Finally, the Director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Kellogg and its Shareowners, and guide the long-term sustainable, dependable performance of Kellogg.
Our amended restated certificate of incorporation and bylaws provide that the Board shall be composed of not less than seven and no more than fifteen Directors divided into three classes as nearly equal in number as possible, and that each Director shall be elected for a term of three years with the term of one class expiring each year. The

Board prefers approximately twelve members, but is willing to expand the Board in order to add outstanding candidates or to prepare for departures of Directors.
Four Directors have been nominated for re-election at the 2017 Annual Meeting to serve for a term ending at the 2020 Annual Meeting of Shareowners, and the proxies cannot be voted for a greater number of persons than the number of nominees named. There are currently thirteen members of the Board. In accordance with our retirement policy for directors, Mr. Rebolledo is not standing for re-election and will retire from the Board in connection with the 2017 Annual Meeting. At such time, the size of the Board will be reduced to twelve members.
The Board recommends that the Shareowners vote “FOR” the following nominees: John Bryant, Stephanie Burns, Ph.D., Richard Dreiling and La June Montgomery Tabron. Each nominee was recommended for re-election by the Nominating and Governance Committee for consideration by the Board and proposal to the Shareowners. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
We have a balanced Board which individually possesses the leadership and character commensurate with the role of director, and which collectively possesses the mix of skills necessary to provide appropriate oversight of a company the size and complexity of Kellogg. In addition, the Board possesses a strong mix of experienced and newer directors. The following skills have been identified by the Board as core competencies:

Accounting and Financial Acumen	Branded Consumer Products / Consumer Dynamics	Crisis Management	Health and Nutrition	Innovation / Research and Development
International and Emerging Markets	People Management	Manufacturing and Supply Chain	Marketing	Regulatory / Government
Retail Environment	Risk Management	Sales and Distribution	Social Responsibility	Strategy / Strategic Planning
Our Directors possess many of these competencies. For purposes of this Proxy Statement, the Director biographies highlight five of these competencies that each Director possesses.

Nominees for Election for a Three-Year Term Expiring at the 2020 Annual Meeting.

JOHN BRYANT. Mr. Bryant, age 51, has been Chairman of the Board of Kellogg Company since July 2014. In January 2011, he became President and CEO after having served as our Executive Vice President and COO since August 2008. He has been a member of Kellogg Company’s Board of Directors since July 2010. Mr. Bryant joined Kellogg in March 1998, and was promoted during the next eight years to a number of key financial and executive leadership roles. He was appointed Executive Vice President and CFO, Kellogg Company, President, Kellogg International in December 2006. In July 2007, Mr. Bryant was appointed Executive Vice President and CFO, Kellogg Company, President, Kellogg North America and in August

2008, he was appointed Executive Vice President, COO and CFO. Mr. Bryant served as CFO through December 2009. He has also been a trustee of the W. K. Kellogg Foundation Trust since 2015, and is a director of Macy's Inc.

As a result of these professional and other experiences, Mr. Bryant possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, crisis management, strategy and strategic planning, social responsibility, innovation and research and development, branded consumer products and consumer dynamics, health and nutrition, international and emerging markets, and has public company board experience that strengthens the Board’s collective knowledge, capabilities and experience.

STEPHANIE BURNS, Ph.D.  Dr. Burns, age 62, has served as a Kellogg Director since February 2014. Dr. Burns served as CEO of Dow Corning Corporation from 2004 to 2011 and its Chairman from 2006 through 2011. She began her career with Dow Corning in 1983 and later became Dow Corning’s first director of women’s health. Dr. Burns was elected to the Dow Corning Board of Directors in 2001 and elected as President in 2003. Dr. Burns is a director of HP Inc. and Corning Incorporated, and within the past five years, Dr. Burns has also served as a director of Dow Corning Corporation and GlaxoSmithKline plc.

As a result of these professional and other experiences, Dr. Burns has been determined to be an "Audit Committee Financial Expert" under the SEC's rules and regulations, possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, risk management, innovation and research and development, manufacturing and supply chain, regulatory and government affairs, and public company board experience (including specific experience in compensation, corporate relations, manufacturing, and social responsibility oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

RICHARD DREILING.  Mr. Dreiling, age 63, has served as a member of Kellogg Company’s Board of Directors since June 2016. Mr. Dreiling previously served as Chief Executive Officer of Dollar General Corporation, until his retirement in June 2015. He was also Chairman of Dollar General from December 2008 to January 2016, and served as Senior Advisor from June 2015 to January 2016. Mr. Dreiling has more than 40 years of diverse retail industry experience in consumer discount, drug store and grocery sectors. He spent 34 years with Safeway, Inc. in roles spanning marketing, manufacturing, distribution, merchandising and retail operations. Mr. Dreiling serves on the boards of Lowe’s Companies Inc., Aramark and PulteGroup Inc.

The Nominating and Governance Committee reviewed Mr. Dreiling's professional and other experiences, including his particular knowledge and experience in a variety of areas, including accounting and financial acumen, risk management, strategy and strategic planning, marketing, the retail environment, and public company board experience. The Nominating and Governance Committee considered Mr. Dreiling a candidate for the Board as Mr. Dreiling's knowledge and experience would strengthen the Board's collective knowledge, capabilities and experience.

LA JUNE MONTGOMERY TABRON. Ms. Montgomery Tabron, age 54, has served as a Kellogg Director since February 2014. Ms. Montgomery Tabron was elected President and CEO of the W.K. Kellogg Foundation effective January 2014. She is also a member of the Board of Trustees of the W.K. Kellogg Foundation since January 2014. During her 29 years with the W.K. Kellogg Foundation, she held various positions in finance, including Executive Vice President of Operations and Treasurer from March 2012 to December 2013, COO and Treasurer from January 2010 to February 2012, Vice President of Finance and Treasurer from September 2000 to December 2009, Assistant Vice President of Finance and Assistant Treasurer from

September 1997 to September 2000, and Controller from May 1987 to September 1997. Ms. Montgomery Tabron has also been a trustee of the W.K. Kellogg Foundation Trust since 2014.

As a result of these professional and other experiences, Ms. Montgomery Tabron possesses particular knowledge and experience in a variety of areas, including people management, strategy and strategic planning, social responsibility, health and nutrition, regulatory and government, and private company board experience (including specific experience in social responsibility oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

Continuing Directors to Serve Until the 2019 Annual Meeting.

MARY LASCHINGER. Ms. Laschinger, age 56, has served as a Kellogg Director since October 2012. She is Chairman of the Board and CEO of Veritiv Corporation. Previously, Ms. Laschinger served as Senior Vice President of International Paper Company from 2007 to June 2014, and as President of the xpedx distribution business from January 2010 to June 2014. She also served as President of the Europe, Middle East, Africa and Russia business at International Paper, Vice President and General Manager of International Paper’s Wood Products and Pulp businesses, as well as in other senior management roles in sales, marketing, manufacturing and supply chain at International Paper.

As a result of these professional and other experiences, Ms. Laschinger possesses particular knowledge and experience in a variety of areas, including people management, marketing, sales and distribution, branded consumer products and consumer dynamics, international and emerging markets, and has public company board experience that strengthens the Board’s collective knowledge, capabilities and experience.

CYNTHIA HARDIN MILLIGAN. Ms. Milligan, age 70, has served as a Kellogg Director since February 2013. She is Dean Emeritus of the College of Business Administration at the University of Nebraska-Lincoln, having served as Dean from June 1998 until May 2009. Prior to her tenure with the University of Nebraska at Lincoln, Ms. Milligan was President and Chief Executive Officer of Cynthia Milligan & Associates, a consulting group to financial institutions, from 1991 to 1998. Prior to that, she served as Director of Banking and Finance for the State of Nebraska from 1987 to 1991. She was also a Senior Partner at the law firm of Rembolt, Ludtke, Parker, Milligan & Berger, and an Adjunct Professor at Georgetown University Law Center and

the University of Nebraska College of Law, specializing in taxation and banking law. In addition, she previously served as a Director of the Kansas City Federal Reserve Omaha Branch. Ms. Milligan is a director of Wells Fargo & Company. She has also served as a member of the board of trustees of W.K. Kellogg Foundation since January 1999, and within the past five years, she has also served as a director of Raven Industries, Inc., and 20 Calvert sponsored mutual funds.

As a result of these professional and other experiences, Ms. Milligan possesses particular knowledge and experience in a variety of areas, including crisis management, strategy and strategic planning, social responsibility, health and nutrition, regulatory and government affairs, and public company board experience (including specific experience in credit, risk, governance, and social responsibility oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

CAROLYN TASTAD. Ms. Tastad, age 55, has served as a Kellogg Director since December 2015. Ms. Tastad is currently Group President, Procter & Gamble North America and has worked at Procter & Gamble since 1983 where she previously served in executive roles in the U.S., Canada, and Switzerland.

As a result of these professional and other experiences, Ms. Tastad possesses particular knowledge and experience in a variety of areas, including people management, marketing, sales and distribution, branded consumer products and consumer dynamics, and international and emerging markets that strengthens the Board's collective knowledge, capabilities and experience.

NOEL WALLACE. Mr. Wallace, age 52, has served as a Kellogg Director since October 2015. Mr. Wallace is currently Chief Operating Officer, Global Innovation and Growth and Hill's Pet Nutrition and has worked at Colgate-Palmolive since 1987 where he previously served in executive roles in North America, Europe, Latin America, and Africa.

As a result of these professional and other experiences, Mr. Wallace possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, risk management, innovation and research and development, branded consumer products and consumer dynamics, regulatory and government that strengthens the Board's collective knowledge, capabilities and experience.

Continuing Directors to Serve Until the 2018 Annual Meeting.

JOHN DILLON. Mr. Dillon, age 78, has served as a Kellogg Director since July 2000. He is Senior Advisor of Evercore Partners. He retired in October 2003 as Chairman of the Board and CEO of International Paper Company, a position he held since 1996, and retired as Chairman of the Business Roundtable in June 2003. Within the past five years, he has also served as a director of E. I. du Pont de Nemours and Company and Progressive Waste Solutions, Ltd.

As a result of these professional and other experiences, Mr. Dillon possesses particular knowledge and experience in a variety of areas, including crisis management, people management, sales and distribution, the retail environment, manufacturing and supply chain, international and emerging markets, and has public company board experience (including specific experience in auditing, compensation, governance, and manufacturing oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

ZACHARY GUND. Mr. Zachary Gund, age 46, has served as a Kellogg Director since December 2014. He is currently a Managing Partner of Coppermine Capital, LLC, where he has worked since 2001. Mr. Gund makes investment decisions and oversees several portfolio companies across many different sectors. His work has spanned both the manufacturing and service industries, including food manufacturing.

As a result of these professional and other experiences, Mr. Gund possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, crisis management, sales and distribution, the retail environment, and manufacturing and supply chain that strengthens the Board’s collective knowledge, capabilities and experience. Mr. Zachary Gund is the son of Mr. Gordon Gund.

JIM JENNESS. Mr. Jenness, age 70, has served as a Kellogg Director since July 2000. He was our Executive Chairman from February 2005 until June 2014, and served as our CEO from February 2005 through December 30, 2006. He also served as CEO of Integrated Merchandising Systems, LLC, a leader in outsource management of retail promotion and branded merchandising, from 1997 to December 2004. Before joining Integrated Merchandising Systems, Mr. Jenness served as Vice Chairman and COO of the Leo Burnett Company from 1996 to 1997 and, before that, as Global Vice Chairman North America and Latin America from 1993 to 1996. He is lead director of Kimberly-Clark Corporation and a director of Prestige Brands Holdings, Inc. Mr. Jenness also served as a trustee of the W.K. Kellogg Foundation Trust from 2005 to 2015.

As a result of these professional and other experiences, Mr. Jenness possesses particular knowledge and experience in a variety of areas, including social responsibility, marketing, innovation and research and development, manufacturing and supply chain, health and nutrition, and has public company board experience that strengthens the Board’s collective knowledge, capabilities and experience.

DON KNAUSS. Mr. Knauss, age 66, has served as a Kellogg Director since December 2007. Mr. Knauss retired as Executive Chairman of the Board of The Clorox Company in July 2015. He had served as Chairman and CEO of The Clorox Company from 2006 to 2014. He was Executive Vice President of The Coca-Cola Company and President and COO for Coca-Cola North America from February 2004 until September 2006. Previously, he was President of the Retail Division of Coca-Cola North America from January 2003 through February 2004 and President and CEO of The Minute Maid Company, a division of The Coca-Cola Company, from January 2000 until January 2003 and President of Coca-Cola Southern Africa from March 1998 until January 2000. Prior to that, he held various positions in marketing and sales with PepsiCo, Inc. and Procter & Gamble, and served as an officer in the United States Marine Corps. In addition, Mr. Knauss is a director of McKesson Corporation and Target Corporation, and within the past five years, he has also served as a director of URS Corporation.

As a result of these professional and other experiences, Mr. Knauss possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, risk management, crisis management, people management, the retail environment, and has public company board experience (including specific experience in auditing, manufacturing, and marketing oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

2016 DIRECTOR COMPENSATION AND BENEFITS

Only non-employee Directors receive compensation for their services as Directors. For information about the compensation of Mr. Bryant, refer to “Executive Compensation” beginning on page 43.
Our 2016 compensation for non-employee Directors was comprised of annual retainers and equity-based grants. The annual pay is designed to attract and retain diverse, highly-qualified, seasoned, and independent professionals to represent all of our Shareowners, and is targeted against the median of our compensation peer group. Refer to “Compensation Discussion and Analysis — Compensation Approach” for a description of the companies that make up our compensation peer group. The Nominating and Governance Committee reviews our Director compensation program on an annual basis with Cook & Co., the independent compensation consultant. Cook & Co. provides counsel to the Committee in a variety of ways, including an in-depth study that reports and analyzes the director compensation programs in the compensation peer group to ensure that the program is competitive, consistent with market practice, and designed to attract qualified directors. Although the Nominating and Governance Committee conducts this review on an annual basis, it considers adjustments to Director compensation every other year.
Our compensation is designed to create alignment between our Directors and our Shareowners through the use of equity-based grants. In 2016, approximately 60% of non-employee Director pay was in equity and approximately 40% was in cash.
Compensation as of December 31, 2016 (end of fiscal year), for non-employee Directors consisted of the following:

Type of Compensation	Value
Annual Cash Retainer (paid in quarterly installments)	$100,000
Annual Stock Awards Retainer (issued on May 9, 2016)	$150,000
Annual Cash Retainer for Lead Director / Committee Chair:
Lead Director	$20,000
Audit Committee	$20,000
C&T Committee	$20,000
Nominating and Governance Committee	$20,000
All Other Committees (other than Executive Committee where no retainer is paid)	$10,000
Actual annual pay varies somewhat among non-employee Directors based primarily on committee chair responsibilities. To the extent the dollar value of the Annual Stock Awards Retainer exceeds $150,000 at the time of the grant, the excess amount is deducted from the Annual Cash Retainer payments.
Stock Awards.    Stock awards are granted in early May and for non-employee Directors are automatically deferred pursuant to the Kellogg Company Grantor Trust for Non-Employee Directors. Under the terms of the Grantor Trust, shares are available to a Director only upon termination of service on the Board.
Business Expenses.    Kellogg pays for the business expenses related to Directors attending Kellogg meetings, including room, meals and transportation to and from Board and Committee meetings. At times, a Director may travel to and from Kellogg meetings on Kellogg corporate aircraft. Directors are also eligible to be reimbursed for attendance at qualified Director education programs.
Director and Officer Liability Insurance and Travel Accident Insurance.    Director and officer liability insurance (“D&O Insurance”) insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Our D&O Insurance policy does not break out the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors. Travel accident insurance provides benefits to each Director in the event of death or disability (permanent and total)

during travel on Kellogg corporate aircraft. Our travel accident insurance policy also covers employees and others while traveling on Kellogg corporate aircraft and, therefore, a dollar amount cannot be assigned for individual Directors.
Elective Deferral Program.    Under the Deferred Compensation Plan for Non-Employee Directors, non-employee Directors may each year irrevocably elect to defer all or a portion of their Board annual cash retainer payable for the following year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of our common stock. If the Board declares dividends, a fractional unit representing the dividend is credited to the account of each participating Director. A participant’s account balance is paid in stock upon termination of service as a Director. The balance is paid in a lump sum or in up to ten annual installments at the election of the Director. In the case of annual installments, dividend equivalents are earned and credited to the participant’s unpaid balance on the date earned until the account is distributed in full.
Minimum Stock Ownership Requirement.    All non-employee Directors are expected to comply with stock ownership guidelines, under which they are expected to hold at least five times the annual cash retainer ($500,000 — five times the $100,000 cash retainer) in stock or stock equivalents, subject to a five-year phase-in period for newly-elected Directors. As of December 31, 2016, all of the non-employee Directors exceeded or were on track to meet this requirement. Mr. Bryant is expected to comply with the stock ownership guidelines described in “Compensation Discussion and Analysis — Compensation Policies — Executive Stock Ownership Guidelines,” which is at least six times annual base salary. Mr. Bryant exceeds his stock ownership guideline.
Discontinued Program. Prior to December 1995, we had a Directors’ Charitable Award Program pursuant to which Kellogg would contribute an aggregate of $1 million upon the death of a Director to organizations of the Directors choice (up to four). In 1995, the Board discontinued this program for Directors first elected after December 1995. In 2016, Mr. Gordon Gund and Ms. McLaughlin Korologos continued to be eligible to participate in this program. We funded the cost of this program for the two eligible Directors through the purchase of insurance policies prior to 2008. We will make cash payments in the future under this program if insurance proceeds are not available at the time of the Director’s death. In 2016, we recognized nonpension postretirement benefits expense associated with this obligation as follows: Mr. Gordon Gund - $20,721 and Ms. McLaughlin Korologos - $20,082. These benefits are not reflected in the Directors’ Compensation Table.

Directors’ Compensation Table
The individual components of the total compensation calculation reflected in the table below are as follows:
Fees and Retainers.    The amounts shown under the heading “Fees Earned or Paid in Cash” consist of annual retainers earned by or paid in cash to our non-employee Directors in 2016.
Stock Awards.    The amounts disclosed under the heading “Stock Awards” consist of the annual grant of deferred shares of common stock, which are placed in the Kellogg Company Grantor Trust for Non-Employee Directors. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Compensation — Stock Compensation).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)	Total ($)
Stephanie A. Burns	99,998	150,002		—	—	—	—	250,000
John Dillon	119,998	150,002		—	—	—	—	270,000
Richard Dreiling	63,315	—	(6)	—	—	—	—	63,315	(6)
Zachary Gund	109,998	150,002		—	—	—	—	260,000
Jim Jenness	99,998	150,002		—	—	—	—	250,000
Donald Knauss	139,998	150,002		—	—	—	—	290,000
Mary Laschinger	99,998	150,002		—	—	—	—	250,000
Cynthia Milligan	109,998	150,002		—	—	—	—	260,000
LaJune Montgomery Tabron	99,998	150,002		—	—	—	—	250,000
Rogelio Rebolledo	119,998	150,002		—	—	—	—	270,000
Carolyn Tastad	107,879	223,609	(7)	—	—	—	—	331,488	(7)
Noel Wallace	99,998	253,293	(8)	—	—	—	—	353,291	(8)
Gordon Gund (9)	25,000	—		—	—	—	—	25,000
Ann McLaughlin Korologos (9)	25,000	—		—	—	—	—	25,000

(1)
The amount reflects the aggregate dollar amount of all fees earned or paid in cash for services as a non-employee Director. Differences reflect time on the Board during 2016 and cash retainers paid to Committee Chairs and the Lead Director.

(2)
The amount reflects the grant-date fair value calculated in accordance with FASB ASC Topic 718 for the annual grant of 1,991 deferred shares of common stock. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The grant-date fair value of the stock-based awards will likely vary from the actual value the Director receives. The actual value the Director receives will depend on the number of shares and the price of our common stock when the shares or their cash equivalent are distributed. As of December 31, 2016, none of our non-employee Directors was deemed to have outstanding restricted stock awards, because all of those awards vested in prior years. The number of shares of common stock held by each of our Directors is shown under “Security Ownership — Officer and Director Stock Ownership” on page 6 of this proxy statement.

(3)
As of December 31, 2016, these Directors and former Directors had the following stock options outstanding: John Dillon 5,000 options; Don Knauss 6,931 options; Ann McLaughlin Korologos 10,000 options; and Rogelio Rebolledo 2,534 options. The number of stock options held by our Directors is a function of years of Board service and the timing of exercise of vested awards. These options were granted in previous years as a component of the non-employee Directors’ annual compensation. In December 2008, the Board decided to stop granting stock options to non-employee Directors.

(4)	Kellogg does not have a non-equity incentive plan for non-employee Directors.

(5)	Kellogg does not have a pension plan for non-employee Directors and does not pay above-market or preferential rates on non-qualified deferred compensation for non-employee Directors.

(6)
Mr. Dreiling was elected as Director on June 9, 2016, and his initial term as Director began June 13, 2016, which was after the annual grant to non-employee Directors.. In May 2017, Mr. Dreiling will receive a prorated portion of the 2016 stock awards for his service as Director prior to the 2017 Annual Meeting of Shareowners.

(7)
Ms. Tastad began her initial term on December 1, 2015. The amount reflects the prorated portion of the stock awards granted for her service as Director prior to the 2016 Annual Meeting of Shareowners. This grant was an addition to the stock awards granted in May 2016 to all of the then-current non-executive Directors for service after the 2016 Annual Meeting of Shareowners.

(8)
Mr. Wallace began his initial term on October 1, 2015. The amount reflects the prorated portion of the stock awards granted for his service as Director prior to the 2016 Annual Meeting of Shareowners. This grant was an addition to the stock awards granted in May 2016 to all of the then-current non-executive Directors for service after the 2016 Annual meeting of Shareowners.

(9)
Mr. Gordon Gund and Ms. McLaughlin Korologos retired as Directors at the 2016 Annual Meeting of Shareowners. The amount reflects compensation they received for their service as Director until the 2016 Annual Meeting of Shareowners.

COMPENSATION DISCUSSION AND ANALYSIS

2016 Performance Summary. In 2016, the Company delivered strong operating profit growth and cash flow, exceeding the financial targets for those metrics for the Annual Incentive Plan ("AIP") and was below the AIP financial target for net sales. During 2016, we continued to make progress against our 2020 Growth Plan and 2016 priorities by collectively gaining share in our Core 6 cereal brands in the U.S., steadily improving our sales performance in U.S. Snacks, and renovating food and packaging in Frozen Foods and Kashi.  We continued to expand Pringles globally, grew in emerging markets, and added scale in these markets through acquisitions and joint ventures.  We also delivered - and expanded on - our productivity initiatives, including Project K, zero-based budgeting and the launching of revenue growth management.  This resulted in sequential net sales improvement, gross margin expansion in the fourth quarter, and better-than-expected operating profit, earnings per share, and cash flow for the full year.
This discussion and analysis provides information regarding the compensation program in place for our CEO, CFO, and the three other most highly-compensated executive officers as of the end of fiscal 2016. In this proxy statement, we refer to our CEO, CFO, and the other three individuals as our “named executive officers” or “NEOs.”
In order to present Kellogg’s executive compensation program in a simple and understandable manner, the Compensation Discussion and Analysis ("CD&A") has been organized into the following sections:

I.	Executive Summary – an overview of our compensation program and 2016 results.

II.	Core Principles – the fundamental tenets upon which our compensation program is built, such as "pay for performance".

III.	Compensation Approach – the process used to develop plan design, set compensation, and verify that actual pay is consistent with our Core Principles.

IV.	Compensation Plans and Design – the specific elements of the compensation program and 2016 pay.

V.	Compensation Policies – key policies that govern the operation of the plans.
It is important to read this section in conjunction with the detailed tables and narrative descriptions under “Executive Compensation” beginning on page 43 of this proxy statement.
I.    Executive Summary.    This executive summary highlights core principles of our compensation program and the approach followed by the C&T Committee.
Core Principles. We operate in a robust and challenging industry, where competitive compensation is important. We believe that our executive compensation program for our NEOs should be designed to:

•	provide a competitive level of total compensation necessary to attract and retain talented and experienced executives;

•	appropriately motivate our NEOs to contribute to our near- and long-term success; and

•	help drive long-term total return for our Shareowners.
Accordingly, the Core Principles that underpin our executive compensation program include Pay for Performance, Shareowner Alignment, Values-Based and Mitigating Risk. A detailed description of these principles is included in the CD&A, and the following is a brief overview of each.
Pay for Performance. Our compensation program is designed to have a significant portion of an NEO’s actual compensation linked to Kellogg’s actual performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive plan, stock option plan and three-year executive performance plan, and by limiting perquisites.

Shareowner Alignment. We align the interest of our NEOs with Shareowners by encouraging our NEOs to have a meaningful personal financial stake in Kellogg. We gain this alignment by maintaining stock ownership guidelines, having a significant portion of an NEO’s target compensation stock-based, and using compensation plan goals that are tied to key financial metrics of Kellogg. In addition, our C&T Committee reviews ‘total shareowner return’ as a key financial metric when reviewing performance to verify our pay for performance connection.
Values-Based. Our NEOs are evaluated on the behaviors they exhibit as they drive results. The compensation program links the “what” each NEO contributes as well as “how” an NEO makes those contributions.
Mitigating Risk. Our compensation program is designed to mitigate risks relating to our business. The program accomplishes this by balancing short-term and rolling three-year incentives, which uses various financial metrics to ensure the business grows in a balanced manner. In addition, we use clawback provisions to mitigate risk by creating appropriate remedies under certain circumstances.
Compensation Approach. The approach utilized by the C&T Committee is a key feature that ensures that actual compensation and plan design are consistent with the Core Principles. Our compensation approach is a multi-step process based on (a) independent decision-making, (b) utilizing compensation peer group data to appropriately target compensation levels, (c) benchmarking compensation at the 50th percentile of the compensation peer group, (d) following a consistent, rigorous target setting process, and (e) utilizing verification tools to ensure appropriate decisions are being made.
Overview. Recently, the C&T Committee took the following actions (a more detailed discussion of each of these topics is in the CD&A):
Performance / Payouts. Pay for performance is one of the core principles that underpin our executive compensation program. During 2016, we continued to make progress against our 2020 Growth Plan and 2016 priorities by collectively gaining share in our Core 6 cereal brands in the U.S., steadily improving our sales performance in U.S. Snacks, and renovating food and packaging in Frozen Foods and Kashi.  We continued to expand Pringles globally, grew in emerging markets, and added scale in these markets through acquisitions and joint ventures.  We also delivered - and expanded on - our productivity initiatives, including Project K, zero-based budgeting and the launching of revenue growth management.  This resulted in sequential net sales improvement, gross margin expansion in the fourth quarter, and better-than-expected operating profit, earnings per share, and cash flow for the full year. In light of this performance, awards for the 2016 Annual Incentive Plan ("AIP") and 2014-2016 Executive Performance Plan ("EPP") are as follows:

•
AIP Payouts (Pay for Performance). The payout factor for the 2016 AIP is a second quartile payout of 110% of target, which is the formulaic result from the targets established at the beginning of the year for certain financial and non-financial metrics. The Committee concluded that a payout of 110% of target was appropriate for the Company's performance for 2016 after considering actual performance compared to the financial targets, the Company's performance versus the performance peer group, total shareowner return, alignment between estimated quartile performance and quartile payout, and key business activities. Actual payouts for each NEO are described later in this CD&A.

•
2014-2016 EPP Payouts (Pay for Performance). The Committee determined that a fourth quartile payout of 35% of the 2014-2016 EPP target would be made to our NEOs for the 2014-2016 performance. The Committee concluded that a payout of 35% of target was appropriate for the Company's performance for the three-year period after considering the financial performance against EPP targets, as well as a variety of additional factors, including the Company's total shareowner return, payouts of similar programs for our compensation peer group, and key Company activities during the performance period.

Program Updates. The Committee and Company regularly engages with a variety of stakeholders to gain feedback and input on its compensation programs, including discussions with Shareowners and on-going reviews with Cook & Co., the Committee's independent consultant. Based on this input and Committee deliberation, the following program updates were made to the Company's executive compensation program in 2016:

•	2016-2018 EPP Metrics (Shareowner Alignment). The 2016-2018 EPP metrics are currency-neutral comparable operating profit growth and relative total shareowner return. Previously, the EPP metrics had been cumulative cash flow and relative total shareowner return. For the 2016-2018 EPP, the metric of relative total shareowner return, which ties directly to the creation of Shareowner value, was maintained. The second metric was changed to currency-neutral comparable operating profit to align with the Company's overall goal of delivering profitable growth.

•
Severance Benefits (Compensation Approach). In 2016, the C&T Committee modified the Kellogg Company Severance Benefit Plan to harmonize benefits across all senior executives, which reduced severance benefits for four of our NEOs. The cash portion of severance benefits for the NEOs is now equal to two times base salary as the C&T Committee eliminated the cash payout of two times target AIP from the Plan. For more information, see "Potential Post-Employment Payments - Severance Benefits."

II.    Core Principles.    Our compensation program is based on the following core principles — each of which is more fully described below.

•	Pay for Performance,

•	Shareowner Alignment,

•	Values-Based, and

•	Mitigating Risk.
Pay for Performance.    The fundamental principle underlying our compensation programs is pay for performance. That is, linking the amount of actual pay to the performance of Kellogg and each NEO. We accomplish this in several ways, including ensuring that target pay levels are market based, utilizing “performance-based” pay, and limiting perquisites (each of which is more fully described below).
For our 2016 AIP, the formulaic result of the Company’s 2016 performance is a second quartile payout of 110% of target. The Committee reviewed the Company's performance versus the currency-neutral comparable operating profit target established in 2016 for purposes of Section 162(m) and determined that the target had been reached. In exercising its judgment-based methodology to ensure pay is consistent with the Company's performance, the C&T Committee considered a number of factors, including: (i) actual performance that exceeded the 2016 AIP financial targets for operating profit and cash flow and below the financial target for net sales; (ii) the Company's performance versus the performance peer group; (iii) total shareowner return; (iv) alignment between estimated quartile performance and quartile payout; and (iv) key business activities, such as execution against the Company's 2020 Growth Plan, including the acquisition of Ritmo Investimentos in Brazil; continued execution against Project K, the Company's efficiency and effectiveness program; the expansion of zero-based budgeting; and the acceleration of operating margin expansion targets to increase by 350 basis points from 2015 to 2018. Our NEOs received a second quartile payout of 110% of target, before consideration for individual performance. For more information about the AIP, see "Annual Incentives" beginning on page 33 of this proxy statement.
For the 2014-2016 EPP, the C&T Committee determined that a fourth quartile payout of 35% of the 2014-2016 EPP target was appropriate based on the Company's performance during the performance period. For this period, Kellogg’s currency-neutral comparable net sales grew at a rate of 0.1% and currency-neutral comparable operating profit grew at a rate of 0.1%, which if unadjusted, would have resulted in a payout of up to 50% of the 2014-2016 EPP target share amount. The Committee then considered the following additional factors regarding company performance during the performance period in determining the payout amount: (i) the total shareowner return for Kellogg of 31.5% from 2014 to 2016, placing Kellogg in the third quartile of our performance peer group; (ii) payouts for similar programs for our compensation peer group; (iii) the refresh of the Company's strategy in 2015 through the 2020 Growth Plan with tangible and challenging goals; (iv) the execution of Project K, Kellogg’s efficiency and effectiveness program announced in November 2013; (v) the launch of zero-based budgeting in North America and international regions to strengthen future earnings visibility; and (vi) the launch of a plan to accelerate operating margins by 350 basis points from 2015 to 2018. The Committee used a judgment-based methodology in exercising its discretion to set the actual 2014-2016 EPP payout at 35% of target.
Market Driven Compensation.    All components of our executive compensation package are targeted at the 50th percentile of our compensation peer group to ensure that our executives are appropriately compensated, and we are able to recruit and retain the right talent for the organization. Compensation opportunities may be positioned above or below the 50th percentile of our compensation peer group based on time in position, criticality of retention, and sustained performance, as well as other factors. Actual incentive compensation payouts may be above or below the 50th percentile of our compensation peer group based on performance against pre-determined goals that are designed to drive sustainable results and increase Shareowner value.
Performance-Based Compensation.  A significant portion of our NEOs’ target compensation is “performance-based” pay tied to both short-term performance (AIP awards) and long-term performance (EPP awards and stock options). For our CEO, 89% of 2016 target compensation (salary, annual incentives and long-term incentives) was comprised of performance-based incentives.
Performance-Based Compensation
The chart above highlights the percentage contribution of each element of 2016 target compensation. The chart demonstrates how base salary (fixed component) contributes less for the CEO from a percentage standpoint than the other NEOs.
Limited Perquisites.    To further ensure pay for performance, executives receive limited perquisites, as shown on page 39. For additional information about perquisites, refer to “Executive Compensation — Summary Compensation Table — footnote ‘e’.”
Shareowner Alignment.   Aligning the interests of our executives with Shareowners is an important way to drive behaviors that will generate long-term Shareowner value. We align these interests by using equity awards that have a long-term focus and by maintaining robust stock ownership guidelines (each of which is more fully described below). Equity-based incentives are an effective method of facilitating stock ownership and further aligning the interests of executives with those of our Shareowners. Consequently, a significant portion of our NEOs’ total target compensation is comprised of equity-based incentives (70% for the CEO).
At the 2016 Annual Meeting of Shareowners, our Shareowners expressed strong support for the Company's compensation program with approximately 98% of votes cast in favor of Kellogg’s “Say-on-Pay” proposal. In addition, during the course of 2016, the Company continued its practice of engaging with our Shareowners about various corporate governance topics, including executive compensation. When setting compensation, and in determining compensation policies and practices like changing long-term incentives mix and the performance metrics, the C&T Committee took into account feedback from Shareowners received through the Company’s Shareowner outreach program, as well as the strong results of the 2016 Shareowner advisory resolution to approve executive compensation.
Longer-Term Focus.    Our EPP is a stock-based, pay for performance, multi-year incentive plan intended to focus senior management on achieving critical goals over three-year periods. For the 2014-2016 EPP, these goals were tied to currency-neutral comparable net sales growth and currency-neutral comparable operating profit growth. For the 2015-2017 EPP, the metrics are cash flow and relative total shareowner return. For the 2016-2018 EPP, the metrics are currency-neutral comparable operating profit growth and relative total shareowner return. In addition, stock options granted in 2016 vest in three equal annual installments in 2017, 2018, and 2019 and are exercisable until the 10th anniversary of the grant date.
Stock Ownership Guidelines.    Kellogg has established robust share ownership guidelines to strengthen the ongoing and continued link between the interests of NEOs and Shareowners. The Chairman and CEO is expected to own shares equal to at least six times his annual base salary. The other NEOs are expected to own shares equal to at least three times their annual base salary. The Company has a holding period which requires that all of our NEOs hold all shares received from option or stock awards (including EPP awards) until their respective ownership guideline is met. Our NEOs currently exceed or are on track to meet their ownership guidelines.
Values-Based.    Kellogg’s compensation program is designed to reward an executive’s performance and contribution to Kellogg’s objectives. The NEOs are evaluated on their specific contributions, as well as the behaviors they exhibit as they drive results. In other words, our compensation is linked to “what” each NEO contributes as well as “how” an NEO makes those contributions. The shared behaviors (what we call our “K Values”) that Kellogg expects from its NEOs and believes are essential to achieving long-term dependable and sustainable growth and increased value for Shareowners are as follows:

•	acting with integrity and showing respect;

•	being accountable for our actions and results;

•	being passionate about our business, our brands and our food;

•	having the humility and hunger to learn;

•	striving for simplicity; and

•	loving success.
Mitigating Risk.    The compensation program is designed so that it does not encourage taking unreasonable risks relating to our business. Kellogg’s compensation program mitigates risk by balancing short-term and rolling multi-year incentives which use various financial metrics to encourage the business to grow in a balanced manner. In addition, the use of clawback provisions further drives risk mitigation by creating appropriate remedies under certain circumstances.
In 2016, the C&T Committee reviewed our compensation program to identify design features considered to encourage excessive risk taking and Kellogg’s approach to those features. As a result of this review, and together with input from the independent compensation consultant, the C&T Committee determined that the risks arising from Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellogg.
Clawback Policies.    We maintain clawback provisions in each of our AIP, stock options, and EPP programs which give the Company the ability to recover (“clawback”) previously granted payments. The provisions allow Kellogg to recoup performance-based gains by executive officers (and other program participants) for fraud or misconduct causing a financial restatement.

III.Compensation Approach.    Our compensation approach is based on (1) independent decision making, (2) utilizing compensation peer group data to appropriately target compensation levels, (3) targeting benchmarking compensation at the 50th percentile of the compensation peer group, (4) following a consistent, rigorous target setting process, and (5) utilizing verification tools to ensure appropriate decisions are being made. Each is described more fully below.
Independence.    Our C&T Committee is responsible for administering the compensation program for executive officers of Kellogg. The members of the Committee are fully independent. None of the Committee members are current or former employees of Kellogg, and they are not eligible to participate in any of our executive compensation programs. For more information, see “Board and Committee Membership — Compensation and Talent Management Committee.” In addition, the Committee has utilized an independent compensation consultant for many years, and engaged Cook & Co. as its independent compensation consultant for 2016.
Cook & Co. works directly for the C&T Committee, and, pursuant to Company policy, is prohibited from providing any consulting or other services to Kellogg or our executive officers other than the work performed on behalf of the Committee or the Board. The Committee has considered the independence of Cook & Co. in light of SEC rules and NYSE listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from Cook & Co. addressing the independence of Cook & Co. and the members of the consulting team serving the Committee, including the following factors: (i) services provided to Kellogg by Cook & Co., (ii) fees paid by Kellogg as a percentage of Cook & Co.’s total revenue, (iii) policies or procedures of Cook & Co. that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee, (v) any Company stock owned by the senior advisor or any member of his immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by Cook & Co. and its senior advisor involved in the engagement did not raise any conflict of interest.
Peer Group.    We benchmark ourselves against comparable companies (our “compensation peer group”) to ensure that our executive officer compensation is competitive in the marketplace. The C&T Committee uses peer group data to benchmark our compensation with respect to base salary, target annual and long-term incentives and total compensation. For 2016 compensation decisions, our compensation peer group was comprised of the following branded consumer products companies:

Campbell Soup Co.	The Clorox Company	The Coca-Cola Company
Colgate-Palmolive Co.	ConAgra Brands, Inc.	Dr. Pepper Snapple Group, Inc.
The Estee Lauder Cos., Inc.	General Mills, Inc.	The Hershey Company
Hormel Foods Corporation	The J.M. Smucker Company	Keurig Green Mountain, Inc.
Kimberly-Clark Corporation	The Kraft Heinz Company	Mattel, Inc.
Mondelēz International, Inc.	McDonald’s Corporation	NIKE, Inc.
PepsiCo, Inc.	Whirlpool Corp.	Yum! Brands, Inc.
The Committee periodically reviews the compensation peer group to confirm that it continues to be an appropriate benchmark for our program. The Committee determines the compensation peer group, taking into account input from the independent compensation consultant whose viewpoints are based on objective screening criteria for a variety of factors. The Committee considers a variety of criteria to determine our compensation peer group, including companies that (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider Kellogg a peer, (v) proxy advisory firms consider Kellogg’s peers, and (vi) are within a reasonable range in terms of percentile rank of Kellogg for key financial metrics such as revenue, pre-tax income, total assets, total equity, total employees, market capitalization, and composite percentile rank.
We believe that our compensation peer group is representative of the market in which we compete for talent. The size of the group has been established so as to provide sufficient benchmarking data across the range of senior positions in Kellogg. Our compensation peer group companies were chosen because of their leadership positions in branded consumer products and their overall relevance to Kellogg. The quality of these organizations has allowed Kellogg to maintain a high level of continuity in the compensation peer group, providing a consistent measure for benchmarking compensation.
The composition of our compensation peer group has changed over time based on market events such as mergers and other business combinations.
50th Percentile.    All components of our executive compensation package are targeted at the 50th percentile of our compensation peer group. We believe targeting the 50th percentile allows Kellogg to recruit the best talent for the organization, while providing a good balance between paying for performance and controlling our compensation expense. Actual incentive compensation payouts will depend largely upon Kellogg’s performance versus our operating plan budgets and in part upon our performance peer group. Again, the design drives pay for performance. Our 2016 “performance peer group” consists of food companies in the broader compensation peer group (Campbell Soup Co., ConAgra Foods, Inc., General Mills, Inc., The Hershey Co., The J.M. Smucker Co., The Kraft Heinz Company, Mondelēz International, Inc. and PepsiCo Inc.), plus McCormick & Co., Nestlé S.A. and Unilever N.V. The performance peer companies were chosen because they most closely compete with Kellogg in the consumer marketplace and for investors’ dollars, and face similar business dynamics and challenges.
Process.    Each year, the C&T Committee follows a consistent, rigorous process to determine compensation for the NEOs and other senior executives. The following process occurs during several meetings over several months.

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The independent compensation consultant presents the Committee with relevant compensation information such as a market assessment, compensation peer group benchmarking data, information about other relevant market practices, and emerging trends.

•	The independent consultant makes recommendations to the Committee regarding target levels for total compensation and each pay element for the CEO.

•	The CEO makes recommendations to the Committee regarding the performance and compensation for each NEO (other than himself).

•	The Committee reviews the information provided by the independent compensation consultant and the compensation recommendations at regular meetings and in Executive Session.

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Based on its review of performance versus our operating plan, performance against the performance peer group, individual performance, input from the independent compensation consultant and other factors, the Committee makes recommendations to the independent members of the Board regarding the compensation for the CEO and the other NEOs.

•	The independent members of the Board determine the compensation of the CEO and the other NEOs.
Verification Tools.    The C&T Committee utilizes several tools to help verify that the design of our program is consistent with our Core Principles and that the amount of compensation is within appropriate competitive parameters. For example, each year, the Committee reviews “pay tallies,” which includes a detailed analysis of each NEO’s target and actual annual cash compensation, equity awards, retirement benefits, perquisites, change-in-control and severance payments. The Committee also reviews wealth accumulation, which includes the projected value of each NEO’s equity awards and retirement benefits. This analysis describes the amount of compensation each NEO has accumulated to date. In connection with this review, no unintended consequences or other concerns of the compensation program design were discovered. In addition, the Committee concluded that the total compensation of the NEOs aligns pay with performance and is appropriate and reasonable. In addition, our Committee uses a key financial metric, total shareowner return, as a tool to verify our pay for performance connection.
IV.    Compensation Plans and Design.    NEO compensation includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for NEOs is comprised of base salary and the AIP. Long-term incentives consist of stock option grants and three-year EPP awards.
Total Compensation.    The target for total compensation and each element of total compensation is the 50th percentile of our compensation peer group. In setting the compensation for each NEO, the C&T Committee considers individual performance, experience in the role and contributions to achieving our business strategy. We apply the same Core Principles and Compensation Approach in determining the compensation for all of our NEOs, including the CEO. The Committee also exercises appropriate business judgment in how it applies the standard approaches to the facts and circumstances associated with each NEO.
At the time we set compensation, actual compensation percentiles for the preceding fiscal year are not available, so we are unable to compare actual to target compensation on a percentile basis for our NEOs because of timing. The companies in our compensation peer group do not all report actual compensation on the same twelve month basis. Even if this information were available, we do not believe it would provide Shareowners with a fair understanding of our executive compensation program because actual compensation can be impacted by a variety of factors, including changes in stock prices, company performance and vesting of retirement benefits.
Key elements of our 2016 NEO compensation program are as follows.

Element		Performance / Vesting Period (yrs.)	Purpose	Characteristics

Fixed	Base Salaries	—	Compensates executives for their level of responsibility and sustained individual performance. Also, helps attract and retain strong talent.	Fixed component; evaluated annually.
	Retirement Plans	Long-Term	Provides an appropriate level of replacement income upon retirement. Also, provides an incentive for a long-term career with Kellogg, which is a key objective.	Fixed component; however, contributions tied to pay vary based on performance.

Performance - Based	Annual Incentives (AIP)	1	Promotes achieving our annual corporate and business unit financial goals, as well as people safety, food safety and diversity and inclusion.	Performance-based cash opportunity; amount varies based on company and business results, and individual performance.
	Long-Term Incentives (EPP and Options)	3	Promotes (a) achieving our long-term corporate financial goals through the EPP and (b) stock price appreciation through stock options.	Performance-based equity opportunity; amounts earned/realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.

Other	Post-Termination Compensation	—	Facilitates attracting and retaining high caliber executives in a competitive labor market in which formal severance plans are common.	Contingent component; only payable if the executive’s employment is terminated under certain circumstances.
Base Salaries.    Base salaries for NEOs are targeted at the 50th percentile of the compensation peer group, and are set based on an NEO’s experience, proficiency, and sustained performance in role. The C&T Committee judged each NEO’s base salary for 2016 to be appropriately positioned relative to the 50th percentile based on this analysis. Annually, the C&T Committee evaluates whether to award base salary merit increases, including considering changes in an NEO’s role and/or responsibility. In 2016, the NEOs received base salary merit increases that in the Committee’s view correctly positioned each NEO’s salary relative to the 50th percentile based on sustained performance.
Annual Incentives.    Annual incentive awards to the NEOs are paid under the terms of the Kellogg Annual Incentive Plan ("AIP"), which was approved by the Shareowners and is administered by the C&T Committee. Awards granted to NEOs under the terms of the AIP are intended to qualify as performance-based compensation under

Section 162(m) of the Internal Revenue Code. Once the targets for purposes of Section 162(m) are reached, as was the case for fiscal 2016, the Committee uses a judgment-based methodology in exercising its discretion from the maximum payout level permitted under Section 162(m) to determine the actual payout for each NEO.
As part of its AIP methodology, at the beginning of fiscal 2016, the Committee established annual incentive opportunities for each NEO as a percentage of the executive’s base salary (“AIP Target”). The AIP Targets for each NEO are benchmarked against the 50th percentile of the compensation peer group. Each year, the Committee sets performance ranges (which we refer to as “bandwidths”) centered on performance targets for currency-neutral comparable operating profit, currency-neutral comparable net sales, and cash flow to help determine what percentage of the AIP Target would be paid out to each NEO. The targets and bandwidths are based on our operating plan for the fiscal year and are designed to achieve our business objectives. Targets are then compared with the forecasted performance of the performance peer group to ensure that our operating plan targets are reasonable and challenging relative to the forecasted performance for the performance peer group. Operating plan targets generally fall within the median range of forecasted performance for the performance peer group.
The actual percent of the AIP Target paid to our NEOs each year can range from 0% to 200% of the target opportunity, based primarily upon performance against currency-neutral comparable operating profit, currency-neutral comparable net sales, cash flow, safety and diversity. Consistent with the 0% to 200% bandwidth for the AIP payout relative to AIP Target, each performance metric similarly can have an impact above or below the 100% target depending on performance against that metric, with the actual AIP payout capped at 200% of AIP Target.
The C&T Committee and management believe that by using the financial metrics of operating profit, net sales, and cash flow, Kellogg is encouraging profitable growth and cash generation for Shareowners. The Committee and management further believe that the financial metrics should measure comparable operating performance, as such measures provide a clearer view into the Company's underlying performance.
Consequently, the AIP financial measures for operating profit ("AIP Operating Profit") and net sales ("AIP Net Sales") exclude the impact of foreign currency translation, mark-to-market adjustments, acquisitions, dispositions, transaction and integration costs associated with the acquisitions and investments in joint ventures, costs related to Project K, differences in shipping days, and the performance of the Company's Venezuelan business given the highly inflationary environment in Venezuela. AIP Operating Profit and AIP Net Sales also reflect certain budgeted assumptions relating to integration costs and shipping day differences in our operating plan to facilitate year-to-year comparisons. As a result of the budgeted assumptions, performance reported in our financial statements may differ from performance against our AIP performance targets. The AIP financial measure for cash flow ("AIP Cash Flow") uses operating cash flow reduced by an amount equal to Kellogg’s capital expenditures and, consistent with the 2016 AIP design, excluded cash outlays from a bond tender. AIP Operating Profit, AIP Net Sales and AIP Cash Flow are non-GAAP measures which will differ from, for example, the GAAP measures of operating profit or net sales growth.
In addition to operating results, each NEO is held accountable for achieving annual goals set at the start of the fiscal year relating to current organizational capabilities and future organizational requirements. Consistent with our commitment to a balanced approach between individual performance and adherence to our Core Principles, the NEOs are assessed both against their level of individual achievement against these agreed upon goals and the alignment of their behavior in achieving those goals with our core values. We refer to this as balancing the “what” and the “how” of individual performance.
2016 AIP Payouts. The payout factor for the 2016 AIP is 110% of target, which is the formulaic result of the Company's performance against the targets established at the beginning of the year for operating profit, net sales and cash flow. For our NEOs, 90% of their target opportunity consisted of AIP Operating Profit, AIP Net Sales and AIP Cash Flow performance and are weighted 50%, 30% and 20%, respectively. People safety, food safety and quality, and diversity and inclusion comprise the remaining 10% of target opportunity.
During 2016, we continued to make progress against our 2020 Growth Plan and 2016 priorities by collectively gaining share in our Core 6 cereal brands in the U.S., steadily improving our sales performance in U.S. Snacks, and renovating food and packaging in Frozen Foods and Kashi.  We continued to expand Pringles globally, grew in emerging markets, and added scale in these markets through acquisitions and joint ventures.  We also delivered - and expanded on - our productivity initiatives, including Project K, zero-based budgeting and the launching of revenue growth management.  This resulted in sequential net sales improvement, gross margin expansion in the fourth quarter, and better-than-expected operating profit, earnings per share, and cash flow for the full year.  Awards for the 2016 AIP are reflective of that performance.

•	Operating profit. The performance target for AIP Operating Profit was growth of 5%. The full-year performance exceeded the target and grew 6.7%.

•	Net sales. The performance target for AIP Net Sales was 0.8% growth, while full-year actual performance was below target with a 1.1% decline.

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Cash flow. The performance target for AIP Cash Flow was $1.1 billion which, consistent with plan design, took into account an approximately $150 million cash flow impact from the execution of Project K and excluded the after-tax cash cost of a bond tender of approximately $97 million. Full-year performance exceeded the target with AIP Cash Flow of $1.219 billion.

Overall, the AIP Operating Profit and AIP Cash Flow were above expectations and AIP Net Sales was below expectations, resulting in an AIP payout factor for the financial metrics of 112% of target.
For the non-financial metrics, objective and challenging performance targets were set at the beginning of the fiscal year for:

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Food safety and quality measures. The Company was above target, and better than 2015 actual results for the food safety and quality measures, with strong performance in quality and food safety audits and a reduction in consumer complaints.

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Diversity and inclusion. The Company continues its focus on diversity and inclusion as an important enabler to its business. In 2016, the Company was above target on hiring and turnover, but below target on promotions.

•	People safety. The Company was below target on its challenging people safety metrics, but performed better than 2015 actual results in total recordable incidents and loss time incidents.
The AIP payout factor for the non-financial metrics was 90% of target.
The formulaic result of Kellogg’s performance against its financial and non-financial metrics is a payout factor of 110% of target. In exercising its judgment-based methodology to ensure appropriate pay for the Company’s performance, the C&T Committee considered a number of factors, including:

•	actual performance against the targets;

•	performance versus the performance peer group;

•	total shareowner return;

•	alignment between estimated quartile performance and quartile payout;

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key business activities such as execution against the Company's 2020 Growth Plan, including the acquisition of Ritmo Investimentos in Brazil; continued execution against Project K, the Company's efficiency and effectiveness program; the expansion of zero-based budgeting; and the acceleration of operating margin expansion targets to increase by 350 basis points from 2015 to 2018.

For these reasons, the Committee determined that our NEOs should receive the formulaic payout of 110% of target for the 2016 AIP, before consideration for individual performance. The C&T Committee considered Mr. Hood's individual performance in 2016, and awarded him an AIP payout equal to 100% of his AIP Target. The Committee considered a number of factors in assessing Mr. Hood's individual performance, including performance of our European business and Mr. Hood's positive contribution to a number of initiatives for the European region. The Committee also considered Mr. Dissinger's individual performance in 2016 and awarded him an AIP payout equal to 120% of his AIP target. The Committee considered a number of factors in assessing Mr. Dissinger's individual performance, including his contribution to the continued execution against Project K, the expansion of zero-based budgeting and his leadership role in the planning to expand the Company's operating margin by 350 basis points from 2015 to 2018.
The chart below includes information about the 2016 AIP for each NEO.

	AIP Target		AIP Maximum	2016 AIP Payout (Paid in March 2017)
Name	% of Base Salary(1)	Amount($)	Amount($)	% of AIP Target	Amount of AIP Payout ($)
John Bryant	165%	2,039,400	4,078,800	110%	2,243,300
Paul Norman	110%	871,100	1,742,200	110%	958,200
Ron Dissinger	100%	720,000	1,440,000	120%	864,000
Chris Hood	90%	497,900	995,800	100%	497,900
Gary Pilnick	95%	684,000	1,368,000	110%	752,400

(1)	For AIP purposes, incentive opportunities are based on executives’ salary levels at the last day of the calendar year. Annual salary increases become effective in April of each year.
Long-Term Incentives.    Long-term incentives are provided to our executives under the 2013 Long-Term Incentive Plan ("LTIP"), which was approved by our Shareowners. These incentives are intended to promote achieving our long-term corporate financial goals and earnings growth. The LTIP allows for grants of stock options, stock appreciation rights, restricted shares and units and performance shares and units (such as EPP awards), and is intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code as performance-based pay (resulting in paid awards being tax deductible to Kellogg). The total amount of long-term incentives for the NEOs (based on the grant date expected value) is targeted at the 50th percentile of the compensation peer group.
All of the 2016 long-term incentive opportunity for the NEOs was provided through equity-based awards, which the C&T Committee believes best achieves several of the Core Principles, including Pay for Performance and Shareowner Alignment. For 2016, the Committee determined that the NEOs would receive approximately 50% of their total long-term incentive opportunity in stock options and the remaining 50% in performance shares (granted under the EPP, as discussed below). The Committee established this mix of awards after considering our Core Principles, compensation peer group practices and cost implications.
Executive Performance Plan.    The EPP is a stock-based, pay for performance, multi-year incentive plan intended to focus senior management on achieving critical multi-year operational goals. Performance under EPP is measured over a three-year performance period based on performance levels set at the start of the period. The performance levels are based on our long-range operating plan, and are intended to be realistic and reasonable, but challenging, in order to drive sustainable growth. The EPP contemplates the use of various metrics, as determined by the C&T Committee from time to time. The Committee periodically changes the metrics as a way to ensure the business focuses on driving long-term value for our Shareowners. For the 2011-2013 EPP, 2012-2014 EPP, and 2013-2015 EPP, the payouts were below target, fourth quartile payouts.

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2014-2016 EPP.    The payout for the 2014-2016 EPP is 35% of target. For the 2014-2016 EPP, the metrics were currency-neutral comparable net sales growth and currency-neutral comparable operating profit growth, which were chosen to drive key business goals and increase Shareowner value. Currency-neutral comparable net sales and currency-neutral comparable operating profit exclude the impact of foreign currency translation, mark-to-market adjustments, acquisitions, dispositions, transaction and integration costs associated with acquisitions and investments in joint ventures, costs related to Project K, and differences in shipping days. Vested EPP awards are paid in Kellogg common stock.

The 2014-2016 EPP performance period ended on December 31, 2016 (the last day of fiscal 2016). In February 2017, after Kellogg’s 2016 annual audited financial statements were completed, the C&T Committee reviewed our performance versus the operating profit target established in 2014 for purposes of Section 162(m). The Committee determined that the target set for purposes of Section 162(m) had been reached. The Committee then considered other aspects of company performance and used a judgment-based methodology in exercising its discretion to determine the actual payout for the NEOs.
For the period covering fiscal years 2014-2016, Kellogg’s currency-neutral comparable net sales increased at a rate of 0.1% and currency-neutral comparable operating profit increased at a rate of 0.1%, which if unadjusted, would have resulted in a payout of up to 50% of the 2014 -2016 EPP target share amount. The Committee concluded that a payout of 35% of target was appropriate for the Company's performance during this period after considering the financial performance as well as the following factors:

•	the total shareowner return for Kellogg of 31.5% from 2014 to 2016, placing Kellogg in the third quartile of our performance peer group;

•	payouts for similar programs for our compensation peer group;

•	the refresh of the Company's strategy in 2015 through the 2020 Growth Plan with tangible and challenging goals;

•	the execution of Project K, Kellogg’s efficiency and effectiveness program announced in November 2013;

•	the launch of zero-based budgeting in North America and international regions to strengthen future earnings visibility; and

•	the launch of a plan to accelerate operating margins to 18% by 2018.
The 2014-2016 EPP awards vested in February 2017.
The chart below includes information about 2014-2016 EPP opportunities and actual payouts:

Name	EPP Target Share Amount (#)	EPP Maximum Share Amount (#)	2014-2016 EPP Payout (Paid in February 2017)
			% of EPP Target	Share Amount (#)	Pre-tax Value Realized ($)(1)
John Bryant	45,200	90,400	35%	15,820	1,153,278
Paul Norman	8,300	16,600	35%	2,905	211,775
Ron Dissinger	8,200	16,400	35%	2,870	209,223
Chris Hood	3,900	7,800	35%	1,365	99,509
Gary Pilnick	6,400	12,800	35%	2,240	163,296

(1)	The payout is calculated by multiplying the earned shares by the closing price of our common stock on February 17, 2017, which was $72.90 per share.

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2016-2018 EPP.    The C&T Committee reviews the EPP metrics annually and receives input on the metrics from Cook & Co. and through the Company's Shareowner outreach program. For the 2016-2018 EPP, the metric of relative total shareowner return, which ties directly to the creation of Shareowner value was maintained. The second metric was changed to currency-neutral comparable operating profit to align with the Company's overall goal of delivering profitable growth.

Awards granted to NEOs under the terms of the EPP are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Once the Committee confirms the performance level delivered is at the level for which the NEOs are eligible to receive a payout under the EPP, the Committee uses a judgment-based methodology in exercising its discretion to determine the actual payout for each NEO. The Committee does not consider individual performance in determining payouts and instead weighs only Company performance when determining actual payouts under the EPP.
In 2016, the Committee also set each individual’s EPP target at 50% of his or her total long-term incentive opportunity. Participants in the EPP have the opportunity to earn between 0% and 200% of their EPP target, however, dividends are not paid on unvested EPP awards. For the 2016-2018 EPP, the performance target for currency-neutral comparable operating profit growth, excluding Venezuela, is 5% and total shareowner return relative to the relevant peer group at the 50th percentile. The 2016-2018 EPP cycle began on January 3, 2016 (first day of fiscal 2016) and concludes on December 29, 2018 (last day of fiscal 2018). The 2016-2018 EPP award opportunities, presented in number of potential shares that can be earned, are included in the Grant of Plan-Based Awards Table on page 47 of this proxy statement.
Stock Options.    The C&T Committee believes stock options align NEOs with Shareowners because the options provide value to the NEO only if our stock price increases after the grants are made. Stock option awards for our NEOs are determined on a position-by-position basis using proxy and survey data for corresponding positions in our compensation peer group. Individual awards may vary from target levels based on the individual’s performance, ability to impact financial performance and future potential. The exercise price for the options is set at the closing trading price on the date of grant. The minimum vesting period for stock option awards to our NEOs is three years, with one-third of the stock option award vesting each year over the three-year period. Stock options are exercisable for ten years after grant, which further drives Shareowner alignment by encouraging a focus on long-term growth and stock performance.
The options granted in 2016 vest and become exercisable in three equal annual installments with one-third vesting on February 19, 2017 (the first anniversary of the grant date), one-third vesting on February 19, 2018 (the second anniversary of the grant date) and the final third vesting on February 19, 2019 (the third anniversary of the grant date). The per-share exercise price for the stock options is $75.52, the closing trading price of Kellogg common stock on the date of the grant. Approximately 84% of the stock options covered by the 2016 grant were made to employees other than the NEOs.
Other Long-Term Incentives.

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Restricted Stock and Restricted Stock Units. We award restricted stock and restricted stock units from time to time to selected executives and employees based on a variety of factors, including facilitating recruiting and retaining key executives. The Company’s practice when granting any of these awards to NEOs is to provide a grant approximately equal to one times the employee’s base salary. For grants to NEOs, restricted stock awards vest and become unrestricted after a three year post-grant holding period.

In September 2013, Kellogg granted performance-based restricted stock units ("PBRSUs") to Mr. Norman, Mr. Dissinger and Mr. Pilnick to enhance the retention of those senior executives who the Committee believed were critical to the overall success of certain key, long-term strategic initiatives (including Project K), as well as to maintaining business continuity and driving growth. Consistent with past practice, the award value of the PBRSUs granted to these senior executives was approximately equal to one times the base salary of the recipient. These awards were designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Committee certified that the performance condition of exceeding a minimum comparable diluted earnings per share threshold measured on a cumulative basis commencing at the beginning of the fourth quarter of fiscal 2013 and ending at the end of the third quarter of fiscal 2016 had been met and the PBRSUs vested on November 1, 2016.

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Post-Termination Compensation.  The NEOs are covered by arrangements which specify payments in the event the executive’s employment is terminated. These severance benefits, which are competitive with the compensation peer group and general industry practices, are payable if and only if the executive’s employment is terminated without cause. The Kellogg Severance Benefit Plan and the Change of Control Policy have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners. Kellogg’s severance program is consistent with market practices and cash severance for our NEOs is payable in the amount of two times the current annual salary as the C&T Committee recently eliminated the cash payout of two times target AIP from the Plan. Cash compensation following a change in control for NEOs is payable in the amount of two times the current annual salary plus two times the current target annual incentive award.  For more information, please refer to “Potential Post-Employment Payments,” which begins on page 58 of this proxy statement.

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Retirement Plans.  Mr. Bryant, Mr. Norman, Mr. Dissinger and Mr. Pilnick are eligible to participate in Kellogg-provided defined benefit pension plans which provide benefits based on years of service and pay (salary plus annual incentive only) to a broad base of eligible employees. The amount of an employee's base salary and annual incentive payout are integral components of determining the benefits provided under these plans, and thus, an individual's performance over time will influence the level of his or her retirement benefits. Mr. Hood participates in a Kellogg-provided defined contribution plan which provides benefits based on years of service and base salary to salaried employees that joined the Company through the acquisition of Pringles. Amounts earned under long-term incentive programs such as EPP awards, gains from stock options and awards of restricted stock or restricted stock units are not included when determining retirement benefits for any plan participants. In addition, we do not pay above-market interest rates on amounts deferred under either our qualified or non-qualified savings and investment plans. For more information, please refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” which begins on page 53 of this proxy statement.

•
Perquisites.  The Company provides limited perquisites to the NEOs. The Summary Compensation Table beginning on page 43 of this proxy statement contains itemized disclosure of all perquisites to our NEOs, regardless of amount.

•
Employee Stock Purchase Plan.  We have a tax-qualified employee stock purchase plan that is made available to substantially all U.S. employees, which allows participants to acquire Kellogg stock at a discounted price. The purpose of the plan is to encourage employees at all levels to purchase stock and become Shareowners. The plan allows participants to buy Kellogg stock at a 5% discount to the market price. Under applicable tax law, no plan participant may purchase more than $25,000 in market value, as defined in the plan, of Kellogg stock in any calendar year.

V.	Compensation Policies.
Executive Stock Ownership Guidelines.    In order to preserve the linkage between the interests of senior executives and those of Shareowners, senior executives are expected to establish and maintain a significant level of direct stock ownership. This can be achieved in a variety of ways, including by retaining stock received upon exercise of options or the vesting of stock awards (including EPP awards), participating in the Employee Stock Purchase Plan and purchasing stock in the open market. The stock ownership requirement for our Chairman and CEO is six times annual base salary. The stock ownership requirement for our other NEOs under our stock ownership guidelines is three times annual base salary. Our current stock ownership guidelines (minimum requirements) are as follows:

Chairman and Chief Executive Officer	6x annual base salary
Named Executive Officers (other than the CEO)	3x annual base salary
Other senior executives	2-3x annual base salary depending on level
These executives have five years from the date they first become subject to a particular level of the guidelines or from the date of a material increase in their base salary to meet them. For purposes of complying with our guidelines, stock considered owned includes shares owned outright, shares acquired through the employee stock purchase plan, and 60% of unvested restricted stock and restricted stock units, and excludes unexercised stock options and unvested EPP awards.
The Company has a holding period which requires that all of our NEOs hold all shares received from option or stock awards (including EPP awards) until their respective ownership guideline is met. All of our NEOs currently meet or are on track to meet their ownership guideline. The C&T Committee reviews compliance with the guidelines on an annual basis.
Practices Regarding the Grant of Equity Awards.    The C&T Committee has generally followed a practice of making all option grants to executive officers on a single date each year. Prior to the relevant Committee meeting, the Committee reviews an overall stock option pool for all participating employees and recommendations for individual option grants to executives. Based on this review, the Committee approves the overall pool and the individual option grants to executives.

The Board grants these annual awards at its regularly-scheduled meeting in February. The February meeting usually occurs within a few weeks following our final earnings release for the previous fiscal year. We believe that it is appropriate that annual awards be made at a time when material information regarding our performance for the preceding year has been disclosed. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information. EPP awards are granted at the same time as options.
While most of our option awards to NEOs have historically been made pursuant to our annual grant program, the Committee and Board retain the discretion to make additional awards of options or restricted stock to executives at other times for recruiting or retention purposes. We do not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.
All option awards made to our NEOs, or any of our other employees, are made pursuant to our LTIP. The exercise price of options under the LTIP is set at the closing trading price on the date of grant. We do not have any program, plan or practice of awarding options and setting the exercise price based on the stock’s price on a date other than the grant date, and we do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding, surrounding or following the grant date. All grants to NEOs are made by the Board itself and not pursuant to delegated authority. Pursuant to authority delegated by the Board and subject to the Committee-approved allocation, awards of options to employees below the executive level are made by our CEO or his delegates.
Securities Trading Policy.    Our securities trading policy prohibits our Directors, executives and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.
Clawback Policies.    We maintain clawback provisions relating to stock options, AIP awards and EPP awards. Under the clawback provisions for stock options, if an executive voluntarily leaves our employment to work for a competitor within one year after any option exercise, then the executive must repay to Kellogg any gains realized from such exercise (but reduced by any tax withholding or tax obligations). Beginning with our stock option grants in 2009, we have expanded the scope of our clawback provisions. In the event of fraud or misconduct causing a financial restatement, any gains realized from the exercise of stock options are now subject to recoupment depending on the facts and circumstances of the event. Similarly, under our AIP and EPP terms and conditions, in the event of fraud or misconduct causing a financial restatement, the AIP or EPP awards for the plan year of the restatement are subject to recoupment depending on the facts and circumstances of the event.
Deductibility of Compensation and Other Related Issues.    Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company’s CEO and three other most highly compensated executive officers (other than our principal financial officer) serving on the last day of the year. Based on the regulations issued by the Internal Revenue Service, we believe we have taken the necessary actions to ensure the deductibility of payments under the AIP and with respect to stock options and performance shares granted under our plans, whenever possible. We intend to continue to take the necessary actions to maintain the deductibility of compensation resulting from these types of awards. In contrast, restricted stock and units granted under our plans generally do not qualify as “performance-based compensation” under Section 162(m). Therefore, the vesting of restricted stock and units in some cases will result in a loss of tax deductibility of compensation. While we view preserving tax deductibility as an important objective, we believe the primary purpose of our compensation program is to support our strategy and the long-term interests of our Shareowners. In specific instances we have and in the future may authorize compensation arrangements that are not fully tax deductible but which promote other important objectives of Kellogg and of our executive compensation program.
We require any executive base salary above $950,000 (after pre-tax deductions for benefits and similar items) to be deferred into deferred stock units under our Executive Deferral Program. This policy ensures that all base salary will be deductible under Section 162(m) of the Internal Revenue Code. The deferred amounts are credited to an account in the form of units that are equivalent to the fair market value of our common stock. The units are payable in stock upon the executive’s termination from employment. The only NEO affected by this policy in 2016 was Mr. Bryant who deferred $184,000 of his salary.
The C&T Committee also reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Kellogg realizes a tax deduction upon the approval of the payout or payment to the executive.

COMPENSATION AND TALENT MANAGEMENT COMMITTEE REPORT

As detailed in its charter, the C&T Committee oversees our compensation program on behalf of the Board. In the performance of its oversight function, the Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.
Based upon the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our proxy statement to be filed in connection with our 2017 Annual Meeting of Shareowners, each of which will be filed with the SEC.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE
John Dillon, Chair
Don Knauss
Mary Laschinger
Cynthia Milligan
Rogelio Rebolledo
Carolyn Tastad

EXECUTIVE COMPENSATION

Summary Compensation Table.
The following narrative, tables and footnotes describe the “total compensation” earned during 2016, 2015 and 2014 by our NEOs. The total compensation presented below does not reflect the actual compensation received by our NEOs or the target compensation of our NEOs in 2016, 2015 and 2014. The actual value realized by our NEOs in 2016 from long-term incentives (options, PBRSUs and 2013-2015 EPP) is presented in the Option Exercises and Stock Vested Table on page 51 of this proxy statement. Target annual and long-term incentive awards for 2016 are presented in the Grant of Plan-Based Awards Table beginning on page 47 of this proxy statement.
The individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:
Salary.    Base salary earned during 2016. Refer to “Compensation Discussion and Analysis — Compensation Plans and Design — Base Salaries.”
Bonus.    We did not pay any discretionary bonuses to our NEOs in 2016. Each NEO earned an annual performance-based cash incentive under our AIP, as discussed below under “Non-Equity Incentive Plan Compensation.” Refer to “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives.”
Stock Awards.    The awards disclosed under the heading “Stock Awards” consist of EPP awards and restricted stock unit awards. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our annual Report on Form 10-K for the fiscal year ended December 31, 2016. Details about the EPP awards granted in 2016 are included in the Grant of Plan-Based Awards Table below. Refer to “Compensation Discussion and Analysis —Compensation Plans and Design — Long-Term Incentives” for additional information. The grant-date fair value of the stock-based awards will likely vary from the actual amount the NEO receives. The actual value the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.
Option Awards.    The awards disclosed under the heading “Option Awards” consist of annual option grants (each an “option”). The dollar amounts for the awards represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Details about the option awards made during 2016 are included in the Grant of Plan-Based Awards Table below. Refer to “Compensation Discussion and Analysis —Compensation Plans and Design — Long-Term Incentives — Stock Options” for additional information. The grant-date fair value of the stock option awards will likely vary from the actual value the NEO receives. The actual value the NEO receives will depend on the number of shares exercised and the price of our common stock on the date exercised.
Non-Equity Incentive Plan Compensation.    The amount of Non-Equity Incentive Plan Compensation consists of the Kellogg Senior Executive AIP awards granted and earned in 2016, 2015 and in 2014. At the outset of each year, the C&T Committee grants AIP awards to the NEOs. Such awards are based on our performance each year and are paid in March following the completed year. For information on these awards refer to “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives.”
Change in Pension Value.    The amounts disclosed under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” represent the actuarial increase during 2016, 2015 and 2014 in the pension value provided under the pension plans. Kellogg does not pay above-market or preferential rates on non-qualified deferred compensation for employees, including the NEOs. A detailed narrative and tabular discussion about our pension plans and non-qualified deferred compensation plans, our contributions to our pension plans and the estimated actuarial increase in the value of our pension plans are presented under the heading “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”

Director and Officer Liability, Travel Accident and Group Personal Excess Insurance. Director and officer liability insurance (“D&O Insurance”) insures our NEOs against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Travel accident insurance provides benefits to our NEOs in the event of death or disability (permanent and total) during travel on Kellogg corporate aircraft. Group personal excess insurance insures our NEOs for damages that an NEO is required to pay for personal injury or property damage in excess of damages covered by underlying insurance. Our D&O Insurance, travel accident insurance, and group personal excess insurance cover employees and others in addition to NEOs and do not break out the premium by covered individual or groups of individuals and, therefore, a dollar amount cannot be assigned for individual NEOs.
All Other Compensation.    Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and in 2016 were primarily comprised of international relocation, retirement benefit contributions and the cost of death benefits.

Summary Compensation Table
It is important to note that the information required by the Summary Compensation Table does not necessarily reflect the target or actual compensation for our NEOs in 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($)(4)	All Other Compen- sation ($)(5)		SEC Total ($)	Total Without Change in Pension Value ($)(6)
John Bryant	2016	1,226,300	—	4,370,730	2,673,649	2,243,300	1,702,000	183,667		12,399,646	10,697,646
Chairman and Chief Executive Officer	2015	1,200,004	—	3,293,528	2,034,560	2,395,800	821,000	126,315		9,871,207	9,050,207
	2014	1,192,156	—	2,443,060	2,475,876	1,386,000	1,629,000	137,009		9,263,101	7,634,101
Paul Norman	2016	783,319	—	1,264,790	772,431	958,200	1,868,000	1,015,931		6,662,671	4,794,671
Senior Vice President, President, Kellogg North America	2015	751,630	—	963,256	593,912	1,244,900	1,387,000	168,683		5,109,381	3,722,381
	2014	718,838	—	448,615	598,968	557,200	1,353,000	1,211,094		4,887,715	3,534,715
Ron Dissinger	2016	711,648	—	1,080,675	660,825	864,000	1,407,000	170,705		4,894,853	3,487,853
Senior Vice President and Chief Financial Officer	2015	684,500	—	784,448	484,704	833,700	1,080,000	179,603	(7)	4,046,955	2,966,955
	2014	665,000	—	443,210	592,596	515,500	1,465,000	334,884	(7)	4,016,190	2,551,190
Chris Hood	2016	540,896	—	784,490	479,710	497,900	—	562,371		2,865,367	2,865,367
Senior Vice President, President, Kellogg Europe

Gary Pilnick	2016	719,092	—	992,620	608,938	752,400	674,000	93,822		3,840,872	3,166,872
Vice Chairman, Corporate Development and Chief Legal Officer	2015	670,540	—	599,872	368,764	945,200	429,000	71,947		3,085,323	2,656,323
	2014	659,000	—	345,920	458,784	458,500	526,000	72,675		2,520,879	1,994,879

(1)
Reflects the grant-date fair value of stock awards calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating the fair value. The table below presents separately the grant-date fair value for our EPP awards and restricted stock unit awards:

Name	Year	EPP ($)	RSU ($)	Total ($)
John Bryant	2016	4,370,730	—	4,370,730
	2015	3,293,528	—	3,293,528
	2014	2,443,060	—	2,443,060
Paul Norman	2016	1,264,790	—	1,264,790
	2015	963,256	—	963,256
	2014	448,615	—	448,615
Ron Dissinger	2016	1,080,675	—	1,080,675
	2015	784,448	—	784,448
	2014	443,210	—	443,210
Chris Hood	2016	784,490	—	784,490
Gary Pilnick	2016	992,620	—	992,620
	2015	599,872	—	599,872
	2014	345,920	—	345,920

(2)
The actual EPP payout can range from 0% to 200% of the target. If the highest level of performance conditions are achieved, then the grant-date fair value of the stock awards for each NEO is as follows, Mr. Bryant: $8,741,460, $6,587,056, and $4,886,120 for 2016, 2015, and 2014, respectively; Mr. Norman: $2,529,580, $1,926,512, and $897,230 for 2016, 2015, and 2014, respectively; Mr. Dissinger, $2,161,350, $1,568,896, and

$886,420 for 2016, 2015, and 2014, respectively; Mr.  Hood: $1,568,980 for 2016; and Mr. Pilnick: $1,985,240, $1,199,744, and $691,840 for 2016, 2015, and 2014, respectively.

(3)
Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO for stock option grants. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating the grant-date fair value.

(4)
Solely represents the actuarial increase during 2016 (for 2016 compensation), 2015 (for 2015 compensation) and 2014 (for 2014 compensation) in the pension value provided under the U.S. Pension Plans for each NEO as we do not pay above-market or preferential earnings on non-qualified deferred compensation. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. A variety of factors impact the actuarial increase in present value (pension value). In 2016, the primary factors impacting the pension value include increases in age, service, and pay, and changes in the discount rate. Mr. Hood is not a participant in the defined benefit pension plans and, instead, participates in a Kellogg-provided defined contribution plan which provides benefits based on years of service and base salary to salaried employees that joined the Company through the acquisition of Pringles.

(5)
The table below presents an itemized account of “All Other Compensation” provided in 2016 to the NEOs. Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope.

Name	Kellogg Contributions to S&I and Restoration Plans (a) ($)	Company Paid Death Benefit (b) ($)	Financial Planning Assistance(c) ($)	Physical Exams (d) ($)	International Relocation and Assignment (e)($)	Total ($)
John Bryant	144,884	28,383	6,000	4,400	—	183,667
Paul Norman	81,129	16,413	5,200	—	913,189	1,015,931
Ron Dissinger	61,814	96,294	6,000	3,650	2,947	170,705
Chris Hood	105,562	2,142	6,000	—	448,667	562,371
Gary Pilnick	66,572	13,727	6,000	7,523	—	93,822

(a)
For information about our Savings & Investment Plan and Restoration Plan and the Pringles Savings & Investment Plan, refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — Defined Contribution Plans” beginning on page 53.

(b)	Annual cost for Kellogg-paid life insurance, Kellogg-paid accidental death and dismemberment, and Executive Survivor Income Plan (Kellogg funded death benefit provided to executive employees).

(c)	Reflects reimbursement for financial and tax planning assistance.

(d)	Actual cost of a physical health exam.

(e)
As a global organization, senior executives are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business, we provide for the reimbursement of certain expenses incurred as a result of their international relocation and assignment. The objective of this program is to manage through disruption and ensure that the employees not be financially disadvantaged or advantaged in a meaningful way as a result of the relocation. The payment of the following expenses is pursuant to our reimbursement policy on relocation and temporary international assignment, applicable to eligible employees who relocate at the request of Kellogg. Mr. Hood was relocated to our offices in Switzerland in September 2012 to manage our European Snacks business, and in October 2013 was promoted to manage our overall European operations. The payment of the following expenses is pursuant to our reimbursement policy on relocation and temporary international assignment: relocation related payments ($334,831) to address the incremental cost of housing, living, transportation, dependent education and other associated costs; and tax equalization and other payments ($113,836) to ensure that Mr. Hood bears a tax burden that would be comparable to his U.S. tax burden on income that is not related to the international relocation and temporary assignment. Mr. Hood remains financially responsible for the amount of taxes he would have incurred if he had continued to live and work in the U.S. Mr. Norman was relocated to our offices in Switzerland in September 2012 to manage our European operations and has since returned to the U.S. The payment of the following expenses is pursuant to our reimbursement policy on relocation and temporary international assignment: tax equalization and other payments ($913,189) to ensure that Mr. Norman bears a tax burden that would be comparable to his U.S. tax burden on income that is not related to the international relocation and temporary assignment. Mr. Norman remains financially responsible for the amount of taxes he would have incurred if he had continued to live and work in the U.S. Mr. Dissinger was relocated to our offices in Ireland in August 2005 to serve as Chief Financial Officer, Kellogg Europe, and has since returned to the U.S. The payment of the following expense is pursuant to our reimbursement policy on relocation and temporary international assignment: tax equalization and other payments ($2,947) to ensure Mr. Dissinger bears a tax burden that would be comparable to his U.S. tax burden on income that is not related to the international relocation and temporary assignment. Mr. Dissinger remains financially responsible for the amount of taxes he would have incurred if he had continued to live and work in the U.S.
In addition to the foregoing compensation, the NEOs also participated in health and welfare benefit programs, including vacation and medical, dental, prescription drug and disability coverage. These programs are generally available and comparable to those programs provided to all U.S. salaried employees.

(6)
In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to external variables, such as interest rates, that are not related to our performance. Therefore, we do not believe a year-over-year change in pension value is helpful in evaluating compensation for comparative purposes and instead, believe shareowners may find the accumulated pension benefits in the Pension Benefits table on page 55 a more useful calculation of the pension benefits provided to our NEOs.

(7)
2014 and 2015 All Other Compensation for Mr Dissinger includes $157,936 and $47,530, respectively, not previously reported related to tax equalization and other payments to his international assignment in Ireland. These amounts were unintentionally omitted in prior years.

Grant of Plan-Based Awards Table.
During 2016, we granted the following plan-based awards to our NEOs:

•	Stock Options;

•	2016 AIP grants (annual cash performance-based awards) paid in March 2017; and

•	2016-2018 EPP grants (multi-year stock performance-based awards).
Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design” above.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-date Fair Value of Stock and Option Awards ($)
		Thres- hold ($)	Target ($)	Max- imum ($)	Thres- hold (#)	Target (#)	Max- imum (#)
John Bryant
Stock options	2/19/2016								273,100	75.52	2,673,649	(2)
2016 AIP		0	2,039,400	4,078,800
2016-18 EPP	2/19/2016				0	54,600	109,200				4,370,730	(3)
Paul Norman
Stock options	2/19/2016								78,900	75.52	772,431	(2)
2016 AIP		0	871,100	1,742,200
2016-18 EPP	2/19/2016				0	15,800	31,600				1,264,790	(3)
Ron Dissinger
Stock options	2/19/2016								67,500	75.52	660,825	(2)
2016 AIP		0	720,000	1,440,000
2016-18 EPP	2/19/2016				0	13,500	27,000				1,080,675	(3)
Chris Hood
Stock options	2/19/2016								49,000	75.52	479,710	(2)
2016 AIP		0	497,900	995,800
2016-18 EPP	2/19/2016				0	9,800	19,600				784,490	(3)
Gary Pilnick
Stock options	2/19/2016								62,200	75.52	608,938	(2)
2016 AIP		0	684,000	1,368,000
2016-18 EPP	2/19/2016				0	12,400	24,800				992,620	(3)

(1)
Represents estimated possible payouts on the grant date for annual performance cash awards granted in 2016 under the 2016 AIP for each of our NEOs. The actual amount of AIP paid can range from 0% to 200% of the target. The AIP is an annual cash incentive opportunity and, therefore, these awards are earned in the year of grant. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts related to the 2016 AIP. See also “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives” for additional information about the 2016 AIP.

(2)
Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The grant-date fair value of the stock option awards will likely vary from the actual value the NEO receives. The actual value the NEO receives will depend on the number of shares exercised and the price of our common stock on the date exercised.

(3)
Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. This grant-date fair value assumes that each participant earns the target EPP award (i.e., 100% of EPP target). The actual value the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.

Outstanding Equity Awards at Fiscal Year-End Table.
The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2016:
Stock Options (disclosed under the “Option Awards” columns). Represents annual option grants made in February of each year to our NEOs.
2014-2016 EPP Grants (disclosed under the “Stock Awards” columns). The 2014-2016 EPP cycle began on December 29, 2013 (first day of fiscal 2014) and concluded on December 31, 2016 (last day of fiscal 2016). Dividends are not paid on unvested EPP awards. The 2014-2016 awards are based on currency-neutral comparable net sales growth and currency-neutral comparable operating profit growth. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.
2015-2017 EPP Grants (disclosed under the “Stock Awards” columns). The 2015-2017 EPP cycle began on January 4, 2015 (first day of fiscal 2015) and concludes on December 30, 2017 (last day of fiscal 2017). Dividends are not paid on unvested EPP awards. The 2015-2017 awards are based on cumulative cash flow and relative total shareowner return. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.
2016-2018 EPP Grants (disclosed under the “Stock Awards” columns). The 2016-2018 EPP cycle began on January 3, 2016 (first day of fiscal 2016) and concludes on December 29, 2018 (last day of fiscal 2018). Dividends are not paid on unvested EPP awards. The 2016-2018 awards are based on currency-neutral comparable operating profit and relative total shareowner return. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
John Bryant
Options	327,200	—		60.01	2/22/2023
	233,133	116,567(10)		59.95	2/21/2024
	90,666	181,334(11)		64.09	2/20/2025
	—	273,100(12)		75.52	2/19/2026
2014-16 EPP(13)								90,400	6,663,384
2015-17 EPP								114,200	8,417,682
2016-18 EPP								109,200	8,049,132
Paul Norman
Options	75,800	—		60.01	2/22/2023
	56,400	28,200(10)		59.95	2/21/2024
	26,466	52,934(11)		64.09	2/20/2025
	—	78,900(12)		75.52	2/19/2026
2014-16 EPP(13)								16,600	1,223,586
2015-17 EPP								33,400	2,461,914
2016-18 EPP								31,600	2,329,236
Ron Dissinger
Options	75,300	—		60.01	2/22/2023
	55,800	27,900(10)		59.95	2/21/2024
	21,600	43,200(11)		64.09	2/20/2025
	—	67,500(12)		75.52	2/19/2026
2014-16 EPP(13)								16,400	1,208,844
2015-17 EPP								27,200	2,004,912
2016-18 EPP								27,000	1,990,170
Chris Hood
Options	41,100	—		60.01	2/22/2023
	26,133	13,067(10)		59.95	2/21/2024
	11,433	22,867(11)		64.09	2/20/2025
	—	49,000(12)		75.52	2/19/2026
2014-16 EPP(13)								7,800	574,938
2015-17 EPP								14,400	1,061,424
2016-18 EPP								19,600	1,444,716
Gary Pilnick
Options	67,700	—		52.53	2/17/2022
	50,200	—		60.01	2/22/2023
	43,200	21,600(10)		59.95	2/21/2024
	16,433	32,867(11)		64.09	2/20/2025
	—	62,200(12)		75.52	2/19/2026
2014-16 EPP(13)								12,800	943,488
2015-17 EPP								20,800	1,533,168
2016-18 EPP								24,800	1,828,008

(1)
On an award-by-award basis, the number of securities underlying unexercised options that are exercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(2)
On an award-by-award basis, the number of securities underlying unexercised options that are unexercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(3)	On an award-by-award basis, there were no shares underlying unexercised options awarded under any equity incentive plan that have not been earned.

(4)	The exercise price for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(5)	The expiration date for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(6)	The total number of shares of stock that have not vested and that are not reported in Column 8 — “Number of Unearned Shares, Units or Other Rights That Have Not Vested.”

(7)
Represents the number of shares of stock that have not vested and that are not reported in Column 9 — “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of our common stock on December 30, 2016 (the last trading day of fiscal 2016).

(8)
Represents the “maximum” number of shares that could be earned under outstanding EPP awards. The cycle for the 2014-2016 EPP grants concluded on December 31, 2016, the cycle for the 2015-2017 EPP grants concludes on December 30, 2017 and the cycle for the 2016-2018 EPP grants concludes on December 29, 2018. The ultimate number of shares issued under the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date. For additional information with respect to these awards, refer to “Executive Compensation - Summary Compensation Table” and “Compensation Discussion and Analysis - Compensation Plans and Design.”

(9)
Represents the “maximum” number of shares that could be earned under outstanding EPP awards multiplied by the closing price of our common stock on December 30, 2016 (the last trading day of fiscal 2016). The ultimate value of the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date.

(10)	One-third of these options vested on February 21, 2015; one-third vested on February 21, 2016; and one-third vested on February 21, 2017.

(11)	One-third of these options vested on February 20, 2016; one-third vested on February 20, 2017; and one-third will vest on February 20, 2018.

(12)	One-third of these options vested on February 19, 2017; one-third will vest on February 19, 2018; and one-third will vest on February 19, 2019.

(13)	Vested on February 17, 2017; for actual payout amounts see the 2014-2016 EPP table on page 37.
Option Exercises and Stock Vested Table.
With respect to our NEOs, this table shows the stock options exercised by such officers during 2016 (disclosed under the “Option Awards” columns). The dollar value reflects the total pre-tax value realized by such officers (Kellogg stock price at exercise minus the option’s exercise price), not the grant-date fair value disclosed elsewhere in this proxy statement. Value from these option exercises were only realized to the extent our stock price increased relative to the stock price at grant (exercise price). These options have been granted to the NEOs since 2006. Consequently, the value realized by the executives upon exercise of the options was actually earned over a period of up to 10 years.
The 2013-2015 EPP cycle began on December 30, 2012 (first day of fiscal 2013) and concluded on January 3, 2015 (last day of fiscal 2015). Although the performance period ended on January 3, 2015, each NEO had to be actively employed by Kellogg on the date the awards vested (February 20, 2015) in order to be eligible to receive a payout.

	Option Awards		Stock Awards(1)(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
John Bryant	613,400	16,091,939	16,345	1,234,374
Paul Norman	251,400	6,378,165	14,135	1,063,972
Ron Dissinger	146,600	3,405,426	13,335	1,003,804
Chris Hood	—	—	—	—
Gary Pilnick	105,900	2,830,971	12,390	932,438

(1)
Does not reflect the payout of 2014-2016 EPP awards. The 2014-2016 EPP cycle began on December 29, 2013 (first day of fiscal 2014) and concluded on December 31, 2016 (last day of fiscal 2016). Although the performance period ended on December 31, 2016, each NEO had to be actively employed by Kellogg on the date the awards vested (February 17, 2017) in order to be eligible to receive a payout. See “Compensation Discussion and Analysis — Compensation Plans and Design — Long-Term Incentives — Executive Performance Plan — 2014-2016 EPP” and “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End Table” for additional information.

(2)
Includes performance-based restricted stock units issued to Mr. Norman, Mr. Dissinger, and Mr. Pilnick. These awards vested on November 1, 2016 as the cumulative target for comparable earnings per share for the three year period was exceeded.

RETIREMENT AND NON-QUALIFIED DEFINED CONTRIBUTION AND
DEFERRED COMPENSATION PLANS

Our NEOs are eligible to receive market-based retirement benefits from Kellogg. The C&T Committee utilizes survey information for Fortune 500 companies and our peer group compiled by Aon Hewitt, Willis Towers Watson, and Mercer to help determine the appropriate level of benefits. Rather than commissioning a customized survey, the C&T Committee uses the same survey information used by Kellogg to set these benefits for all U.S. salaried employees. Since our NEOs participate in the same plans (with exceptions noted) as our eligible U.S. salaried employees, leveraging the survey data is a cost-effective way to set these benefits. The total retirement benefit is provided through a combination of qualified and non-qualified defined contribution savings and investment plans, and qualified and non-qualified defined benefit pension plans. Eligibility for the different plans provided by Kellogg varies by NEO.
Both our U.S. pension program and our U.S. savings and investment program include non-qualified restoration plans for our U.S. executives, which allow us to provide benefits comparable to those which would be available under our IRS qualified plans if the IRS regulations did not include limits on covered compensation and benefits. We refer to these plans as “restoration plans” because they restore benefits that would otherwise be available under the plans. These plans use the same benefit formulas as our broad-based IRS qualified plans, and use the same types of compensation to determine benefit amounts.
Amounts earned under long-term incentive programs such as EPP, gains from stock options and awards of restricted stock and restricted stock units are not included when determining retirement benefits for any employee (including executives). We do not pay above-market interest rates on amounts deferred under our savings and investment plans.
The amount of an employee’s compensation is an integral component of determining the benefits provided under pension and savings plan formulas, thus, an individual’s performance over time will influence the level of his or her retirement benefits
Pension Plans.
Our U.S. pension plans are composed of the Kellogg Company Pension Plan and the non-qualified restoration plans, which include the Kellogg Company Executive Excess Plan for accruals after December 31, 2004, and the Kellogg Company Excess Benefit Retirement Plan for accruals on or before December 31, 2004 (collectively, the “U.S. Pension Plans”). Mr. Bryant, Mr. Norman, Mr. Dissinger and Mr. Pilnick are participants in our U.S. Pension Plans. Since 2008, Mr. Bryant and Mr. Pilnick have been treated as grandfathered participants under these plans.
Below is an overview of our U.S. Pension Plans in which these NEOs participate.

	Qualified Pension Plan	Non-Qualified Plans
Reason for Plan	Provide eligible employees with a competitive level of retirement benefits based on pay and years of service.	Provide eligible employees with a competitive level of retirement benefits by “restoring” the benefits limited by the Internal Revenue Code. Based on the formula used in the Qualified Pension Plan.
Eligibility	Salaried employees, including the CEO, CFO and other NEOs, and certain hourly and union employees.	Eligible employees impacted under the Internal Revenue Code by statutory limits on the level of compensation and benefits that can be considered in determining Kellogg-provided retirement benefits.
Payment Form	Monthly annuity.	Monthly annuity or lump sum at the choice of the executive.
Participation, as of January 1, 2003	Active Kellogg heritage employees who were hired prior to August 1, 2002 and who were 40 years of age or older or had 10 or more years of service as of January 1, 2003.
Retirement Eligibility
Full Unreduced Benefit:
•    Normal retirement age 65
•    Age 55 with 30 or more years of service
•    Age 62 with 5 years of service
Reduced Benefit:
•    Age 55 with 20 years of service
•    Any age with 30 years of service

Pension Formula	Single Life Annuity = 1.5% x (years of service) x (final average pay based on the average of highest three consecutive years) — (Social Security offset)
Pensionable Earnings
Includes only base pay and annual incentive payments. We do not include any other compensation, such as restricted stock grants, restricted stock unit grants, EPP payouts, gains from stock option exercises and any other form of stock- or option-based compensation in calculating pensionable earnings.

The estimated actuarial present value of the retirement benefit accrued through December 31, 2016 appears in the following table. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. Specifically, present value amounts were determined based on the financial accounting discount rate of 4.13% for the Qualified Pension Plan and 4.16% for the Non-Qualified Pension Plan. Benefits subject to lump-sum distributions were determined using an interest rate of 4.16% and current statutory mortality under the Pension Protection Act for each NEO participating in our pension plan. For further information on our accounting for pension plans, refer to Note 10 within Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The actuarial increase in 2016 of the projected retirement benefits can be found in the Summary Compensation Table under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”. No payments were made to our NEOs under the Pension Plans during 2016. The number of years of credited service disclosed below equals an executive’s length of service with Kellogg. For Mr. Pilnick, all of his years of service are reflected in the ‘2005 and After’ plan because he had not yet vested in the earlier plan at the time the new plan was established to qualify for 409A treatment.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John Bryant	U.S. Qualified Pension Plan	18.83	457,000
	Non-Qualified Plan (2004 and before)	6.83	355,000
	Non-Qualified Plan (2005 and after)	12.00	7,398,000
	TOTAL		8,210,000	—
Paul Norman	U.S. Qualified Pension Plan	29.50	1,027,000
	Non-Qualified Plan (2004 and before)	17.50	614,000
	Non-Qualified Plan (2005 and after)	12.00	9,030,000
	TOTAL		10,671,000	—
Ron Dissinger	U.S. Qualified Pension Plan	29.17	1,124,000
	Non-Qualified Plan (2004 and before)	17.17	372,000
	Non-Qualified Plan (2005 and after)	12.00	7,512,000
	TOTAL		9,008,000	—
Gary Pilnick	U.S. Qualified Pension Plan	16.33	408,000
	Non-Qualified Plan (2004 and before)	—	—
	Non-Qualified Plan (2005 and after)	16.33	2,815,000
	TOTAL		3,223,000	—
Defined Contribution Plans.
We offer both qualified and non-qualified defined contribution plans for employees to elect voluntary deferrals of salary and annual incentive awards. Our principal defined contribution plans are composed of (1) the Savings & Investment Plan (which is a qualified plan available to substantially all salaried employees) and (2) the Restoration Savings & Investment Plan (“Restoration Plan”), which is a non-qualified plan as described below. Mr. Bryant, Mr. Norman, Mr. Dissinger and Mr. Pilnick are participants in both of these plans. Mr. Hood participates in the Restoration Plan.
We also offer a separate qualified defined contribution plan for salaried employees who joined Kellogg as part of our acquisition of Pringles: The Pringles Savings & Investment Plan (which is a qualified plan available to salaried employees that joined the Company through the acquisition of Pringles) and which is described below. Mr. Hood participates in this plan.
Savings & Investment Plan
Under this plan, employees can defer up to 50% of base salary plus annual incentives. Distributions are generally made after termination of employment with Kellogg, either as annual or monthly installments or as a lump sum, based on the distribution payment alternative elected under the plan.
In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals. Under the Savings & Investment Plan, we match 100% of employee deferral contributions up to 3% of eligible compensation (i.e., base salary plus annual incentive), and 50% of employee deferral contributions between 3% and 5% of eligible compensation. Accordingly, if an employee contributes 5% of eligible compensation, we provide a matching contribution of 4% of eligible compensation. No Kellogg matching contributions are provided above 5% of eligible compensation deferred by an employee. Kellogg matching contributions are immediately vested.  Any amount of matching contributions or employee contributions in excess of IRS limits will be made to the Restoration Plan.

Pringles Savings & Investment Plan
The Pringles Savings & Investment Plan is a qualified defined contribution plan that was established June 1, 2012 to provide retirement benefits to salaried employees who joined Kellogg through our acquisition of Pringles. Under this plan, employees can defer up to 50% of base salary plus annual incentives. Distributions are generally made after termination of employment with Kellogg, either as annual or monthly installments or as a lump sum, based on the distribution payment alternative elected under the plan.
The Pringles Savings & Investment Plan provides eligible participants a defined Discretionary Employer Contribution ("DEC") that is based on base salary and years of service, which includes service with Pringles before the acquisition.  The DEC is calculated at the end of the plan year and contributed to the Pringles Savings & Investment Plan for eligible participants during the first quarter of the following year. Mr. Hood, having more than 20 years of service, receives a DEC equal to 21.24% of his base pay.  The DEC is subject to a three-year cliff vesting schedule, which takes into account years of service with Pringles before the acquisition.  There is no company match to employees’ contributions made to the Pringles Savings & Investment Plan. Any amount of DEC or employee contributions in excess of IRS limits will be made to the  Restoration Plan.
Restoration Plan
Effective on January 1, 2005, the Restoration Plan was renamed the Grandfathered Restoration Plan to preserve certain distribution options previously available in the old Restoration Plan, but no longer allow for deferrals after December 31, 2004 under IRS regulations issued under Section 409A of the Internal Revenue Code. Deferrals after December 31, 2004 are included in a new Restoration Plan, which complies with IRS regulations under Section 409A.
Under this plan, eligible employees can defer up to 50% of base salary plus annual incentives. Payouts are generally made after retirement or termination of employment with Kellogg, either as annual installments or as a lump sum, based on the distribution payment alternative elected under the plan.  Participants in the Restoration Plan may not make withdrawals during their employment. Participants in the Grandfathered Restoration Plan may make withdrawals during employment, but must pay a 10% penalty on any in-service withdrawal.
In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals for eligible employees who also participate in the Savings & Investment Plan. We match 100% of employee deferral contributions up to 3% of eligible compensation (i.e., base salary plus annual incentive), and 50% of employee deferral contributions between 3% and 5% of eligible compensation. Accordingly, if employees contribute 5% of eligible compensation, we provide a matching contribution of 4% of eligible compensation. No Kellogg matching contributions are provided above 5% of eligible compensation deferred by employees, and no Kellogg matching contributions are provided to employees who participate in the Pringles Savings & Investment Plan.  Kellogg matching contributions are immediately vested.
Our Restoration Plan is a non-qualified, unfunded plan we offer to employees who are impacted by the statutory limits of the Internal Revenue Code on contributions under our qualified plans. The Restoration Plan allows us to provide (1) the same matching contribution, as a percentage of eligible compensation, to impacted employees as other employees who participate in the Savings & Investment Plan, and (2) the same DEC, as a percentage of eligible compensation, to impacted employees under the Pringles Savings & Investment Plan.
All contributions to the Restoration Plan are treated as if they are invested in the Stable Income Fund, which was selected by Kellogg (and is one of the 11 investment choices available to employees participating in the Savings & Investment Plan and the Pringles Savings & Investment Plan). The average annual rate of return for the Stable Income Fund has been about 2.5% over the last 10 years. As an unfunded plan, no money is actually invested in the Stable Income Fund; contributions and earnings/losses are tracked in a book-entry account and all account balances are general Kellogg obligations.
The following table provides information with respect to our Restoration Plan, as applicable to each NEO. This table excludes information with respect to our Savings & Investment Plan and Pringles Savings & Investment Plan, which are qualified plans available to salaried Kellogg employees as described above.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
John Bryant	234,997	134,284	51,331	—	2,785,649
Paul Norman	93,411	74,729	31,168	—	1,729,498
Ron Dissinger	287,177	52,214	33,936	—	1,872,657
Chris Hood	41,190	49,276	3,977	—	235,053
Gary Pilnick	73,984	59,187	32,510	—	1,831,528

(1)	Amounts in this column are included in the “Salary” column in the Summary Compensation Table.

(2)	Amounts in this column are Kellogg contributions and are reflected in the Summary Compensation Table under the heading “All Other Compensation.”

(3)	Represents at-market/non-preferential earnings on the accumulated balance in 2016.

(4)
Aggregate balance as of December 31, 2016 is the total market value of the deferred compensation account, including executive contributions, Kellogg contributions and any earnings, including contributions and earnings from past fiscal years.

(5)	The amounts in the table below are also being reported as compensation in the Summary Compensation Table in the years indicated.

Name	Fiscal Year	Reported Amounts ($)
John Bryant	2016	369,281
	2015	255,310
	2014	278,713
Paul Norman	2016	168,140
	2015	103,395
	2014	112,239
Ron Dissinger	2016	339,391
	2015	230,400
	2014	269,760
Chris Hood	2016	90,466
Gary Pilnick	2016	133,171
	2015	84,998
	2014	91,303

POTENTIAL POST-EMPLOYMENT PAYMENTS

Our executive officers are eligible to receive benefits in the event their employment is terminated (1) by Kellogg without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change in control. The amount of benefits will vary based on the reason for the termination.
The following sections present calculations, as of December 31, 2016, of the estimated benefits our executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.
In addition to the amounts disclosed in the following sections, each executive officer would retain the amounts he has earned or accrued over the course of his employment prior to the termination event, such as the executive’s balances under our deferred compensation plans, accrued retirement benefits and previously vested stock options and other vested equity awards. For further information about previously earned and accrued amounts, see “Executive Compensation — Summary Compensation Table,” “Executive Compensation — Outstanding Equity Awards at Fiscal Year End Table,” “Executive Compensation — Option Exercises and Stock Vested Table” and “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”
Severance Benefits.
The NEOs are covered by arrangements which specify payments in the event the executive’s employment is terminated. We believe these severance benefits are competitive with our compensation peer group and general industry practices. The Kellogg Company Severance Benefit Plan and the Change in Control Policy have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners, particularly during uncertain times.
The Kellogg Company Severance Benefit Plan provides market-based severance benefits to employees who are terminated by Kellogg under certain circumstances. Kellogg benefits from this program in a variety of ways, including that Kellogg has the right to receive a general release, non-compete, non-solicitation and non-disparagement agreement from separated employees in exchange for the benefits provided under the program.
The Change in Control Policy provides market-based benefits to executives in connection with a change in control in the event an executive is terminated without cause or the executive terminates employment for “good reason.” The Change in Control Policy protects Shareowner interests by enhancing employee focus during rumored or actual change in control activity by providing incentives to remain with Kellogg despite uncertainties while a transaction is under consideration or pending.
If the employment of an executive (including an NEO) is terminated without cause, he or she will be entitled to receive benefits under the Kellogg Company Severance Benefit Plan. Benefits under the Severance Benefit Plan are not available if an executive is terminated for cause.
In the event we terminate the “at-will” employment of an NEO for reasons other than cause, he would receive severance-related benefits under the Kellogg Company Severance Benefit Plan. In 2016, the C&T Committee modified the Kellogg Company Severance Benefit Plan to harmonize benefits across all senior executives, which reduced benefits for four of our NEOs. The plan is designed to apply in situations where Kellogg terminates employment for reasons such as (1) individual and Company performance; (2) a reduction in work force; (3) the closing, sale or relocation of a Kellogg facility; (4) the elimination of a position; or (5) other reasons approved by the Kellogg ERISA Administrative Committee. Under the plan:

•	The executive is entitled to receive cash compensation equal to two times base salary, paid in installments over a two-year severance period.

•	Kellogg has the discretion to pay the executive an annual incentive award for the current year at the actual payout level, prorated as of the date of termination.

•
Previously-granted stock option and restricted stock awards continue to vest during the two-year severance period. All awards not vested or earned after the two-year period are forfeited. EPP awards do not vest under the terms of the severance plan unless the executive is eligible to retire at the time of his termination.

•
The executive is entitled to continue to participate in certain welfare and insurance benefits during the two-year severance period. However, executives do not earn any additional service credit during the severance period and severance payments are not included in pensionable earnings.

•	The executive is entitled to receive outplacement assistance for 12 months following termination.
Severance-related benefits are provided only if the executive executes a separation agreement prepared by Kellogg, which may include a general release, non-compete, non-solicitation, non-disparagement and confidentiality provisions.
The following table presents the estimated separation benefits which we would have been required to pay to each NEO if his employment had been terminated as of December 31, 2016.

	Severance Pay
	Cash Compensation		Vesting of Unvested Equity		Benefits		Other
Name	Two Times Base Salary ($)	2016 Annual Incentive ($)	Stock Options ($)(1)	EPP Awards ($)(2)	Health and Welfare Benefits ($)(3)	Change to Retirement Benefits ($)(4)	Outplacement ($)	Total ($)
John Bryant	2,472,000	2,243,300	3,348,395	1,166,092	100,000	(3,196,000)	12,375	6,146,162
Paul Norman	1,583,800	958,200	897,257	214,128	100,000	(6,251,000)	12,375	(2,485,240)
Ron Dissinger	1,440,000	864,000	799,488	1,212,530	100,000	(642,000)	12,375	3,786,393
Chris Hood	1,106,400	497,900	399,783	100,614	100,000	—	12,375	2,217,072
Gary Pilnick	1,440,000	752,400	613,397	165,110	100,000	(1,234,000)	12,375	1,849,282

(1)
Represents the intrinsic value of unvested stock options, restricted stock units and restricted stock as of December 31, 2016 that would vest in connection with a termination, based on a stock price of $73.71. For Mr. Dissinger, all of the outstanding stock options awarded prior to 2016 would vest at or before the end of his severance period and his outstanding 2016 stock option award would partially vest, because he is retirement eligible, on a prorated basis until the end of his severance period.

(2)
Represents the value based on the actual number of shares paid out under the 2014-2016 EPP, which would be payable at our discretion, and a stock price of $73.71. For Mr. Dissinger, who is retirement-eligible, includes the value based on the target number of shares under the 2015-2017 EPP and 2016-2018 EPP prorated for time worked during the performance period, in each case at a stock price of $73.71. Since our other NEOs are not retirement-eligible as of December 31, 2016, their 2015-2017 EPP and 2016-2018 EPP awards would not be required to be paid.

(3)	Represents the estimated costs to Kellogg of continued participation in medical, dental and life insurance benefits during the severance period.

(4)
Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 31, 2016 for each NEO associated with terminating an NEO’s employment without cause. The estimated actuarial present value of retirement benefit accrued through December 31, 2016 appears in the Pension Benefits Table on page 55 of this proxy statement. For each NEO participating in our pension plan, changes to retirement benefits upon severance vary depending on age, service and pension formula at the time of termination. For each NEO participating in our pension plan, the change to his retirement benefit is negative because, based on his age, service and pension formula, his pension benefit upon severance does not include early retirement subsidies that are assumed to be earned under the pension benefit calculated in the Pension Benefit Table.

Retirement, Disability and Death
Retirement.    In the event of retirement, an executive is entitled to (1) receive the benefits payable under our retirement plans and (2) accelerated vesting of unvested stock options granted in 2014, prorated vesting of unvested stock options granted in 2015 and 2016, continued vesting of his or her awards under our outstanding EPP plans (the amount of which will be based on our actual performance during the relevant periods and paid after the end of the performance periods) and continued vesting of his or her restricted stock units (depending on the terms and conditions of the award). EPP payouts are prorated as of the date of retirement. In addition, we have the discretion to pay an executive the actual annual incentive award for the current year, prorated as of the date of retirement.
The following table presents the estimated benefits payable, based on retirement as of December 31, 2016, to those NEOs who were retirement-eligible as of December 31, 2016, assuming they retired on that date. In addition to the benefits shown in this table, the NEOs would be entitled to their vested benefits under our retirement plans, which are described in the section of this proxy statement called “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”

	Additional Benefits Upon Retirement(1)
	Cash Compensation		Vesting of Unvested Equity Awards			Total
Name	Base Salary ($)(2)	2016 Annual Incentive ($)(3)	Stock Options ($)(4)	EPP Awards ($)(5)	Restricted Stock/Restricted Stock Units ($)	($)
Ron Dissinger	—	864,000	562,874	1,212,530	—	2,639,404

(1)	Information regarding Mr. Bryant, Mr. Norman, Mr. Hood and Mr. Pilnick is not presented in this table because these individuals were not retirement-eligible as of December 31, 2016.

(2)	Payable through retirement date only.

(3)	Payable at our discretion.

(4)
Represents the intrinsic value of unvested stock options that would vest upon retirement as of December 31, 2016 based on a stock price of $73.71. For awards made prior to 2015, this would include all stock options, and for awards made in 2015 and 2016, this would include a prorated number of stock options.

(5)
Valued based on the actual number of shares paid out under the 2014-2016 EPP and the prorated target number of shares under the 2015-2017 EPP and 2016-2018 EPP and, in each case, a stock price of $73.71.

Death or Disability.    In the event of an NEO’s death, his beneficiary would receive payouts under Kellogg-funded life insurance policies and our Executive Survivor Income Plan. However, the deceased NEO’s defined benefit pension benefits would be converted to a joint survivor annuity, resulting in a decrease in the cost of these benefits. In the event of an NEO’s disability, the executive would receive disability benefits starting six months following the onset of the disability with no reductions or penalty for early retirement.

The following table presents the estimated benefits payable upon death or disability as of December 31, 2016.

	Additional Benefits Upon Death or Disability
	Annual Incentive and Accelerated Vesting(1)	Adjustments Due to Death			Adjustments Due to Disability
Name	Total ($)	Life Insurance and Executive Survivor Income Plan Benefits ($)(2)	Change to Retirement Benefits ($)(3)	Total for Death ($)	Change to Retirement Benefits ($)(4)	Total for Disability ($)
John Bryant	10,909,282	12,750,000	(3,780,000)	19,879,282	(3,196,000)	7,713,282
Paul Norman	3,279,608	7,299,000	(6,982,000)	3,596,608	(6,251,000)	(2,971,392)
Ron Dissinger	2,639,404	5,742,000	(4,828,000)	3,553,404	(642,000)	1,997,404
Chris Hood	1,593,579	830,000	—	2,423,579	—	1,593,579
Gary Pilnick	2,347,467	6,076,000	(1,436,000)	6,987,467	(1,234,000)	1,113,467

(1)
Represents the aggregate value of the 2016 AIP, the intrinsic value of unvested stock options that would vest upon death or disability (which, for awards made prior to 2015, would be all stock options, and for awards made in 2015 and 2016, a prorated number of stock options), the value of outstanding “target” EPP awards (which would continue to vest following death or disability, be payable based on our actual performance during the relevant periods and be paid following the end of the performance periods prorated for time worked during the performance period) and the value of restricted stock and restricted stock units (which would continue to vest following death or disability), in each case, based on a stock price of $73.71.

(2)	Payment of death benefits for Company-paid life insurance and Executive Survivor Income Plan.

(3)
Represents the incremental value of retiree medical and the increase (decrease) to the estimated actuarial present value of retirement benefits accrued through December 31, 2016 for each NEO associated with a NEOs retirement benefits being converted to a survivor annuity upon his death. The estimated actuarial present value of retirement benefits accrued through December 31, 2016 appears in the Pension Benefits Table on page 55 of this proxy statement. The Change to Retirement Benefits is negative because the benefits provided upon death do not include early retirement subsidies otherwise included in the estimate of retirement benefits. Also, the survivor annuity upon death is reduced to less than 50% of the benefit provided upon early or normal retirement.

(4)
For each NEO participating in our pension plan, the Change to Retirement Benefits is negative because the disability retirement payments begin at a later age (age 65) than early retirement benefits (age first eligible to receive an unreduced pension). The estimated actuarial present value of retirement benefits accrued through December 31, 2016 appears in the Pension Benefits Table on page 55 of this proxy statement.

Potential Change in Control Payments.    We have arrangements with each of our current NEOs that provide for benefits that are only payable if a “change in control” occurs. Our 2009 Long-Term Incentive Plan and 2013 Long-Term Incentive Plan specify the treatment of outstanding, unvested equity awards granted under each respective plan to employees, including the NEOs, upon the occurrence of a change of control (regardless of whether employment terminates). The severance and other benefits payable to NEOs are due only if (1) there is a change in control and (2) we terminate an NEO’s employment unrelated to cause, or if an NEO terminates his employment for good reason, within two years following the change in control, commonly referred to as a “Double Trigger.” Good reason includes a material diminution of position, decrease in salary or target annual incentive percentage or meaningful change in location.
A “change in control” is defined in the arrangements to include a change in a majority of the Board, consummation of certain mergers, the sale of all or substantially all of our assets and Shareowner approval of a complete liquidation or dissolution. The “change in control” definition also includes an acquisition by a party of 20% or 30% of Kellogg common stock, depending on the post-acquisition ownership of the Kellogg Foundation and Gund family trusts (the “Trusts”). The applicable percentage is 20% or more if the Trusts do not collectively own more than 35% of the common stock. The applicable percentage is 30% or more if the Trusts collectively own more than 35% of the common stock.
The change-in-control related severance payments consist of the following:
Payments Triggered Upon a Change in Control.     EPP awards, restricted stock units, and stock options will retain their original vesting schedules and will not automatically vest upon a change in control (and only vest if there is no assumption, continuation or substitution of the outstanding awards with substitute awards that are, in the judgment of the C&T Committee, of equivalent value).
The following table shows the value of unvested equity awards as of December 31, 2016 for each executive listed below upon a change in control.

	Vesting of Unvested Equity Awards
Name	Stock Options ($)(1)	EPP Awards ($)(2)	Total ($)
John Bryant	3,348,395	11,565,099	14,913,494
Paul Norman	897,257	3,007,368	3,904,625
Ron Dissinger	799,488	2,601,963	3,401,451
Chris Hood	399,783	1,540,539	1,940,322
Gary Pilnick	613,397	2,152,332	2,765,729

(1)	Represents the intrinsic value of unvested stock options as of December 31, 2016, based on a stock price of $73.71.

(2)	Valued based on the “target” number of shares under the 2014-2016 EPP, the 2015-2017 EPP and the 2016-2018 EPP and, in each case, a stock price of $73.71.
Payments Triggered Upon a Termination Following a Change in Control.     Cash severance is payable in the amount of two times the current annual salary plus two times the current target annual incentive award. In addition, executives are entitled to receive the annual incentive award for the current year at the target award level, prorated as of the date of termination. This amount is payable as a lump sum within 90 days after termination.
Additional retirement benefits would equal the actuarial equivalent of the benefit the executive would have received for two years of additional participation under our retirement plans. The executive will continue to participate in health and welfare benefit plans for a two-year period following termination, and will also receive outplacement assistance.

The following table assumes that each NEO is terminated after a change in control for reasons other than cause, retirement, disability or death. The unvested equity awards that would vest upon the change in control, shown in the table immediately above, are also shown below in the column “Vesting of Unvested Equity.” These values are estimated as of December 31, 2016.

	Cash Compensation			Benefits			Other	Subtotal			Estimated Payments Following CIC
Name	Two Times Base Salary ($)	Two Times Annual Incentive ($)(1)	2016 Annual Incentive Payment ($)	Health and Welfare Benefits ($)	Change to Retirement Benefits ($)(2)	Other Benefits and Perquisites ($)(3)	Out- placement ($)	If Termination Occurs ($)	Vesting of Unvested Equity ($)	Pay Reduction ($)(4)	Total If Termination Occurs ($)
John Bryant	2,472,000	4,078,800	2,039,400	100,000	(1,650,000)	50,000	12,375	7,102,575	14,913,494	(1,894,953)	20,121,116
Paul Norman	1,583,800	1,742,200	871,100	100,000	123,000	50,000	12,375	4,482,475	3,904,625	(4,723,579)	3,663,521
Ron Dissinger	1,440,000	1,440,000	720,000	100,000	875,000	50,000	12,375	4,637,375	3,401,451	—	8,038,826
Chris Hood	1,106,400	995,800	497,900	100,000	153,000	50,000	12,375	2,915,475	1,940,322	(551,887)	4,303,910
Gary Pilnick	1,440,000	1,368,000	684,000	100,000	(591,000)	50,000	12,375	3,063,375	2,765,729	—	5,829,104

(1)	Represents two times the target annual incentives award for 2016.

(2)
Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 31, 2016 for each NEO associated with terminating an NEO’s employment without cause following a change in control. The estimated actuarial present value of retirement benefit accrued through December 31, 2016 appears in the Pension Benefits Table on page 55 of this proxy statement. For each NEO, changes to retirement benefits upon change in control vary depending on age, service and pension formula at the time of termination. For certain NEOs, the change to the retirement benefit is negative because, based on age, service and pension formula, the pension benefit upon change in control does not include early retirement benefits that are included in the value used on the Pension Benefits Table. For NEOs, change in control pension benefits are also increased because of the additional two years of service provided by change in control.

(3)	Consists of Kellogg-paid death benefits, financial planning and physical exams.

(4)
If an NEO becomes entitled to separation benefits following a change in control and such separation benefits would otherwise be subject to the excise tax under Section 4999 of the Internal Revenue Code, then the separation benefits will be reduced to $1.00 less than the amount which would trigger the excise tax if such reduction would result in the NEO receiving an equal or greater after-tax benefit than the NEO would have received if the full separation benefits were paid. This column represents the estimated amount of pay reduction to put the NEO in this position. The estimated values in this column were developed based on the provisions of Section 280G and 4999 of the Internal Revenue Code. The actual amount, if any, of the pay reduction will depend upon the NEO’s pay, terms of a change in control transaction and the subsequent impact on the executive’s employment.

RELATED PERSON TRANSACTIONS

Policy For Evaluating Related Person Transactions.    The Board has adopted a written policy relating to the Nominating and Governance Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “Related Person Transactions.” A “related person” is defined under the applicable SEC regulation and includes our Directors, executive officers and 5% or more beneficial owners of our common stock. The Corporate Secretary administers procedures adopted by the Board with respect to related person transactions and the Nominating and Governance Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Nominating and Governance Committee has evaluated it or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the Nominating and Governance Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested Directors on the Nominating and Governance Committee. In approving any related person transaction, the Nominating and Governance Committee must determine that the transaction is fair and reasonable to Kellogg. The Nominating and Governance Committee periodically reports on its activities to the Board. The written policy relating to the Nominating and Governance Committee’s review and approval of related person transactions is available on our website under the “Investor Relations” tab, at the “Corporate Governance” link.
Related Person Transactions. There were no related person transactions in 2016 that require reporting under the SEC disclosure rules.

PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Our Shareowners may vote, on an advisory (non-binding) basis, for a resolution to approve the compensation of our NEOs as disclosed in this proxy statement. At our 2011 Annual Meeting, a majority of Shareowners voted, consistent with the recommendation of Kellogg’s Board of Directors, to hold a shareowner advisory vote on a resolution to approve the compensation of Kellogg’s named executive officers annually, until the next required vote on the frequency of shareowner votes on the compensation of Kellogg’s named executive officers as required pursuant to Section 14(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Board of Directors believes that the annual advisory votes on a resolution to approve executive compensation allow our Shareowners to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, and is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices.
This executive summary highlights core principles of our compensation program and the approach followed by the Compensation and Talent Management Committee.
Core Principles. We operate in a robust and challenging industry, where competitive compensation is important. We believe that our executive compensation program for our NEOs should be designed to:

•	provide a competitive level of total compensation necessary to attract and retain talented and experienced executives;

•	appropriately motivate our NEOs to contribute to our near- and long-term success; and

•	help drive long-term total return for our Shareowners.
Accordingly, the Core Principles that underpin our executive compensation program include Pay for Performance, Shareowner Alignment, Values-Based and Mitigating Risk. A detailed description of these principles is included in the CD&A, and the following is a brief overview of each.
Pay for Performance. Our compensation program is designed to have a significant portion of an NEO’s actual compensation linked to Kellogg’s actual performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive plan, stock option plan and three-year executive performance plan, and by limiting perquisites.
Shareowner Alignment. We align the interest of our NEOs with Shareowners by encouraging our NEOs to have a meaningful personal financial stake in Kellogg. We gain this alignment by maintaining stock ownership guidelines, having a significant portion of an NEO’s target compensation stock-based, and using compensation plan goals that are tied to key financial metrics of Kellogg. In addition, our C&T Committee reviews ‘total shareowner return’ as a key financial metric when reviewing performance to verify our pay for performance connection.
Values-Based. Our NEOs are evaluated on the behaviors they exhibit as they drive results. The compensation program links the “what” each NEO contributes as well as “how” an NEO makes those contributions.
Mitigating Risk. Our compensation program is designed to mitigate risks relating to our business. The program accomplishes this by balancing short-term and rolling three-year incentives, which uses various financial metrics to ensure the business grows in a balanced manner. In addition, we use clawback provisions to mitigate risk by creating appropriate remedies under certain circumstances.
Compensation Approach. The approach utilized by the C&T Committee is a key feature that ensures that actual compensation and plan design are consistent with the Core Principles. Our compensation approach is a multi-step process based on (a) independent decision-making, (b) utilizing compensation peer group data to appropriately target compensation levels, (c) benchmarking compensation at the 50th percentile of the compensation peer group, (d)

following a consistent, rigorous target setting process, and (e) utilizing verification tools to ensure appropriate decisions are being made.
Overview. Recently, the C&T Committee took the following actions (a more detailed discussion of each of these topics is in the CD&A):
Performance / Payouts. Pay for performance is one of the core principles that underpin our executive compensation program. During 2016, we continued to make progress against our 2020 Growth Plan and 2016 priorities by collectively gaining share in our Core 6 cereal brands in the U.S., steadily improving our sales performance in U.S. Snacks, and renovating food and packaging in Frozen Foods and Kashi.  We continued to expand Pringles globally, grew in emerging markets, and added scale in these markets through acquisitions and joint ventures.  We also delivered - and expanded on - our productivity initiatives, including Project K, zero-based budgeting and the launching of revenue growth management.  This resulted in sequential net sales improvement, gross margin expansion in the fourth quarter, and better-than-expected operating profit, earnings per share, and cash flow for the full year. In light of this performance, awards for the 2016 Annual Incentive Plan ("AIP") and 2014-2016 Executive Performance Plan ("EPP") are as follows:

•
AIP Payouts (Pay for Performance). The payout factor for the 2016 AIP is a second quartile payout of 110% of target, which is the formulaic result from the targets established at the beginning of the year for certain financial and non-financial metrics. The Committee concluded that a payout of 110% of target was appropriate for the Company's performance for 2016 after considering actual performance compared to the financial targets, the Company's performance versus the performance peer group, total shareowner return, alignment between estimated quartile performance and quartile payout, and key business activities. Actual payouts for each NEO are described later in this CD&A.

•
2014-2016 EPP Payouts (Pay for Performance). The Committee determined that a fourth quartile payout of 35% of the 2014-2016 EPP target would be made to our NEOs for the 2014-2016 performance. The Committee concluded that a payout of 35% of target was appropriate for the Company's performance for the three-year period after considering the financial performance against EPP targets, as well as a variety of additional factors, including the Company's total shareowner return, payouts of similar programs for our compensation peer group, and key Company activities during the performance period.

Program Updates. The Committee and Company regularly engages with a variety of stakeholders to gain feedback and input on its compensation programs, including discussions with Shareowners and on-going reviews with Cook & Co., the Committee's independent consultant. Based on this input and Committee deliberation, the following program updates were made to the Company's executive compensation program in 2016:

•
2016-2018 EPP Metrics (Shareowner Alignment). The 2016-2018 EPP metrics are currency-neutral comparable operating profit growth and relative total shareowner return. Previously, the EPP metrics had been cumulative cash flow and relative total shareowner return. For the 2016-2018 EPP, the metric of relative total shareowner return, which ties directly to the creation of Shareowner value, was maintained. The second metric was changed to currency-neutral comparable operating profit to align with the Company's overall goal of delivering profitable growth.

•
Severance Benefits (Compensation Approach). In 2016, the C&T Committee modified the Kellogg Company Severance Benefit Plan to harmonize benefits across all senior executives, which reduced severance benefits for four of our NEOs. The cash portion of severance benefits for the NEOs is now equal to two times base salary as the C&T Committee eliminated the cash payout of two times target AIP from the Plan. For more information, see "Potential Post-Employment Payments - Severance Benefits."

For the reasons discussed above, we are asking our Shareowners to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
“RESOLVED, that Kellogg Company’s Shareowners approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Kellogg Company’s Proxy Statement for the 2017 Annual Meeting

of Shareowners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
This resolution is advisory, and therefore not binding on Kellogg, the Board or the C&T Committee. The Board and the Committee value the opinions of Kellogg’s Shareowners and, to the extent there is any significant vote against the NEO compensation as disclosed in the proxy statement, we will consider such Shareowners’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3 — ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC rules enable our Shareowners to indicate how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 3, Shareowners may indicate whether they would prefer an advisory vote on NEO compensation once every one, two, or three years (or you may abstain).
After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Kellogg at this time, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will continue to allow our Shareowners to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our Shareowners may have different views as to what is the best approach for Kellogg, and we look forward to hearing from our Shareowners on this Proposal.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every one year, two years, or three years that receives a majority of all the votes cast for this resolution will be determined to be the preferred frequency with which Kellogg Company is to hold a shareowner vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”
The option of one year, two years or three years that receives a majority of all the votes cast by Shareowners will be the frequency for the advisory vote on executive compensation that has been selected by Shareowners. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by Shareowners. However, because this vote is advisory and not binding on the Board or Kellogg in any way, the Board may decide that it is in the best interests of Kellogg’s Shareowners and Kellogg to hold an advisory vote on executive compensation more or less frequently that the option selected by the Shareowners.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY WITH WHICH SHAREOWNERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent Directors, to be the independent registered public accounting firm for us for fiscal year 2017. PricewaterhouseCoopers LLP was our independent registered public accounting firm for fiscal year 2016. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and to have an opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.
If the Shareowners fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee would reconsider its appointment.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS KELLOGG’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Fees Paid to Independent Registered Public Accounting Firm.
Audit Fees.    The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for the audit of our consolidated financial statements, statutory audits and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $6.6 million in 2016 and $7.5 million in 2015.
Audit-Related Fees.    The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for assistance and related services reasonably related to the performance of the audit of our consolidated financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q, which were not included in “Audit Fees” above was approximately $0.3 million in 2016 and $0.8 million in 2015. This assistance and related services generally consisted of consultation on the accounting or disclosure treatment of transactions or events and employee benefit plan audits.
Tax Fees.    The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice, and tax planning was approximately $1.5 million in 2016 and $1.3 million in 2015. These tax compliance, tax advice and tax planning services generally consisted of U.S., federal, state, local and international tax planning, compliance and advice, with approximately $0.6 million being for tax compliance in 2016 and approximately $0.5 million being spent for tax compliance in 2015.
All Other Fees.    The aggregate amount of all other fees billed to Kellogg by PricewaterhouseCoopers LLP for services rendered, and which were not included in “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above, was $0 in both 2016 and 2015.
Preapproval Policies and Procedures.
The Charter of the Audit Committee and policies and procedures adopted by the Audit Committee provide that the Audit Committee shall pre-approve all audit, internal control-related and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent registered public accounting firm (and their affiliates) and shall disclose such services in our SEC filings to the extent required. Under the policies and procedures adopted by the Audit Committee, the Audit Committee pre-approves detailed and specifically described categories of services which are expected to be conducted over the subsequent twelve months or a longer specified period, except for the services and engagements which the Chairman has been authorized to pre-approve or approve. The Chairman of the Audit Committee has been delegated the authority to pre-approve or approve up to $500,000 of such engagements and services, but shall report such approvals at the next full Audit Committee meeting. Such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Kellogg management.
All of the services described above for 2016 and 2015 were pre-approved by the Audit Committee and/or the Committee Chairman before PricewaterhouseCoopers LLP was engaged to render the services.

Audit Committee Report.
The Audit Committee oversees our financial reporting process on behalf of the Board. The Committee is composed of six independent directors (as defined by the New York Stock Exchange Listing Standards), met five times in 2016 and operates under a written charter last amended by the Board in February 2015, which is posted on our website at http://investor.kelloggs.com/governance.cfm. As provided in the Charter, the Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, the Enterprise Risk Management process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the 2016 Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of our financial reporting and controls.
The Committee reviewed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our financial reporting, internal control and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 - Communications with Audit Committees.
The Committee has discussed with the independent registered public accounting firm their independence from Kellogg and its management, including matters in the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.
The Committee also discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also meets privately with the independent registered public accounting firm, Chief Legal Officer, Corporate Controller and Vice President of Internal Audit at each in-person meeting.
In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC. The Committee also reappointed our independent registered public accounting firm for our 2017 fiscal year.
AUDIT COMMITTEE

Rogelio Rebolledo, Chair
Stephanie Burns
Richard Dreiling
Zachary Gund
Don Knauss
Noel Wallace

PROPOSAL 5 - APPROVAL OF THE KELLOGG COMPANY 2017 LONG-TERM INCENTIVE PLAN

On February 17, 2017, the Board of Directors adopted the Kellogg Company 2017 Long-Term Incentive Plan (the “2017 Plan”) subject to approval by the Shareowners at the 2017 Annual Meeting.
The shares reserved for use under Kellogg’s current incentive plan, the 2013 Long-Term Incentive Plan (the “2013 Plan”), may not be sufficient to fund Kellogg's equity grant needs for 2018. If approved, the 2017 Plan will replace the 2013 Plan and the 2013 Plan will remain in existence solely for the purpose of addressing the rights of holders of existing awards already granted under the 2013 Plan. Kellogg does not anticipate granting any new awards under the 2013 Plan following Shareowner approval of the 2017 Plan and all unused shares available for grant at that time will be included in the 2017 Plan. The 2017 Plan has no effect on the Kellogg Company 2009 Non-Employee Director Stock Plan, which was approved by Shareowners in 2009.
Key Highlights
The Board of Directors unanimously recommends that Shareowners vote “FOR” the adoption of the 2017 Plan for the following reasons:
Key Component of Compensation. Equity and performance-based awards are a core component of our compensation program. We believe equity and performance-based awards provide employees, officers and directors with a proprietary interest in maximizing the growth, profitability and overall success of Kellogg.
Alignment. We believe that our long-term incentive compensation program aligns the interests of employees, officers, directors and our long-term Shareowners to create long-term shareowner value. The 2017 Plan would increase our ability to achieve this objective by allowing for several different awards, which we believe will help us attract, retain, and motivate employees, officers and directors (or those who will become employees, officers and directors).
Determination of Share Amounts. In determining the terms of the 2017 Plan and the amount of the 2017 Plan share reserve, our Board considered the factors above and a number of other factors, including the following:

•	Number of eligible employees. Based on current practices, we currently have approximately 1,700 employees, officers and directors eligible to receive awards under the 2017 Plan.

•
Historical amounts of equity awards. Our three-year annual number of shares granted, calculated on our understanding of the methodology utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”), was approximately 4.9 million shares in 2016, 4.9 million shares in 2015, and 6.4 million shares in 2014. However, these amounts are not necessarily indicative of the shares that might be awarded over at least the next three years under the proposed 2017 Plan. See “New Plan Benefits” below for additional information considered by the Board.

•
Historical equity award burn rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2014-2016 period, calculated on our understanding of the methodology utilized by ISS, was 1.53%, which was lower than ISS’s maximum burn rate guidance of 2.0% for our industry classification.

•
Current and projected overhang percentage. As of December 31, 2016, we had 28.7 million shares of our common stock subject to outstanding equity awards or available for future equity awards under our equity compensation plans, which represented approximately 7.6% of fully diluted common shares outstanding, calculated on our understanding of the methodology utilized by ISS. Based on our estimated 2017 year-to-date equity grant usage, the 16 million new shares proposed to be included in the 2017 Plan share reserve would increase the overhang percentage by an additional 3.7% to approximately 11.3%.

•
Anticipated duration. If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the 16 million additional shares if the 2017 Plan is approved, will be sufficient for Plan awards for at least three years.

Shareowner approval of the 2017 Plan is being sought in order to (1) meet the stockholder approval requirements of the New York Stock Exchange, (2) obtain approval of the material terms of the 2017 Plan, including performance criteria and individual award limitations, for purposes of qualifying certain compensation under the 2017 Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), and (3) qualify certain stock options authorized under the 2017 Plan for treatment as incentive stock options for purposes of Section 422 of the Code.
A summary of the basic features of the 2017 Plan is set forth below including minimum vesting requirements, limits on the accrual of dividends on unearned awards and recoupment of awards. The summary is subject to the specific provisions contained in the full text of the 2017 Plan set forth in Appendix A to this proxy statement. The 2017 Plan is consistent in substance with the 2013 Plan, but with several key updates, including:

•	adding material breach of code of conduct and willful failure to cooperate with government investigations to definition of "cause";

•	adding relocation of principal place of employment must be more than 50 miles to definition of "good reason";

•	eliminating limitation to withhold only up to the minimum required tax rate;

•	increasing the limit for other cash based awards to $10 million;

•	adding a minimum vesting or performance period of one year for 95% of all awards granted under the plan; and

•	specifying that dividends or dividend equivalents can only be paid or accrued on awards that ultimately vest.
Plan Term
The 2017 Plan will be effective on February 17, 2017, the date of its adoption by the Board, subject to Shareowner approval at the annual meeting. No new awards may be granted under the 2017 Plan after February 17, 2027. However, the term and exercise of awards granted before then may extend beyond that date. The Board may terminate the 2017 Plan at any time with respect to all awards that have not been granted.
Administration
The 2017 Plan is administered by the Compensation and Talent Management Committee of the Board of Directors (the “Committee”). The Committee is currently composed of only non-employee directors. Each member of the Committee is a “Non‑Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange. Under the terms of the 2017 Plan, the Committee has the authority to select the participants, make awards in such amounts and form as the Committee shall determine, impose restrictions, terms, and conditions upon such awards as the Committee shall deem appropriate and correct any technical defects or omissions in the 2017 Plan or any award agreement. The Committee may designate persons other than members of the Committee to carry out the day‑to‑day administration of the 2017 Plan. In addition, the Committee may, in its sole discretion, delegate its authority to one or more senior executive officers of Kellogg for the purpose of making awards to participants who are not subject to Section 16 of the Exchange Act, but no officer of Kellogg may grant awards to himself or herself.
Eligibility
Employees, officers and directors, and those who will become employees, officers or directors of Kellogg and/or its subsidiaries are eligible to receive awards under the 2017 Plan. Awards under the 2017 Plan will be made by the Committee or by a senior executive officer who has been delegated authority to grant awards to participants who are not subject to Section 16 of the Exchange Act. No determination has been made as to awards that may be granted under the 2017 Plan, although it is anticipated that recipients of awards will include the current executive officers of Kellogg. Currently, Kellogg and its subsidiaries have approximately 1,700 employees, officers and directors eligible to participate in the 2017 Plan based on current practices.
In general, restricted shares and restricted share units awarded under the 2017 Plan that vest solely as a result of the passage of time and continued service must be subject to a minimum vesting period of three years from the date of grant (including pro rata vesting over such period), and restricted shares, restricted share units, performance shares and performance share units awarded under the 2017 Plan whose vesting is subject to the achievement of specified performance goals over a performance period must be subject to a performance period of not less than one year from the date of grant. Acceleration is permitted on death, disability, retirement, a change in control and certain other limited cases.
Shares Authorized; Share Limitations
The maximum number of shares of Kellogg Company common stock for which awards may be granted under the 2017 Plan may not exceed the total of (a) 16 million shares; plus (b) the total number of shares remaining available for future grants under the 2013 Plan. The total number of shares remaining available for issuance under the 2017 Plan will be reduced by two shares for each share issued pursuant to an award under the 2017 Plan other than a Stock Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding award other than a Stock Option or a Stock Appreciation Right, which will in each case reduce the total number of shares remaining by one share for each share issued.
Subject to adjustment pursuant to the terms of the 2017 Plan, (1) no participant may receive awards of stock options or SARs exceeding 2 million shares in any calendar year; (2) no more than 1 million shares may be paid in any calendar year in respect of performance share units, performance-based restricted shares and performance-based restricted share units to any individual participant; (3) the maximum cash amount payable under any performance unit intended to be performance-based compensation to any participant for any calendar year is $10 million; and (4) the maximum cash amount payable under any other cash-based award intended to be performance-based compensation to any participant for any calendar year is $10 million. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the 2017 Plan are subject to proportional adjustment, to reflect certain stock changes, such as stock dividends and stock splits.
Shares of common stock that, as of the effective date of the 2017 Plan, have not been issued under the 2001 Long-Term Incentive Plan, the 2003 Long-Term Incentive Plan and the 2009 Long-Term Incentive Plan (together, the “Old Plans”) and are not covered by outstanding awards under the Old Plans shall not be available for Awards under the 2017 Plan. Shares will not be added to the maximum share limitations under the 2017 Plan if: the shares would have been issued upon any exercise of an option but for the fact that the exercise price was paid by a net exercise; the shares were already owned by a participant and are tendered (either actually or by attestation) in payment of the exercise price of an option; the shares are withheld by Kellogg to satisfy the tax withholding obligation with respect to an option or SAR; the shares are repurchased on the open market with proceeds of an option exercise; or the shares are covered by an exercised SAR, regardless of whether shares of common stock are actually issued by the exercise, which are considered issued or transferred in accordance with the 2017 Plan.
The closing price per share of Kellogg Company common stock as reported on the New York Stock Exchange on February 17, 2017 was $72.90.
Section 162(m)
Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to its Chief Executive Officer and the three other most highly compensated officers other than the principal financial officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. Awards under the 2017 Plan are intended to qualify as qualified performance-based compensation, by satisfying the following requirements: (1) the performance goals are determined by the Committee consisting solely of outside directors; (2) the material terms under which the compensation is to be paid, including examples of the performance goals, are approved by a majority of Kellogg Company Shareowners; and (3) if applicable, the Committee certifies that the applicable performance goals and any other material terms were satisfied before payment of any performance-based compensation is made. While the Committee views preserving tax deductibility as an important objective, it believes the primary purpose of Kellogg’s compensation program is to support its strategy and the long-term interests of its Shareowners. As such, the Committee may authorize awards under the 2017 Plan that are not fully tax deductible under Section 162(m).

Awards
All awards are expected to be evidenced by an award agreement between Kellogg and the individual participant and approved by the Committee. In the discretion of the Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.
Types of awards under the 2017 Plan include:
Stock Options - The Committee may grant incentive stock options or Non-Qualified Stock Options (collectively referred to as “stock options”). An incentive stock option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code. A Non-Qualified Stock Option is any other stock option granted by the Committee that is not specifically designated as an incentive stock option. The exercise price of stock options shall be determined by the Committee, but in no event shall the exercise price be less than 100% of the closing price of Kellogg’s common stock on the grant date. The term of each stock option shall be determined by the Committee; provided, however, that the term of stock options shall not exceed 10 years. Options may be exercised in whole or in part, and the option price may be paid (1) by cash, certified check, bank draft, electronic transfer, or money order payable to the order of Kellogg, (2) if permitted by the Committee in its sole discretion, by surrendering (or attesting to the ownership of) shares of common stock already owned by the participant, (3) pursuant to a net exercise arrangement, or (4) if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, some other form of payment acceptable to the Committee. Special provisions apply to stock options granted to 10% or greater Shareowners. No Stock Options granted under the 2017 Plan may contain any reload provisions, entitling the option holder to additional options upon the exercise of existing options.
Stock Appreciation Rights - Stock Appreciation Rights (or “SARs”) represent a right to receive a payment, in cash, shares of Kellogg’s common stock, restricted shares (as described below) or a combination thereof, equal to the excess of the fair market value of a specified number of shares of Kellogg common stock on the date the SAR is exercised over the fair market value of such shares on the date the SAR was granted. SARs may be exercised in accordance with the terms established by the Committee. The term of a SAR shall not exceed 10 years from the grant date.
Restricted Shares and Restricted Share Units - A restricted share is an award of common stock granted to a participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with Kellogg while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). Upon lapse of the restrictions, restricted shares may be exchanged for unrestricted shares of common stock. A grant of restricted share units is a notional award of shares of common stock which entitle the participant to a number of unrestricted shares of common stock equal to (or a cash amount equal in value to such number of unrestricted shares of common stock) the number of restricted share units upon the lapse of similar restrictions, terms and conditions. A participant holding restricted shares shall have all the rights of a Shareowner of such shares (except as such rights may be limited by the Committee). Restrictions on restricted shares and restricted share units may be performance-based.
Performance Units and Performance Share Units and Other Cash-Based Awards - A grant of performance units is a notional award of units (with each unit representing such monetary amount as designated by the Committee) granted to a participant, subject to such terms as the Committee deems appropriate, including the requirement that the participant forfeit such units (or a portion thereof) if certain performance criteria are not met. A grant of performance share units is an award of actual or notional shares of common stock which entitle the participant to a number of shares of common stock equal to the number of performance share units upon achievement of specified performance goals and such other terms and conditions as the Committee deems appropriate. Participants receiving a grant of performance units and performance share units will be entitled to payment in respect of such awards if Kellogg and/or the participant achieves certain performance goals during and in respect of a designated performance period. In setting performance goals for awards intended to qualify as “qualified performance-based compensation” for Section 162(m) of the Code, the Committee may use such measures as:

●	net sales;	●	improvements in financial ratings;
●	net income;	●	regulatory compliance;
●	market price per share;	●	achievement of balance sheet or income statement objectives;
●	earnings per share;	●	market or category share;
●	return on equity,	●	organizational objectives (including diversity, safety and K-values);
●	return on capital employed;	●	productivity initiatives;
●	return on invested capital; cash flow;	●	acquisition integration;
●	discounted cash flow;	●	total return to shareowners (including both the market value of Kellogg’s stock and dividends thereon);
●	cumulative cash flow;	●	total shareowner return;
●	operating profit;	●	net earnings growth;
●	gross or pre-tax profits;	●	sales or revenue growth;
●	post-tax profits;	●	cash flow;
●	gross or net margins;	●	operating income;
●	consolidated net income;	●	net income per share (basic or diluted);
●	unit sales volume;	●	earnings before or after any one or more of taxes, interest, depreciation and amortization;
●	economic value added;	●	profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales);
●	costs or cost reduction initiatives;	●	market share;
●	production;	●	cost reduction goals;
●	unit production volume;	●	margins (including one or more of gross, operating and net income margins);
●	net sales per unit of production	●	sales contribution
Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The payout of any such award to certain participants may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. A grant of another cash-based award is an award payable in cash to a participant at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion. Other cash-based awards may be granted to participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in the Committee’s sole discretion. Other cash-based awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion, subject to the limitations of the 2017 Plan.
New Plan Benefits
No awards have been granted, and no specific plans have been made for the grant of future awards, under the 2017 Plan. The grant of any awards under the 2017 Plan will be at the discretion of the Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future as there are many variables the Committee considers in granting equity awards, including compensation of the our executive officers compared to peer group compensation, share price at the time the Committee sets executive compensation, and, for payouts under the our long-term incentive plans, performance against predetermined metrics at the time of settlement. However, in approving the 2017 Plan, the Board did consider a forecast of share utilization for 2017 (which was the only forecasted information available). Share utilization is estimated at 3,515,610 million shares with an estimated grant date fair value of $91.8 million in 2017 compared to 4,065,003 million shares with a grant date fair value of $93.9 million in 2016. These and the forecasts below are based on numerous variables and assumptions that are inherently uncertain and subject to change. Accordingly, there can be no assurance that these forecasts will be realized and Shareowners are cautioned not to place undue, if any, reliance on such forecasts.
Although future grants under the 2017 Plan are not determinable at this time, for illustrative purposes and not necessarily indicative of the shares that might be awarded under the 2017 Plan, the table below sets forth the awards that were granted under the 2013 Plan during 2017 to the current named executive officers, all executive officers as a group, all non-executive directors as a group and all non-executive officer employees as a group.
The table below also sets forth the 2017 forecasts for share utilization that were considered by the Board in approving the 2017 Plan.

Name and Position	Stock Options (#)	EPP Shares (#)	Restricted Stock/ Restricted Stock Units (#)	New Hire Stock Options/ Restricted Stock/ RSUs (#)
2013 Plan Grants During 2017:
John Bryant	230,900	62,300	—	—
Paul Norman	69,100	15,500	3,100	—
Ron Dissinger	—	—	—	—
Chris Hood	42,800	9,600	1,900	—
Gary Pilnick	54,100	12,200	2,400	—
Executive Group (Includes NEOs Above)	613,400	17,110	148,300	63,540
Non-Executive Director Group (1)	—	—	—	—
Non-Executive Officer Employee Group	1,690,113	171,490	481,420	9,219
Total 2017 Actual YTD	2,303,513	188,600	629,720	72,759
Total 2017 Forecast	2,453,700	193,900	698,010	170,000

(1)	Non-Executive Director Group Awards are granted pursuant to the Kellogg Company 2009 Non-Employee Director Stock Plan.
For addition information relating to securities authorized under all of our equity compensation plans as of December 31, 2016, please see the section entitled “Equity Compensation Plan Information” below. In addition, refer to the section entitled “Executive Compensation” for information about specific awards granted to our named executive officers during 2016 and any equity awards that remain outstanding as of December 31, 2016.
Dividends and Dividend Equivalents.
The Committee may provide that awards denominated in stock (other than stock options, SARs and unvested performance share units, performance-based restricted shares and performance-based restricted share units) earn dividends or dividend equivalents; provided that dividends or dividend equivalents shall only be paid or accrued on Performance Shares or other Awards subject to performance-based vesting conditions to the extent that such awards are actually earned. At the same time that dividends are paid to holders of Kellogg common stock, dividends or dividend equivalents may be paid in cash or shares of common stock or may be credited to an account that the Committee establishes in the name of the participant, to be paid at such time or times as determined by the Committee and as specified in the terms of the applicable award grant. The Committee may also impose other restrictions on the crediting of dividends or dividend equivalents, such as requiring reinvestment in additional shares or share equivalents. Any stock dividends paid to Shareowners shall, in respect of restricted shares (or restricted share units, if the Committee grants dividend equivalents in a participant’s award agreement) shall be treated as additional restricted shares (or restricted share units).

Repricing Prohibited
Except as set forth in Section 13 of the 2017 Plan (pertaining to changes in capitalization and other matters), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or SARs or to cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs without shareowner approval.
Change in Control or Other Cash-Out
If there is a “Change in Control” of Kellogg (as defined in Section 14 of the 2017 Plan) and outstanding awards under the 2017 Plan are not assumed, continued or substituted by the successor to Kellogg, then in order to preserve the participants’ rights the following shall occur: (a) all stock options and SARs become fully vested and exercisable; (b) all restrictions on restricted shares shall be deemed lapsed and all restricted share units shall become fully vested and payable; and (c) the performance criteria for all performance units, performance share units, performance-based restricted shares, performance-based restricted share units and other cash-based awards shall be considered earned and payable in full. In addition, the Committee shall have the authority to otherwise require that the holder surrender any stock option and SAR for cancellation by Kellogg, with the holder being entitled to receive a cash payment. In the event outstanding awards are assumed by the successor corporation, such awards shall be subject to the adjustment provisions of Section 13 of the 2017 Plan and shall otherwise continue in effect with all of the terms and conditions of the Plan and the applicable Award Agreement. In the event that a participant holding any such assumed awards is terminated within two years following such Change in Control, such participant’s outstanding awards will become fully vested, exercisable and payable (as applicable) as of the date of such termination, except as otherwise provided by the 2017 Plan.
Matters relating to the 2017 Plan and its Amendment, Suspension and/or Termination
No Awards may be granted after February 17, 2027. The Board may suspend or terminate the 2017 Plan (or any portion thereof) at any time, and may amend the 2017 Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit Kellogg or the participants to benefit from any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of Kellogg. However, no such amendment, suspension, or termination shall materially adversely affect the rights of any participant and the Board may not make any change that would disqualify the 2017 Plan or any other plan of Kellogg from the benefits provided under Section 422 of the Code. No amendment will be made without shareowner approval if required by applicable law or applicable listing requirements.
Non-transferability of Awards
Awards granted under the 2017 Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the Committee may from time to time permit Awards to be transferable to “family members” (within the meaning of the General Instructions to Form S-8) subject to such terms and conditions as the Committee may impose and applicable law. No award, however, may be transferred for value as defined in the general instructions to Form S-8.
Federal Income Tax Consequences
The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs, performance units, performance share units, restricted shares, restricted share units, other cash-based awards and supplemental cash payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local, or foreign income tax rules relevant to stock options, stock appreciation rights, performance awards, restricted stock, and supplemental cash payments. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to stock options, appreciation rights, performance awards, restricted stock, and supplemental cash payments.

Incentive Stock Options. A participant who is granted an incentive stock option recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of Kellogg shares on the date of exercise over the option exercise price is an item includible in the optionee’s alternative minimum taxable income. The IRS may require the optionee to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the incentive stock option that the optionee can use to pay such tax.
If an optionee holds the common stock acquired upon exercise of the incentive stock option for at least two years from the date of grant and at least one year following exercise (the “Statutory Holding Periods”), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. If an optionee disposes of common stock acquired through the exercise of an incentive stock option before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income (but not employment) tax withholding. The balance of the gain that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain depending on whether the common stock has been held for more than one year following exercise of the incentive stock option.
Special rules apply for determining an optionee’s tax basis in and holding period for common stock acquired upon the exercise of an incentive stock option if the optionee pays the exercise price of the incentive stock option in whole or in part with previously owned Kellogg shares. Under these rules, the optionee does not recognize any income or loss from delivery of shares of common stock (other than shares previously acquired through the exercise of an incentive stock option and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee’s tax basis in and holding period for the newly-acquired shares of common stock will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee’s holding period will begin on the date such shares are transferred. Under regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.
If any optionee pays the exercise price of an incentive stock option in whole or in part with previously-owned shares that were acquired upon the exercise of an incentive stock option and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.
We are not entitled to any deduction with respect to the grant or exercise of an incentive stock option or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, we are generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.
Non-Qualified Stock Options. A participant who is granted a non-qualified stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Kellogg shares received on the date of exercise. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes.
When an optionee disposes of common stock received upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. We will not receive a deduction for any capital gain recognized by the optionee.
If an optionee pays the exercise price for a non-statutory option entirely in cash, the optionee’s tax basis in the common stock received equals the stock’s fair market value on the exercise date, and the optionee’s holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a non-statutory option in whole or in part with previously-owned shares of common stock, then the optionee’s tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will equal the share’s value on the exercise date, and the optionee’s holding period will begin on the day after the exercise date.
SARs. A participant who is granted an SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any Kellogg common stock received. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.
Restricted Shares. Restricted shares are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant restricted shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted shares.
However, if a participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. We are generally entitled to an income tax deduction for any compensation income taxed to the participant.
Performance Units, Performance Share Units and Restricted Share Units. The grant of a performance unit, performance share unit or restricted share unit does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of any Kellogg common stock received as payment in respect of a performance unit, performance share unit or restricted share unit will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.
Payment of Withholding Taxes. We have the right to withhold or require a participant to remit to us an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the 2017 Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering shares of Kellogg common stock that the participant previously owned or directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction, to satisfy such requirement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE KELLOGG COMPANY 2017 LONG-TERM INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

(millions, except per share data)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights as of December 31, 2016 (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights as of December 31, 2016 ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) as of December 31, 2016 (c)(1)
Equity compensation plans approved by security holders	15.9	(2)	62	12.5	(3)
Equity compensation plans not approved by security holders	—		NA	0.3
Total	15.9		62	12.8

(1)
The total number of shares remaining available for issuance under the 2013 Long-Term Incentive Plan will be reduced by two shares for each share issued pursuant to an award other than a stock option or stock appreciation right, or potentially issuable pursuant to an outstanding award other than a stock option or stock appreciation right, which will in each case reduce the total number of shares remaining by one share for each share issued.

(2)	Includes 14.7 million stock options and 1.2 million restricted share units.
(3)
The total number of shares available remaining for issuance as of December 31, 2016 for each Equity Compensation Plan approved by shareowners are as follows:
- The 2013 Long-Term Incentive Plan - 11.9 million;
- The Non-Employee Director Stock Plan (2009 Director Plan) - 0.3 million;
- The 2002 Employee Stock Purchase Plan - 0.3 million.

Three plans are considered “Equity compensation plans not approved by security holders.” The Kellogg Share Incentive Plan, which was adopted in 2002 and is available to most U.K. employees of specified Kellogg Company subsidiaries; a similar plan, which is available to employees in the Republic of Ireland; and the Deferred Compensation Plan for Non-Employee Directors, which was adopted in 1986 and amended in 1993 and 2002.
Under the Kellogg Share Incentive Plan, eligible U.K. employees may contribute up to 1,500 Pounds Sterling annually to the plan through payroll deductions. The trustees of the plan use those contributions to buy shares of our common stock at fair market value on the open market, with Kellogg matching those contributions on a 1:1 basis. Shares must be withdrawn from the plan when employees cease employment. Under current law, eligible employees generally receive certain income and other tax benefits if those shares are held in the plan for a specified number of years. A similar plan is also available to employees in the Republic of Ireland. As these plans are open market plans with no set overall maximum, no amounts for these plans are included in the above table. However, approximately 48,000 shares were purchased by eligible employees under the Kellogg Share Incentive Plan, the plan for the Republic of Ireland and other similar predecessor plans during 2016, with approximately an additional 57,000 shares being provided as matched shares.
The Deferred Compensation Plan for Non-Employee Directors was amended and restated during 2013. Under the Deferred Compensation Plan for Non-Employee Directors, non-employee Directors may elect to defer all or part of their compensation (other than expense reimbursement) into units which are credited to their accounts. The units have a value equal to the fair market value of a share of our common stock on the appropriate date, with dividend equivalents being earned on the whole units in non-employee Directors’ accounts. Units must be paid in shares of our common stock, either in a lump sum or in up to ten annual installments, with the installments to begin as soon as practicable after the non-employee Director’s service as a Director terminates. No more than 300,000 shares are authorized for use under this plan, of which approximately 16,000 had been issued as of December 31, 2016.

PROPOSAL 6 — SHAREOWNER PROPOSAL TO AMEND PROXY ACCESS

We expect the following proposal (Proposal 6) on the proxy card and voting instruction card) to be presented by a Shareowner at the annual meeting. Names, addresses and share holdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied promptly upon oral or written request.
Resolution Proposed by Shareowner:
RESOLVED: Shareholders of the Kellogg Company (the “Company”) ask the board of directors (the “Board”) to amend its bylaws on Shareowner Director Nominations, and any other associated documents, to include essential elements for substantial implementation to better facilitate meaningful proxy access by more shareholders as follows:

1.
The number of “Shareowner Nominees” eligible to appear in proxy materials shall be 25% of the directors then serving or 2, whichever is greater. Current bylaws restrict Shareowner Nominees to 20% or 2, whichever is greater. Under the current 14- member board, this change would ensure shareholders a meaningful proportion of representation with 3 directors, instead of 2. That would allow substantive representation on all 3 current Board committees.

2.
No limitation shall be placed on the number of stockholders that can aggregate their shares to achieve the 3% “Required Shares” for an “Eligible Shareowner.” Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria at most of companies examined by the Council of Institutional Investors. Allowing an unlimited number of shareholders to aggregate shares would facilitate greater participation by individuals and institutional investors in meeting the “Required Shares,” which are 3% of the outstanding shares entitled to vote generally in the election of directors.

3.
No limitation shall be imposed on the re-nomination of “Shareowner Nominees” based on the number or percentage of votes received in any election. Such limitations do not facilitate the shareholders’ traditional state law rights and add unnecessary complexity.

Shareowner’s Supporting Statement:
The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.
Proxy Access: Best Practices
(http://www.cii.org/files/publications/misc/08_05_15_Best%20Practices%20-%20Proxy%20Access.pdf) by the Council of Institutional Investors, “highlights the most troublesome provisions” in recently implemented proxy access bylaws.
Although the Company’s Board adopted a proxy access bylaw, it contains troublesome provisions, as addressed above, that significantly impair the ability of shareholders to participate as Eligible Shareowners, the ability of Shareowner Nominees to effectively serve if elected, and the ability of Shareowner Nominees to run again if they receive less than 25% of the vote. Adoption of all the requested amendments would largely remedy these issues and would better ensure meaningful proxy assess is eligible to a greater number of shareholders.

Increase Shareholder Value
Vote for Shareowner Proxy Access Amendment - Proposal 6
Our Response — Statement in Opposition to Proposal:
The Board has carefully considered this proposal and believes that it is not in the best interest of the Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:
Our Board has Adopted Proxy Access for the Benefit of All Shareowners. Due to the interest of our Shareowners in proxy access, our Board considered various potential formulations of proxy access. Kellogg representatives also solicited feedback from a number of our largest Shareowners to understand what proxy access parameters are important to them. Based upon our Board’s assessment of the relative advantages and disadvantages to Shareowners and Kellogg of the various proxy access formulations, and the feedback from our Shareowners, our Board amended the bylaws of Kellogg in February 2016 to implement proxy access in the form it believes is most meaningful and appropriate for Kellogg and its Shareowners.
As amended, our bylaws permit a Shareowner, or a group of up to 20 Shareowners, owning 3% or more of Kellogg’s outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the Shareowner(s) and the nominee(s) satisfy the requirements specified in the bylaws.
The Proposal’s Allowance to Nominate Up to 25 Percent of the Board May Result in Disruption to the Board and Reduce the Board’s Effectiveness. Consistent with the practices of many other public companies that have adopted proxy access, Kellogg limited the maximum number of directors who could be nominated through proxy access to the greater of two individuals or 20% of the Board (2 seats on a board of 12), to try to ensure there could be enough Shareowner-selected nominees to have a meaningful effect on the Board, without excessive disruption of the Board’s continuity and operations and the balance of the knowledge, experience, skills and diversity of the Board.
We already have a process for Shareowners to make recommendations to our Nominating and Governance Committee of nominees for election to the Board. The Nominating and Governance Committee has an important role in considering the effectiveness of our Board and in identifying nominees who possess a combination of professional experience, ethical character, expertise, skills, diversity of background and dedication necessary to operate effectively in overseeing our complex business. The Nominating and Governance Committee also considers whether a candidate would contribute to an effective and well-rounded and diverse board that operates openly and collaboratively and represents the best interests of all Shareowners, and not just those with a special interest, including interests unrelated to long-term Shareowner value. The Nominating and Governance Committee’s process for considering nominees for director and the matters it considers are described above at pages 11-12 under the heading “Shareowner Recommendations for Director Nominees.” Nominees proposed through a Shareowner’s proxy access proposal are not subject to any evaluation or screening by the Nominating and Governance Committee regarding the nominee’s ability to contribute to an effective, well-rounded and diverse board that operates openly and collaboratively in the best interest of all Shareowners. The proposal could therefore result in loss of important characteristics we believe are necessary to form an effective Board.
In light of these considerations, the Board believes that its existing limitation on the maximum number of directors who can be nominated through proxy access to 20% of the Board strikes an appropriate balance between enhancing Shareowner rights and adequately protecting the best interests of Kellogg and its Shareowners.
The Proposal Places No Limit on the Number of Shareowners Who Can Assemble as a Group to Establish the Ownership Threshold Required to Make a Proxy Access Nomination, Which May Result in Excessive Administrative Burden and Expense for Kellogg. We believe that a reasonable limitation should be established to reduce administrative costs for Kellogg and help reduce the risk of abuse of proxy access rights by Shareowners with a special interest, including interests unrelated to long-term Shareowner value. In the absence of a reasonable limitation on the number of Shareowners in a group, Kellogg could be required to make burdensome and time-consuming inquiries into the nature and duration of the share ownership of a large number of individuals participating in a nomination in order to verify their required share ownership, which could impede the exercise of proxy access rights by other Shareowners.
Our proxy access right limits the number of Shareowners who can assemble as a group to 20 holders of record. Allowing a limited number of holders to act as a group strengthens the principle that we believe is shared by many of our Shareowners: that the right to nominate a director using Kellogg’s proxy statement should be available only for those who have a sufficient financial stake in Kellogg to cause their interests to be aligned with the interests of our Shareowners as a whole. Our Board believes that a shareowner group making a nomination pursuant to proxy access should consist of no more than 20 shareowners, rather than an unlimited number.
The Absence of a Percentage Vote Requirement for Renomination under the Proposal Would Increase Administrative Burden and Expense, without Meaningful Shareowner Support, and May Prevent Other Eligible Candidates from Being Nominated by Shareowners. As a condition to renomination as a director at the next two subsequent annual meetings, our proxy access right requires a vote of 25% or more in favor of that nominee at the preceding annual meeting. We believe that a failure to demonstrate meaningful Shareowner support for election as a director does not warrant the administrative burden and expense incurred to implement the proxy access right. A 25% threshold also represents less than half of the majority vote required for election as one of our directors. Recurring renominations without a voting percentage threshold could deny other eligible Shareowners the opportunity to submit a more viable candidate due to procedures for selecting among nominees where there are multiple nominees from Shareowners.
Board Recommendation. In our view, the proposed modifications to our proxy access bylaw can present a risk of abuse to the detriment of our shareowners, where a single shareowner or group of shareowners can threaten to use the nomination process to pressure Kellogg to take action that is not in the best interests of all Shareowners or to nominate candidates with interests that are based on short-term goals or are not aligned with those of all shareowners. We believe the Shareowner’s proposal presents such a risk to Kellogg’s Shareowners and would remove appropriate safeguards to ensure the proxy access mechanism is not abused.
FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE PROPOSAL.

MISCELLANEOUS

Shareowner Proposals or Director Nominees for the 2018 Annual Meeting.    Shareowner proposals submitted for inclusion in our proxy statement for the 2018 Annual Meeting of Shareowners must be received by us no later than November 8, 2017. Other Shareowner proposals or Director nominations to be submitted from the floor must be received by us not earlier than November 8, 2017 and not later than December 8, 2017, and must meet certain other requirements specified in our bylaws.
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for 2018 Annual Meeting. Shareowner nominations of director candidates for inclusion in our proxy materials for the 2018 Annual Meeting of Shareowners must be received by us not earlier than October 11, 2017 and not later than November 10, 2017. Any such nomination must meet the other requirements set forth in our bylaws.
Annual Report on Form 10-K; No Incorporation by Reference.    Upon written request, we will provide any Shareowner, without charge, a copy of our Annual Report on Form 10-K for 2016 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department, Kellogg Company, P.O. Box 3599, Battle Creek, MI 49016-3599 (phone: (269) 961-2800), or investor.relations@kellogg.com. You may also obtain this document and certain other of our SEC filings through the Internet at www.sec.gov or under “Investor Relations” at www.kelloggcompany.com, the Kellogg website.
Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions “Audit Committee Report,” and “Compensation and Talent Management Committee Report” shall not be incorporated by reference into any document filed with the SEC.
By Order of the Board of Directors,
Gary Pilnick
Vice Chairman, Corporate Development and Chief Legal Officer

March 8, 2017

APPENDIX A

KELLOGG COMPANY 2017 LONG-TERM INCENTIVE PLAN

1.PURPOSE. The purpose of the 2017 Long-Term Incentive Plan is to further and promote the interests of Kellogg Company, its Subsidiaries and its shareowners by enabling the Company and its Subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers, and to align the interests of those individuals and the Company’s shareowners. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such employees and officers with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.
2.DEFINITIONS. Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:
2.1“10% Shareowner” has the meaning set forth in Section 6.2.
2.2“Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.
2.3“Award Agreement” means the written agreement executed by a Participant pursuant to Sections 3.2 and 16.7 of the Plan in connection with the granting of an Award.
2.4“Base Value” has the meaning set forth in Section 7.2.
2.5“Board” means the Board of Directors of the Company, as constituted from time to time.
2.6“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (i) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any entity controlled by, controlling or under common control with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties; (b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or any entity controlled by, controlling or under common control with the Company; (c) any material breach of the Company’s Code of Conduct by the Participant; or (d) the willful failure of the Participant to cooperate with any governmental investigations or activities relating to the Company; provided, however, that no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or any entity controlled by, controlling or under common control with the Company; provided, further, that any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or a senior officer of the Company or based upon the advice of counsel for the Company or any entity controlled by, controlling or under common control with the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company or any entity controlled by, controlling or under common control with the Company; or (ii) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement.
2.7“Change in Control” has the meaning set forth in Section 14.2.
2.8“Change in Control Price” has the meaning set forth in Section 13.3

2.9“Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.
2.10“Collective Awards” means Awards together with any awards issued under Old Plans as of the Effective Date.
2.11“Committee” means the committee of the Board designated to administer the Plan, as described in Section 3 of the Plan.
2.12“Common Stock” means the Common Stock, par value $0.25 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.
2.13“Company” means Kellogg Company, a Delaware corporation, or any successor corporation to Kellogg Company.
2.14“Covered Employee” has the meaning set forth in Section 9.6.
2.15“Director” means a director of the Company.
2.16“Disability” means disability as defined in the Participant’s then effective employment agreement, or if the Participant is not then a party to an effective employment agreement with the Company which defines disability, “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.16, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options “Disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code, and for purposes of any Award that is subject to Section 409A of the Code, “Disability” shall mean that a Participant is “disabled” under Section 409A(a)(2)(c)(i) or (ii) of the Code.
2.17“Effective Date” has the meaning set forth in Section 16.11.
2.18“Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.
2.19“Exercise Value” has the meaning set forth in Section 7.2.
2.20“Fair Market Value” on any date means (a) the officially quoted closing price in the primary trading session for a share of the Common Stock on the New York Stock Exchange-Composite Transactions Tape or on any other stock exchange, if any, on which the Common Stock is primarily traded (or if no shares of the Common Stock were traded on such date, then on the most recent previous date on which any shares of the Common Stock were so traded), or (b) if clause (a) is not applicable, the value of a share of the Common Stock for such date as established by the Committee, using any reasonable method of valuation consistent with the requirements of Section 409A of the Code.
2.21“Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (i) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words of like import)), termination due to: (a) a diminution in any material respect of the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities from those in effect immediately prior to a Change in Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company and/or or any entity controlled by, controlling or under common control with the Company promptly after receipt of notice thereof given by the Participant; (b) a decrease in the Participant’s Annual Base Salary (as defined below) or a decrease in the Participant’s target Annual Bonus (as defined below) percentage from the target Annual Bonus percentage in effect for such Participant immediately prior to a Change in Control or, if higher, the date of receipt of the notice of termination by the Participant (excluding a decrease in target Annual Bonus percentage resulting from an across-the-board change to the applicable bonus plan or policy which generally has an equal impact on the other senior executives of the Company and any entity controlled by, controlling or under common control with the Company); or (c) the Company’s or any entity controlled by, controlling or under common control with the Company requiring the Participant to relocate the Participant’s principal place of employment by more than 50 miles; provided, that any good faith determination of Good Reason made by the Participant shall be conclusive; or (ii) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or any Subsidiary and the Participant at the time of the grant of the Award that defines “good reason” (or words of like import), “good reason” as defined under such agreement. For purposes of this definition, “Annual Base Salary” means twelve times the higher of (i) the highest monthly base salary paid or payable to the Participant by the Company and any entity controlled by, controlling or under common control with the Company in respect of the twelve-month period immediately preceding the month in which a Change in Control occurs, and (ii) the highest monthly base salary in effect at any time thereafter, in each case including any base salary that has been earned and deferred. For purposes of this definition, “Annual Bonus” means the annual cash bonus that may be awarded to the Participant in respect of a fiscal year under the Company’s or any entity controlled by, controlling or under common control with the Company’s annual incentive plans, or any comparable bonus under any predecessor or successor plans.
2.22“Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.
2.23“Incumbent Board” has the meaning set forth in Section 14.2.
2.24“Merger Event” has the meaning set forth in Section 13.3.
2.25“Net Exercise” means a Participant’s ability to exercise a Stock Option by directing the Company to deduct from the shares of Common Stock issuable upon exercise of his or her Stock Option a number of shares of Common Stock having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of shares of Common Stock after such deductions.
2.26“Non-Employee Director” means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.27“Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not an Incentive Stock Option.
2.28“Old Plans” means the Kellogg Company 2001 Long-Term Incentive Plan, the Kellogg Company 2003 Long-Term Incentive Plan, the Kellogg Company 2009 Long- Term Incentive Plan, and the Kellogg Company 2013 Long-Term Incentive Plan.
2.29“Other Cash-Based Award” means an Award granted pursuant to Section 9.8 and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
2.30“Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code.
2.31“Outstanding Company Common Stock” has the meaning set forth in Section 14.2.
2.32“Outstanding Company Voting Securities” has the meaning set forth in Section 14.2.
2.33“Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.
2.34“Performance-Based Compensation” means any Award that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

2.35“Performance Share Unit” or “Performance Share” means an Award granted pursuant to the provisions of Section 9 of the Plan and the relevant Award Agreement, or a Restricted Share Unit or Restricted Share intended to be Performance- Based Compensation.
2.36“Performance Unit” means an Award granted pursuant to the provisions of Section 9 of the Plan and the relevant Award Agreement.
2.37“Person” has the meaning set forth in Section 14.2.
2.38“Plan” means this Kellogg Company 2017 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).
2.39“Restricted Shares” means an Award of restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.
2.40“Restricted Share Units” means an Award granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.
2.41“Restriction Period” has the meaning set forth in Section 8.3.
2.42“Retirement” means the voluntary termination by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of normal retirement age under Company-sponsored pension or retirement plans, or any other age with the consent of the Committee.
2.43“Section 16 Officer” means an “officer” as such term is defined in Rule 16a- 1(f) of the Exchange Act.
2.44“Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan Option.
2.45“Stock Option” means a Non-Qualified Stock Option or an Incentive Stock Option.
2.46“Subsidiary(ies)” means any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options, “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
3.ADMINISTRATION.
3.1.The Committee. The Plan shall be administered by the Compensation and Talent Management Committee of the Board, as constituted from time to time. The Committee shall consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange or such other applicable stock exchange rule. To the extent no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code or Section 303A of the Listed Company Manual, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
3.2.Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. Subject to applicable law, the Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. Subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor statute), the Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not Section 16 Officers, but no officer of the Company shall have the authority to grant Awards to himself or herself. Any such delegation shall be made by resolution of the Board and such resolution shall set forth the total number of shares of Common Stock that may be subject to Awards granted pursuant to such delegation. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of Award Agreements in such form as is approved by the Committee.
3.3.Liability Limitation. Neither the Board, the Committee, nor any member of either, nor any of their designees, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement) or any transaction hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.
4.TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.
4.1Limitations for Incentive Stock Options. Incentive Stock Options may not be granted following February 17, 2027, which is the ten-year anniversary of the Board’s adoption of the Plan. The maximum number of shares of Common Stock that may be issued pursuant to the grant of Incentive Stock Options under the Plan shall be 16,000,000 shares (as may be adjusted pursuant to Section 13.2), without regard to the provisions of Section 4.2(ii).

4.2	Limitations for Common Stock.

(i)
The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in this Section, Section 4.2 and Section 13.2 of the Plan, shall not exceed 16,000,000 shares, plus the aggregate number of shares of Common Stock described in Section 4.2(ii).

(ii)
Any shares of Common Stock that are subject to Collective Awards that expire or lapse or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock shall again be available for Awards under the Plan, subject to the provisions of Section 4.3, to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Collective Awards (as may be adjusted pursuant to Section 13.2). Shares of Common Stock that as of the Effective Date have not been issued under either the Kellogg Company 2001 Long-Term Incentive Plan, the Kellogg Company 2003 Long-Term Incentive Plan, or the Company 2009 Long-Term Incentive Plan and are not covered by outstanding awards under such plans granted on or before the Effective Date, shall not be available for Awards under the Plan. Shares of Common Stock that as of the Effective Date have not been issued under the Kellogg the Kellogg Company 2013 Long-Term Incentive Plan, and are not covered by outstanding awards under such plan granted on or before the Effective Date, shall be available for Awards under the Plan.

(iii)
Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan, and the Committee shall determine the manner in which fractional share value shall be treated.

(iv)
In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan.

4.3	Computation of Available Shares.

(i)
For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan (subject to the remainder of this Section and Section 13.2) the maximum number of shares of Common Stock issued upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan and the number of shares of Common Stock issued under grants of Restricted Shares, Restricted Share Units and Performance Share Units pursuant to Sections 8 and 9 of the Plan, in each case determined as of the date on which such Awards are issued; provided, however, that (A) the total number of shares remaining available for issuance under the Plan shall be reduced by 2.0 shares for each share issued pursuant to an Award other than a Stock Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Award other than a Stock Option or a Stock Appreciation Right, and (B) Awards granted in connection with the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines shall not reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

(ii)
In the event that any shares of Common Stock are withheld by the Company or shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation pursuant to Section 16.1 with respect to an Award or a Collective Award other than a Stock Option or Stock Appreciation Right, then the shares so tendered or withheld shall automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.2 in accordance with the same ratio specified in clause (A) of the proviso in Section 4.3(i). Notwithstanding anything to the contrary in this Section 4.3(ii), the following shares of Common Stock will not again become available for issuance under the Plan: (I) any shares which would have been issued upon any exercise of a Stock Option but for the fact that the exercise price was paid by a Net Exercise pursuant to Section 6.5 or any shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant in payment of the exercise price of a Stock Option; (II) any shares withheld by the Company or shares of Common Stock that are already owned by the Participant are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to a Stock Option or Stock Appreciation Right or a Collective Award that is a Stock Option or Stock Appreciation Right; (III) shares covered by a Stock Appreciation Right issued under the Plan or the Old Plans that are not issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise; or (IV) shares that are repurchased by the Company using Stock Option exercise proceeds.

4.4Maximum Yearly Awards. The maximum annual Common Stock amounts in this Section 4.4 are subject to adjustment under Section 13.2 and are subject to the Plan maximum determined pursuant to Sections 4.2 and 4.3.
4.4.1Stock Options and Stock Appreciation Rights. The maximum number of shares of Common Stock that may be subject to Awards of Stock Options or Stock Appreciation Rights to any Participant in any calendar year under the Plan shall not exceed 2,000,000 shares of Common Stock.

4.4.2Restricted Shares and Restricted Share Units. There is no annual individual share limitation for Awards of Restricted Shares or Restricted Share Units which are not intended to be Performance-Based Compensation.
4.4.3Performance Share Units. The maximum number of shares of Common Stock that may be subject to Performance Share Units granted to any Participant in any calendar year under the Plan shall not exceed 1,000,000 shares of Common Stock.
4.4.4Performance Units. The maximum cash amount payable under any Performance Unit intended to be Performance-Based Compensation to any Participant for any calendar year shall be $10 million.
4.4.5Other Cash-Based Awards. The maximum cash amount payable under any Other Cash-Based Award intended to be Performance-Based Compensation to any Participant for any calendar year shall be $10 million.
4.4.6Limit on Director Awards. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards credited or granted during any calendar year to any Director shall not exceed $800,000.
4.5Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for consideration that is less than as permitted under applicable law.

5.	ELIGIBILITY.
5.1General. Individuals eligible for Awards under the Plan shall consist of employees, officers and directors or those who will become employees, officers or directors of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.
5.2Minimum Vesting Requirements. Notwithstanding any other provision in the Plan to the contrary, except as otherwise provided in this Section 5.2, all Awards shall be subject to a vesting or performance period of not less than one year from the date of grant of the applicable Award. The minimum vesting period shall not apply to Awards involving an aggregate number of shares of Common Stock not in excess of five (5) percent of the number of shares available for Awards under the first sentence of Section 4.2(i).

6.	STOCK OPTIONS.
6.1Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non- Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.
6.2Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Additional provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Shareowner”).
6.3Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such Stock Option; provided, further, however, that, in the case of a 10% Shareowner, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the grant date.
6.4Term. The term of each Stock Option shall be such period of time as is fixed by the Committee;

provided, however, that the term of any Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Shareowner receiving an Incentive Stock Option) after the date immediately preceding the date on which the Stock Option is granted.
6.5Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price. The methods of payment permitted by this Plan for payment in full of the aggregate exercise price of a Stock Option are as follows: (i) by cash, certified check, bank draft, electronic transfer, or money order payable to the order of the Company, (ii) if permitted by the Committee in its sole discretion, by surrendering (or attesting to the ownership of) shares of Common Stock already owned by the Participant, (iii) pursuant to a Net Exercise arrangement; provided, however, that in such event, the Committee may exercise its discretion to limit the use of a Net Exercise solely with respect to the portion of such payment required to be made with respect to tax withholding, or (iv) if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, some other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again. The shares issued to an optionee for the portion of any Stock Option exercised by attesting to the ownership of shares shall not exceed the number of shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of shares for which attestation of ownership is submitted. The value of owned shares submitted (directly or by attestation) in full or partial payment for the shares purchased upon exercise of a Stock Option shall be equal to the aggregate Fair Market Value of such owned shares on the date of the exercise of such Stock Option.
6.6Exercisability. Any Stock Option granted under the Plan shall become exercisable on such date or dates, or based on the attainment of such performance goals, as determined by the Committee (in its sole discretion) at any time and from time to time in respect of such Stock Option, and as set forth in the applicable Award Agreement. Notwithstanding anything to the contrary contained in this Section 6.6, unless otherwise provided in an Award Agreement, such Stock Option shall become one hundred percent (100%) vested and exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.
6.7Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.
6.8No Reload Provision. Stock Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional Stock Options in connection with any exercise of the original Stock Option.

7.	STOCK APPRECIATION RIGHTS.
7.1.Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.
7.2.Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock, as shall be determined by the Committee, entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise (the “Exercise Value”) over the Fair Market Value of a share of Common Stock on the grant date of the Stock Appreciation Right (the “Base Value”), multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised. In the case of a Stock Appreciation Right related to a Stock Option described in Section 6.7, the Base Value shall be the purchase price of a share of Common Stock under the Stock Option, provided, however, such amount may not be less than the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is awarded. The Base Value of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the grant date of such Stock Appreciation Right.
7.3.Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.
7.4.Term. The term of each Stock Appreciation Right shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Appreciation Right shall not exceed ten (10) years after the date immediately preceding the date on which the Stock Appreciation Right is granted.
7.5.Date of Exercisability. In respect of any Stock Appreciation Right granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in the Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at such time or times and/or based on the achievement of such performance goals as determined by the Committee in its sole discretion. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the exercisability of any Non-Qualified Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.
7.6.Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made to the Participant in respect thereof in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.
7.7.Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

8.	RESTRICTED SHARES AND RESTRICTED SHARE UNITS.
8.1Restricted Share and Restricted Share Unit Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). A grant of Restricted Share Units is a notional Award of shares of Common Stock which entitle the Participant to a number of unrestricted shares of Common Stock equal to (or a cash amount equal in value to such number of unrestricted shares of Common Stock) the number of Restricted Share Units upon the lapse of similar restrictions, terms and conditions.
8.2Terms and Conditions. Grants of Restricted Shares and Restricted Share Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares and Restricted Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares and Restricted Share Units to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share or Restricted Share Units grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Kellogg

Company 2017 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and Kellogg Company. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Kellogg Company, One Kellogg Square, Battle Creek, MI 49016. Kellogg Company will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Kellogg Company reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”
Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied. With respect to each Participant receiving an Award of Restricted Share Units that is settled in shares of Common Stock, there shall be issued a stock certificate (or certificates) in respect of the underlying shares of Common Stock upon the lapse of the restrictions associated with such Restricted Share Units.
8.3Restriction Period. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares and Restricted Share Units shall only become unrestricted and vested in accordance with the vesting schedule relating to such Restricted Shares and Restricted Share Units, if any, as the Committee may establish in the relevant Award Agreement, which may be based on the lapse of a specified time period or periods or on the attainment of specified performance goals (the “Restriction Period”). During the Restriction Period, such Restricted Shares and the underlying shares of Common Stock with respect to the Restricted Share Units shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan. Restricted Share Units may be paid in cash, shares of Common Stock or any combination thereof, as determined by the Committee. To the extent that any Restricted Share Award or Restricted Share Unit Award is intended to be Performance-Based Compensation, such Award shall be subject to the provisions of Sections 9.4, 9.6 and 9.7, and the certification requirements contained in Section 9.5.
8.4Payment of Restricted Share and Restricted Share Unit Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new or additional certificate, without the legend set forth in Section 8.2 of the Plan, for the number of shares of Common Stock which are no longer subject (or deemed subject) to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. Restricted Share Units may be paid or settled in cash or in shares of Common Stock, or in combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.
8.5Shareowner Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares (but not under Restricted Share Units), all of the rights of a shareowner of such shares (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement).
9.PERFORMANCE UNITS AND PERFORMANCE SHARE UNITS AND OTHER CASH-BASED AWARDS.
9.1Terms and Conditions. Performance Units and Performance Share Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.
9.2Performance Unit and Performance Share Unit Grants. A grant of Performance Units is a notional Award of units (with each unit representing such monetary amount or value as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time. A grant of Performance Share Units is an Award of actual or notional shares of Common Stock which entitle the Participant to a number of shares of Common Stock equal to the number of Performance Share Units upon achievement of specified performance goals and such other terms and conditions as the Committee deems appropriate.
9.3Grants. Performance Units and Performance Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units and Performance Share Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units and Performance Share Units granted to any Participant.
9.4Performance Goals and Performance Periods. Participants receiving a grant of Performance Units and Performance Share Units shall be entitled to payment in respect of such Awards if the Company and/or the Participant achieves specified performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period shall be established in writing by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period (and, in any event, no later than ninety (90) days after the commencement of the Performance Period or such other period required by applicable law). At the time of the granting of Performance Units and Performance Share Units which are intended to constitute Performance-Based Compensation, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the Award as Performance- Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. The Committee shall also establish a schedule or schedules for Performance Units and Performance Share Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as: total shareowner return; net earnings growth; sales or revenue growth; cash flow; net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; economic value added; working capital; and strategic plan development and implementation; or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate (which may include those measures set forth in Section 9.6). Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion) and may be based on the attainment of specified levels of Company (or Subsidiary, division, or other operational or administrative department of the Company) performance relative to the performance of other corporations or based on individual participant Performance Goals.
9.5Payment of Units. With respect to each Performance Unit and Performance Share Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit and Performance Share Unit times the number of such units so earned. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Unit and Performance Share Unit that is intended to constitute Performance-Based Compensation made to a Participant who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Goals have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. Payment in settlement of earned Performance Units shall be made in cash as soon as practicable in the calendar year following the conclusion of the respective Performance Period. Payment in settlement of earned Performance Share Units shall be made in unrestricted Common Stock or in Restricted Shares, or any combination thereof, as the Committee in its sole discretion shall determine and provide in the relevant Award Agreement, and in any case as soon as practicable in the calendar year following the conclusion of the respective Performance Period.
9.6Performance-Based Awards. Performance Units, Performance Share Units, Restricted Shares, and

Restricted Share Units and other Awards subject to performance criteria that are intended to be Performance-Based Compensation shall be paid solely on account of the attainment of one or more pre-established, objective Performance Goals within the meaning of Section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the Performance Goals shall be the attainment of pre- established levels of (or pre-established changes or improvements in) any of total shareowner return, net sales, net income, market price per share, earnings per share, return on equity, return on capital employed, return on invested capital, cash flow, discounted cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, unit sales volume, economic value added, costs or cost reduction initiatives, production, unit production volume, improvements in financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, market, total shareowner return or category share, organizational objectives (including diversity, safety and K-values), productivity initiatives, acquisition integration, total return to shareowners (including both the market value of the Company’s stock and dividends thereon) and or any other performance measure the Committee deems appropriate (which may include those measures set forth in Section 9.4). Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.
9.7Termination of Employment. Unless otherwise determined by the Committee, if the Participant ceases to be an employee before the end of any Performance Period due to the Participant’s death or Disability, such Participant (or the Participant’s legal representative or designated beneficiary) shall receive all of the amount which would have been paid to the Participant had the Participant continued as an employee to the end of the Performance Period, payable at the same time as it would otherwise would have been paid in the absence of any such termination. Unless otherwise determined by the Committee, if a Participant ceases to be an employee for any other reason, any unpaid amounts for outstanding Performance Periods shall be forfeited.
9.8Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash- Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion, subject to the limitations of the Plan. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder. Other Cash-Based Awards granted under the Plan may be granted in a manner intended to be Performance-Based Compensation, and to the extent that any Other Cash-Based Award is granted with such intention, such Award shall be subject to the provisions of Sections 9.4, 9.6 and 9.7, and the certification requirements contained in Section 9.5.
10.DEFERRAL ELECTIONS/TAX REIMBURSEMENTS. The Committee may permit or require a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock or other item that would otherwise be due to such Participant by virtue of the exercise, settlement or payment of any Award made under the Plan. If any such election is permitted or required, the Committee may impose any restrictions it deems to be necessary or appropriate with respect to (i) any deferral election made with respect to an Award under the Plan and (ii) the timing of the payment of any deferred amounts, in each case, in order to cause such deferral election and payment timing to comply with the requirements of Section 409A of the Code. The Committee may also provide in the relevant Award Agreement for a tax reimbursement payment to be made by the Company in cash in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement, or payment of any Award made under the Plan.
11.DIVIDEND AND DIVIDEND EQUIVALENTS.    As specified in the relevant Award Agreement, the Committee may provide that Awards (other than Stock Options Stock Appreciation Rights) denominated in shares earn dividends or dividend equivalents; provided that dividends or dividend equivalents shall only be paid or accrued on Awards to the extent that such Awards are actually vested or earned.
12.NON-TRANSFERABILITY OF AWARDS. Except as provided below, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Except as provided below, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may from time to time permit Awards to be transferable to “family members” (within the meaning of the General Instructions to Form S-8) subject to such terms and conditions as the Committee may impose and applicable law; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8). Any transfer contrary to this Section 12 will nullify the Award.
13.CHANGES IN CAPITALIZATION AND OTHER MATTERS.
13.1No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareowners of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareowners or agents of the Company or any Subsidiary, as a result of any such action.
13.2Recapitalization Adjustments. In the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, Change in Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall equitably adjust (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the maximum share limitation applicable to each type of Award that may be granted to any individual participant in any calendar year, (iii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the exercise price with respect to any Stock Option or the Base Value with respect to any Stock Appreciation Right.
13.3Mergers. If the Company enters into or is involved in, and ultimately consummates, any merger, reorganization, Change in Control or other business combination with any person or entity (a “Merger Event”), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute Awards in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event or Change in Control occurs, the Company shall have the right, but not the obligation, to cancel each or any Participant’s Stock Options and/or Stock Appreciation Rights and to pay to each such affected Participant in connection with the cancellation of such Participant’s Stock Options and/or Stock Appreciation Rights, an amount equal to the excess (if any) of a Change in Control Price (as defined below), as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock

Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights, and make additional adjustments and/or settlements of other outstanding Awards as it determines to be fair and equitable to affected Participants. The treatment of the Awards under the Plan in connection with this Section 13.3 need not be uniform amongst Participants.
Upon receipt by any affected Participant of any such substitute Award (or payment) as a result of any such Merger Event, such Participant’s affected Awards for which such substitute Awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.
For purposes of the Plan, “Change in Control Price” means the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company or a Merger Event. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the good-faith discretion of the Board consistent with provisions of Section 409A of the Code and/or other applicable law.

14.	CHANGE IN CONTROL PROVISIONS.
14.1Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise determined by the Committee prior to a Change in Control, in the event of a Change in Control, outstanding Awards under the Plan shall be subject to the applicable treatment described in this Section 14.
14.1.1Assumption of Outstanding Awards. In the event that outstanding Awards under the Plan are assumed, continued or substituted by the successor to the Company in connection with such Change in Control, such Awards shall be subject to the adjustment provisions of Section 13 and shall otherwise continue in effect with all of the terms and conditions of the Plan and the applicable Award Agreement. In the event that a Participant holding any such assumed, continued or substituted Awards experiences a termination of service with the Company or its successor by the Company or its successor without Cause or by such Participant for Good Reason, in either case, within two (2) years following such Change in Control, such Participant’s outstanding Awards shall become fully vested, exercisable and payable (as applicable) as of the date of such termination; provided, however, that to the extent any Award constitutes nonqualified deferred compensation, such Award shall not be payable until the date such Award would have been payable in the absence of this Section 14.1.1 if the acceleration of such payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Award.
14.1.2No Assumption of Outstanding Awards. In the event that outstanding Awards under the Plan are not assumed, continued or substituted by the successor to the Company in connection with such Change in Control, such Awards shall be subject to the following treatment:

(i)
Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested;

(ii)	The restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and become fully vested and transferable;

(iii)
All Performance Units and Other Cash-Based Awards shall be considered to be earned and payable in full, and any deferral or other restrictions shall lapse, and such Performance Units and Other Cash- Based Awards shall be settled in cash (with the value being determined by the Committee, in its sole discretion), and all Restricted Share Units and Performance Share Units shall become fully vested and payable, in each case, as promptly as is practicable on or following a Change in Control; provided, however, that in the event that a Change in Control does not constitute a “change in the ownership or effective control,” or a “change in the ownership of a substantial portion of the assets,” of the Company, in each case within the meaning of Section 409A(a)(2)(A)(v) of the Code, Performance Units, Other Cash-Based Awards, Restricted Share Units and Performance Share Units shall not be payable until the date such Other Cash-Based Awards,

Performance Units, Restricted Share Units and Performance Share Units would have been payable in the absence of this Section 14.1.2 if the acceleration of such payment would cause the tax consequences set forth in Section 409A(a)(1) of the Code to apply to such Other Cash-Based Awards, Performance Units, Restricted Share Units and Performance Share Units; and

(iv)	The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes (including Section 13.3).
14.2Definition of Change in Control.For purposes of the Plan, a “Change in Control” shall mean the consummation of any of the following events:

(i)
An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any increase in beneficial ownership of a Person as a result of any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 14.2; or

(ii)
A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)
Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity; in each case, unless immediately following such transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(iv)	The approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to any Award that is characterized as nonqualified deferred compensation within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

15.	AMENDMENT, SUSPENSION, AND TERMINATION.
15.1In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) subject to Section 16.6, materially adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto, or (c) except as contemplated by Section 13, increase the number of shares available for Awards pursuant to Section 4.2 without shareowner approval. In addition, the Company will obtain shareowner approval of any modification of the Plan or Awards to the extent required by applicable laws or regulations or the regulations of any stock exchange upon which the Common Stock is then listed that purport to (i) materially modify the requirements as to eligibility for participation in the Plan, or (ii) extend the termination date of the Plan.
15.2No Repricing. Except as contemplated by Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or the Base Value of outstanding Stock Appreciation Rights or to cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price or Base Price that is less than the exercise price or Base Price of the original Stock Options or Stock Appreciation Rights without shareowner approval.
15.3Award Agreement Modifications. Subject to Section 15.1, the Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Other Cash-Based Awards, Performance Units, Performance Share Units, Restricted Share Units, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Other Cash-Based Awards, Performance Units, Performance Share Units, Restricted Share Units and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants or Restricted Share Units shall become vested, or (c) the performance period or goals in respect of any Other Cash-Based Awards, Performance Share Units or Performance Units, except to the extent that any such amendment or modification would cause any such Award intended to qualify as Performance-Based Compensation to cease to so qualify. Subject to Section 16.6, no such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant. Notwithstanding the foregoing, without the consent of affected Participants, Awards may be amended or revised when necessary to avoid the imposition of additional tax under Section 409A of the Code.

16.	MISCELLANEOUS.
16.1Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any minimum statutorily required domestic or foreign federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such shares of Common Stock shall be valued based on the Fair Market Value of such shares as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.
16.2No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.
16.3Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.
16.4Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.
16.5Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

16.6Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable laws. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to Section 16 Officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. In addition, the Company or Committee may, at the time of grant or thereafter, impose additional or different conditions or take other actions with respect to Awards made to Participants in countries outside of the United States of America, to the extent required or made advisable by applicable laws and regulations.
16.7Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall then agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan. An Award Agreement may provide that, notwithstanding any other provision in this Plan to the contrary, if the Participant breaches provisions in the Award Agreement during or after the Participant’s employment, then the Participant will forfeit and/or repay all Awards (whether unvested or vested) and profits realized in connection therewith.
16.8Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.
16.9Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.
16.10Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.
16.11Effective Date. The Plan shall be effective as of February 17, 2017 (the “Effective Date”) subject to approval by the shareowners of the Company. Prior to such shareowner approval, the Committee may grant Awards conditioned on shareowner approval. If such shareowner approval is not obtained at or before the first annual meeting of shareowners to occur after the adoption of the Plan by the Board (including any adjournments or postponements thereof), the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall awards be granted under the Plan after February 17, 2027 (or such earlier date that the Plan may be terminated by the Board), but the term and exercise of Awards granted theretofore may extend beyond that date.
16.12Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including the final treasury regulations or any other official guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. Any provision of the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.
16.13Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

KELLOGG COMPANY

KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49017-3534

POST OFFICE BOX 3599 ONE KELLOGG SQUARE BATTLE CREEK, MI 49106-3599
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kellogg Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting in person, go to the "shareholder meeting registration" link at www.proxyvote.com. Seating is limited at our new location and ticket requests will be filled on a first-come, first-served basis. If you wish to attend the annual meeting, you must register on or prior to April 27, 2017 or request tickets by contacting Investor Relations at (269) 961-2800 or at investor.relations@kellogg.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E00717-Z67330-P75265	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KELLOGG COMPANY					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR each of the nominees for director in Proposal 1.					☐	☐	☐
Vote on Directors
1.	Election of Directors (term expires 2020)
Nominees:
	01)	John Bryant	03)	Richard Dreiling
	02)	Stephanie Burns	04)	La June Montgomery Tabron

The Board of Directors recommends a vote FOR Proposals 2, 4 and 5.									For	Against	Abstain
2.	Advisory resolution to approve executive compensation.								☐	☐	☐
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as Kellogg’s independent registered public accounting firm for fiscal year 2017.								☐	☐	☐
5.	Approval of the Kellogg Company 2017 Long-Term Incentive Plan.								☐	☐	☐

The Board of Directors recommends a vote of 1 YEAR on Proposal 3.								1 Year	2 Years	3 Years	Abstain
3.	Advisory vote on the frequency of holding an advisory vote on executive compensation.							☐	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 6.									For	Against	Abstain
6.	Shareowner proposal, if properly presented at the meeting, to amend proxy access.								☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such.

Signature [PLEASE SIGN WITHIN BOX]						Date		Signature (Joint Owners)		Date

KELLOGG COMPANY

INFORMATION ABOUT ATTENDING
THE ANNUAL MEETING OF SHAREOWNERS

You are cordially invited to attend the 2017 Annual Meeting of Shareowners of Kellogg Company to be held on Friday, April 28, 2017 at 1:00 p.m. (Eastern Time) at the McCamly Plaza Hotel, 50 Capital Avenue SW, Battle Creek, Michigan.

Due to space constraints, seating at the new location is limited. If you are a shareowner and plan to attend in person, you must request an admission ticket in advance. You can obtain an admission ticket by visiting www.proxyvote.com and following the instructions provided. You can also request an admission ticket by e-mail at investor.relations@kellogg.com or by writing to Kellogg Company Shareowner Services, One Kellogg Square, Battle Creek, MI 49017-3534. Evidence of your stock ownership must accompany your request. Written requests must be received by April 21, 2017. Ticket requests will be filled on a first-come, first-served basis. Overflow rooms will not be available to view the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON APRIL 28, 2017: The Notice of the Annual Meeting, the Proxy Statement, and the annual report, including Form 10-K, are available at http://investor.kelloggs.com.

E00718-Z67330-P75265

KELLOGG COMPANY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREOWNERS, APRIL 28, 2017
The undersigned appoints John Bryant and Don Knauss, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the 2017 Annual Meeting of Shareowners of Kellogg Company to be held on April 28, 2017 and at any postponement or adjournment of the meeting, and to vote on behalf of the undersigned as specified on this Proxy the number of shares of common stock of Kellogg Company as the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of the 2017 Annual Meeting of Shareowners and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in proposal 1, “FOR” proposals 2, 4 and 5, “1 YEAR” for proposal 3 and “AGAINST” proposal 6, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT - This Proxy is continued and must be signed and dated on the reverse side.